EXHIBIT 2.1 Execution Version MERGER AGREEMENT AMONG APOGEE ENTERPRISES, INC., KELLER COMPANIES, INC., ROBERT KELLER FAMILY TRUST (2007), BRUCE M. KELLER 2012 IRREVOCABLE TRUST, RICHARD R. KELLER 2012 IRREVOCABLE TRUST, ARK 2012 IRREVOCABLE TRUST, SCOTT F. KELLER 2012 IRREVOCABLE TRUST, AND THE REPRESENTATIVE NAMED HEREIN

TABLE OF CONTENTS (continued) Page -i- ARTICLE I PURCHASE AND MERGER .............................................................................................. 2 1.1 Closing; Purchase and Sale; Consideration................................................................................. 2 1.2 Closing Process ............................................................................................................................... 3 1.3 Payments at Closing ....................................................................................................................... 4 1.4 Contingent Earn-Out Payment ..................................................................................................... 5 1.5 Closing Consideration Adjustment .............................................................................................. 5 1.6 Inventory Inspection ...................................................................................................................... 8 1.7 Withholding .................................................................................................................................... 8 ARTICLE II CLOSING CONDITIONS; CLOSING DELIVERIES .................................................... 8 2.1 Closing Conditions for the Equityholders and the Company .................................................... 8 2.2 Closing Conditions for Purchaser ................................................................................................ 9 2.3 Closing Deliveries of the Company ............................................................................................ 10 2.4 Closing Deliveries of Purchaser .................................................................................................. 11 2.5 Frustration of Closing Condition ............................................................................................... 11 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED COMPANIES ........................................................................................................ 11 3.1 Organization ................................................................................................................................. 11 3.2 Power and Authority ................................................................................................................... 11 3.3 Enforceability ............................................................................................................................... 12 3.4 Subsidiaries ................................................................................................................................... 12 3.5 Consents ........................................................................................................................................ 12 3.6 No Conflicts .................................................................................................................................. 13 3.7 Governing Documents ................................................................................................................. 13 3.8 Capitalization ............................................................................................................................... 13 3.9 Financial Statements and Records; Inventory; Interim Liabilities ......................................... 14 3.10 Assets ............................................................................................................................................. 15 3.11 Insurance ...................................................................................................................................... 15 3.12 Permits .......................................................................................................................................... 16 3.13 Bank Accounts .............................................................................................................................. 16 3.14 Conduct of Business ..................................................................................................................... 16 3.15 Contracts ....................................................................................................................................... 18 3.16 Employees and Independent Contractors.................................................................................. 20 3.17 Employee Benefits ........................................................................................................................ 22

TABLE OF CONTENTS (continued) Page -ii- 3.18 Real Property ............................................................................................................................... 23 3.19 Environmental .............................................................................................................................. 23 3.20 Intellectual Property; Data Privacy and Security ..................................................................... 25 3.21 Taxes ............................................................................................................................................. 29 3.22 Litigation and Investigations ...................................................................................................... 31 3.23 Compliance with Laws ................................................................................................................ 31 3.24 Products and Services .................................................................................................................. 32 3.25 Customers; Vendors and Suppliers ............................................................................................ 33 3.26 Related Party Transactions ......................................................................................................... 33 3.27 FCPA; Export Control Laws; Import Compliance .................................................................. 33 3.28 Brokers .......................................................................................................................................... 34 3.29 No Other Representations and Warranties ............................................................................... 34 ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE EQUITYHOLDERS .................................................................................................................... 34 4.1 Equity Interests ............................................................................................................................ 34 4.2 Power and Authority ................................................................................................................... 35 4.3 Enforceability ............................................................................................................................... 35 4.4 Consents ........................................................................................................................................ 35 4.5 No Conflicts .................................................................................................................................. 35 4.6 Litigation and Investigations ...................................................................................................... 35 ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER ............ 35 5.1 Organization ................................................................................................................................. 35 5.2 Power and Authority ................................................................................................................... 35 5.3 Enforceability ............................................................................................................................... 35 5.4 Consents ........................................................................................................................................ 36 5.5 No Conflicts .................................................................................................................................. 36 5.6 Litigation and Investigations ...................................................................................................... 36 5.7 Sufficiency of Funds ..................................................................................................................... 36 5.8 Brokers .......................................................................................................................................... 36 5.9 R&W Insurance Policy ................................................................................................................ 36 5.10 Due Diligence Investigation ......................................................................................................... 36 5.11 Investment .................................................................................................................................... 36 5.12 No Other Representations and Warranties ............................................................................... 37

TABLE OF CONTENTS

(continued)

Page

ARTICLE VI COVENANTS AND AGREEMENTS		**37**
6.1	**Further Actions**	**37**
6.2	**Conduct of the Business**	**37**
6.3	**Access and Investigation**	**39**
6.4	**Notifications**	**40**
6.5	**Confidentiality**	**40**
6.6	**Exclusivity**	**41**
6.7	**Employees**	**41**
6.8	**280G Matters**	**42**
6.9	**Director and Officer Indemnification and Insurance**	**43**
6.10	**Release**	**43**
6.11	**Third Party Consents; Notices**	**44**
6.12	**Equityholder Approvals**	**45**
6.13	**Real Property Matters**	**45**
6.14	**Tax Matters**	**45**
6.15	**Restructuring**	**48**
6.16	**R&W Insurance Policy**	**48**
6.17	**Record Retention and Destruction**	**48**
ARTICLE VII TERMINATION		**49**
7.1	**Termination Events**	**49**
7.2	**Effect of Termination**	**50**
ARTICLE VIII SURVIVAL; R&W POLICY; EXCLUSIVE REMEDY		**50**
8.1	**Survival of Indemnity**	**50**
8.2	**Indemnification Obligations of the Equityholders**	**50**
8.3	**Indemnification Obligations of Purchaser**	**51**
8.4	**Direct Claims**	**51**
8.5	**Third-Party Claims**	**51**
8.6	**Limitations of Indemnification**	**52**
8.7	**Manner of Payments**	**54**
8.8	**Release of Escrows**	**54**
8.9	**Exclusive Remedy**	**55**
8.10	**R&W Insurance Policy**	**55**

-iii-

TABLE OF CONTENTS (continued) Page -iv- 8.11 Adjustment to the Closing Consideration .................................................................................. 55 ARTICLE IX DEFINITIONS.................................................................................................................. 55 ARTICLE X GENERAL PROVISIONS ................................................................................................ 66 10.1 Publicity ........................................................................................................................................ 66 10.2 Notices ........................................................................................................................................... 66 10.3 Fees and Expenses ........................................................................................................................ 67 10.4 Entire Agreement ......................................................................................................................... 67 10.5 Amendments ................................................................................................................................. 67 10.6 Non-Waiver .................................................................................................................................. 67 10.7 Assignment ................................................................................................................................... 67 10.8 Binding Effect; Benefit ................................................................................................................ 67 10.9 Severability ................................................................................................................................... 68 10.10 References ..................................................................................................................................... 68 10.11 Construction ................................................................................................................................. 68 10.12 Schedules ....................................................................................................................................... 68 10.13 Governing Law ............................................................................................................................. 68 10.14 Consent to Jurisdiction ................................................................................................................ 68 10.15 Waiver of Trial by Jury ............................................................................................................... 69 10.16 Representative .............................................................................................................................. 69 10.17 Specific Performance ................................................................................................................... 71 10.18 Counterparts ................................................................................................................................ 71

-1- TABLE OF EXHIBITS Exhibit A [RESERVED] Exhibit B [RESERVED] Exhibit C Contingent Earn-Out Payment Exhibit D-1 Form of Standard Escrow Agreement Exhibit D-2 Form of Special Indemnity Escrow Agreement Exhibit E Form of Estimated Closing Statement Exhibit F Inventory Procedures Exhibit G Accounting Principles Exhibit H Distribution Schedule Exhibit I R&W Insurance Policy Exhibit J Excluded Assets Exhibit K Executive Retention Bonuses

-1- MERGER AGREEMENT This Merger Agreement (this “Agreement”), dated May 27, 2026, is among (i) Apogee Enterprises, Inc., a Minnesota corporation (“Purchaser”), (ii) Keller Companies, Inc., a New Hampshire corporation (“Company”), (iii) each of Robert Keller Family Trust (2007), Bruce M. Keller 2012 Irrevocable Trust, Richard R. Keller 2012 Irrevocable Trust, ARK 2012 Irrevocable Trust, and Scott F. Keller 2012 Irrevocable Trust, each of which is a New Hampshire trust (the “Equityholders”), and (iv) Katherine K. Garfield, solely in her capacity as the representative of the Equityholders (the “Representative”). Purchaser, the Company, the Equityholders, and the Representative are collectively referred to herein as the “Parties.” Capitalized terms used herein are defined in ARTICLE IX. RECITALS A. The Equityholders own one hundred percent (100%) of the issued and outstanding equity interests of the Company (the “Equity Interests”), in the respective amounts set forth opposite the name of each Equityholder on Exhibit A; B. Prior to the Restructuring (as defined below), the Company owned one hundred percent (100%) of the issued and outstanding equity interests of Valley Pine Corporation (“Valley Pine”) and a majority interest in each of Kalwall Corporation (“Kalwall”), Structures Unlimited, Inc. (“SUI”), and Keller Products Inc. (“KPI”), and KPI owned a minority interest in Kalwall; C. Prior to the Closing (as defined below), each of Kalwall, SUI, and KPI shall be merged with a separate newly formed corporate subsidiary of the Company, with Kalwall, SUI, and KPI to survive each respective merger as a wholly owned subsidiary of the Company (the “Pre-Closing Mergers”); D. In each respective Pre-Closing Merger, the minority shareholders (other than KPI as minority shareholder of Kalwall) shall receive cash in exchange for their stock of Kalwall, SUI, and KPI (as applicable); E. After the Pre-Closing Mergers, each of Valley Pine and KPI shall be converted into New Hampshire limited liability companies (the “LLC Conversions”) and become Valley Pine LLC, a New Hampshire limited liability company (“Valley Pine LLC”) and Keller Products LLC, a New Hampshire limited liability company (“Keller Products LLC”); F. After the LLC Conversions and prior to the Closing, Keller Products LLC shall distribute all of the issued and outstanding capital stock of Kalwall held by it to the Company (the “KPI Kalwall Stock Distribution”), thereby causing Kalwall to become a wholly owned subsidiary of the Company; G. As a condition to and in connection with the Closing, each of Valley Pine and Keller Products (the “Real Estate Sellers”), the Company, and Ark RE Buyer, LLC, a Delaware limited liability company and newly formed subsidiary of Purchaser (“Real Estate Purchaser”) have entered into, as applicable, the Real Estate Purchase Agreements (collectively, the “Real Estate Purchase Agreements”), concurrently with the execution and delivery of this Agreement, pursuant to which, immediately prior to the Redemption Distributions (as defined below) and immediately prior to the Closing, Real Estate Purchaser will purchase from the Real Estate Sellers the real estate parcels located at (i) 1111 Candia Road, Manchester, NH (“1111 Candia”), (ii) 1087 Candia Road, Manchester, NH (“1087 Candia” and together with 1111 Candia, the “Manchester Location”), (iii) 164-166 River Road, Bow, NH (“164-166 River”), and (iv) 168-172 River Road, Bow, NH (“168-172 River”, and together with 164-166 River, the “Bow Location”, and collectively with the Manchester Location, the “Real Property”, and such purchases, collectively, the “Real Estate Transaction”);

-2- H. After the KPI Kalwall Stock Distribution and the Real Estate Transaction and prior to the Closing, (i) Kalwall, SUI, KPI and Valley Pine shall distribute any excess cash held by such entities to the Company (the “Cash Distributions”) and (ii) the Company shall distribute the equity interests of Valley Pine LLC and Keller Products LLC to certain of the Equityholders in redemption of a portion of the Equityholders’ shares of the issued and outstanding capital stock in the Company held by each of them (the “Redemption Distributions,” and together with the Pre-Closing Mergers, the LLC Conversions, the KPI Kalwall Stock Distribution, and the Cash Distributions, the “Restructuring”). I. Following the Real Estate Transaction and the Restructuring, at the Closing, Ark MergeCo, a New Hampshire corporation and newly formed subsidiary of Purchaser (“MergeCo”) will merge with and into the Company, with the Company as the Surviving Entity in such merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the New Hampshire Business Corporations Act (the “NHBCA”) and the Company’s Governing Documents; J. The board of directors of the Company has determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of the Company and its Equityholders and approved this Agreement and the Contemplated Transactions; K. Following approval of the board of directors of the Company, each of the Equityholders has approved this Agreement, and shall deliver the Company Written Consent to Purchaser on or before the Deadline; L. The respective governing bodies of Purchaser and MergeCo have determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of Purchaser and MergeCo and approved this Agreement and the Contemplated Transactions; M. Concurrently with the execution and delivery of this Agreement, each of the Key Employees has entered into an employment arrangement with Purchaser or an Affiliate of Purchaser (collectively, the “Employment Arrangements”), which shall become effective at the Closing; N. Concurrently with the execution and delivery of this Agreement, Kathy Garfield has entered into a consulting agreement Purchaser or an Affiliate of Purchaser (collectively, the “Consulting Agreement”), which shall become effective at the Closing; and O. Concurrently with the execution and delivery of this Agreement, each of the Noncompete Persons has entered into a noncompetition and employee nonsolicitation agreement with Purchaser and the Company (collectively, the “Noncompetition and Nonsolicitation Agreements”), which shall become effective at the time of the Closing. AGREEMENTS In consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties agree as follows: ARTICLE I PURCHASE AND MERGER 1.1 Closing; Purchase and Sale; Consideration. Subject to the conditions set forth herein, the Parties anticipate that all conditions to the Merger and the other Contemplated Transactions will be satisfied or waived (to the extent permitted by applicable Law) on or before July 1, 2026, and that the Merger and the other Contemplated Transactions will be consummated on such date (the “Closing”) virtually (via the exchange of executed documents and other deliverables by PDF or other means of

-3- electronic delivery). If the conditions set forth in ARTICLE II are not satisfied or waived by July 1, 2026 (other than those conditions that by their terms are to be satisfied at Closing, but subject to such satisfaction or waiver), then the Closing shall instead occur at 9:00 a.m. Central Time on the third (3rd) Business Day following the satisfaction or waiver of such conditions, or at such other time and place as the Parties may agree in writing. Such date on which the Closing occurs is referred to herein as the “Closing Date.” The Closing shall be effective as of 12:01 a.m. Central Time on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the full and final aggregate consideration to be paid by Purchaser to the Equityholders for the Equity Interests shall be an amount in cash equal to (a) the Final Closing Consideration plus (b) the Earn-Out Payment, if any. 1.2 Closing Process. (a) Real Estate Transaction and Restructuring. At the Closing, Purchaser and the Company shall cause the closing of the Real Estate Transaction to occur in accordance with the terms and conditions set forth in the Real Estate Purchase Agreements, to be immediately followed by the Cash Distributions and the Redemption Distributions. (b) Merger. Immediately following the closing of the Real Estate Transaction and the Cash Distributions and the Redemption Distributions, Purchaser and the Company shall cause a certificate of merger to be executed, acknowledge and filed with the Secretary of State of the State of New Hampshire (the “Certificate of Merger”), and make such other filings or recordings, if any, required by the NHBCA and shall take all such further actions as may be required by Law to make the Merger effective; provided, that the Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New Hampshire or at such other time as is agreed by Purchaser and the Company and specified in the Certificate of Merger (the “Effective Time”). At the Effective Time, MergeCo shall be merged with and into the Company in accordance with the NHBCA. As a result of the Merger, the separate existence of MergeCo shall cease and the Company shall continue as the surviving entity of the Merger (the “Surviving Entity”), of which Purchaser is the sole equityholder. The Merger shall have the effects set forth herein and in the NHBCA. (c) Surviving Entity Organizational Documents. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Surviving Entity shall be amended and restated in their entirety to read as set forth on an attachment to the Certificate of Merger. Immediately following the Effective Time, the bylaws of MergeCo shall be the bylaws of the Surviving Entity until thereafter amended. Notwithstanding the foregoing, the name of the Surviving Entity shall be “Kalwall Enterprises, Inc.” and the certificate of incorporation and bylaws of the Surviving Entity shall so provide. (d) Officers. Immediately following the Effective Time, the officers of the Surviving Entity shall be the officers of MergeCo immediately prior to the Effective Time, each to hold office in accordance with the Surviving Entity’s Governing Documents. (e) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of holders of any equity of the Company or MergeCo: (i) Shares of MergeCo. Each share of MergeCo issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of the Surviving Entity. (ii) Company Equity Interests. Each outstanding Equity Interest of the Company issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the applicable Pro Rata Portion of the Closing Consideration.

-4- (iii) Company Transfer Books; No Further Ownership Rights in Equity Interests. The amounts paid to the Equityholders in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to the Equity Interests, and there shall be no further registration of transfers on the records of the Surviving Entity of Equity Interests that were outstanding immediately prior to the Effective Time. If, after the Effective Time, instruments of surrender, notices or other evidence of ownership in the Equity Interests are presented to the Surviving Entity for any reason, they shall be cancelled. From and after the Effective Time, the holders of Equity Interests outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Equity Interests except as provided for herein or by applicable Law. 1.3 Payments at Closing. (a) Closing Consideration. At the Closing, Purchaser shall pay to the Equityholders, in accordance with the Distribution Schedule, an amount equal to the Estimated Closing Consideration, which amount shall be subject to post-Closing adjustment pursuant to Section 1.5(e), plus an uncertificated right to receive the Earn-Out Payment, if any, in accordance with the terms set forth on Exhibit C. (b) Closing Indebtedness. At the Closing, Purchaser shall pay (or cause to be paid) on behalf of the Acquired Companies, by wire transfer of immediately available funds, the Closing Indebtedness (other than Taxes, which shall be retained by Purchaser to be paid to the applicable taxing authority when due) in accordance with payoff letters provided by the Company with respect to such Closing Indebtedness not less than three (3) Business Days prior to the Closing Date. (c) Transaction Expenses. At the Closing, Purchaser shall pay (or cause to be paid), on behalf of the Acquired Companies, the Unpaid Transaction Expenses by wire transfer of immediately available funds to such account or accounts specified by the Company in writing not less than three (3) Business Days prior to the Closing Date; provided that any Unpaid Transaction Expenses that constitute compensatory payments to any employees of any of the Acquired Companies, Valley Pine LLC or Keller Products LLC shall instead be paid to the applicable entity for payment to the recipient through the applicable entity’s ordinary payroll procedures (collectively, the “Compensatory Payments”). The Equityholders understand, acknowledge and agree that Purchaser shall have no liability with respect to those Compensatory Payments being made to Acquired Companies employees after the Closing. (d) Representative Expense Fund. At the Closing, Purchaser shall pay (or cause to be paid) the Representative Expense Fund by wire transfer of immediately available funds to such account or accounts specified by the Representative not less than three (3) Business Days prior to the Closing Date. The Representative Expense Fund shall be treated for all purposes of this Agreement, including income Tax purposes, as having been paid to the Equityholders at the Closing. (e) Escrow Amounts. (i) Standard Escrow. At the Closing, Purchaser shall pay, by wire transfer of immediately available funds to Citibank, N.A. (the “Escrow Agent”), an amount of cash equal to the Indemnity Escrow Amount, the Adjustment Reserve Amount and the Retention Escrow Amount in accordance with the terms and conditions of an escrow agreement in substantially the form attached as Exhibit D-1 hereto (the “Standard Escrow Agreement”). The Indemnity Escrow Amount, the Adjustment Reserve Amount and the Retention Escrow Amount shall be held in accordance with the terms of the Standard Escrow Agreement to satisfy the obligations of the Equityholders, if any, under ARTICLE VIII with respect to R&W Insurance Covered Claims and Section 1.5(e), respectively (the “Standard Escrow Account”), and shall be released in accordance with Section 1.5(e), ARTICLE VIII and the terms of the Standard Escrow Agreement. The Standard Escrow Account shall be held as a trust fund and shall not be subject to any Encumbrance, attachment, trustee process or any other judicial process of any creditor of any

-5- party, and shall be held and disbursed solely for the purposes of, and in accordance with, the terms of this Agreement and the Standard Escrow Agreement. (ii) Special Indemnity Escrow. At the Closing, Purchaser shall pay, by wire transfer of immediately available funds to the Escrow Agent, an amount of cash equal to the Special Indemnity Escrow Amount in accordance with the terms and conditions of an escrow agreement in substantially the form attached as Exhibit D-2 hereto (the “Special Indemnity Escrow Agreement”). The Special Indemnity Escrow Amount shall be held in accordance with the terms of the Special Indemnity Escrow Agreement to satisfy the obligations of the Equityholders, if any, under ARTICLE VIII with respect to Special Indemnity Claims (the “Special Indemnity Escrow Account”), and shall be released in accordance with ARTICLE VIII and the terms of the Special Indemnity Escrow Agreement. The Special Indemnity Escrow Account shall be held as a trust fund and shall not be subject to any Encumbrance, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes of, and in accordance with, the terms of this Agreement and the Special Indemnity Escrow Agreement Upon payment by Purchaser of the amounts described in this Section 1.3, Purchaser shall be deemed, for all purposes, to have satisfied in full the obligations of Purchaser to pay any amount due pursuant to this Agreement, other than any amounts that may be due pursuant to Section 1.5(e) and ARTICLE VIII, if any, and Purchaser shall have no further obligation to any Person for such payments or otherwise in respect of the Contemplated Transactions, including the purchase of the Equity Interests. 1.4 Contingent Earn-Out Payment. Additional cash consideration, which is contingent on the performance of the Acquired Companies after the Closing (the “Earn-Out Payment”), will be determined and paid in accordance with the terms and conditions set forth on Exhibit C. 1.5 Closing Consideration Adjustment. (a) Pre-Closing Adjustment. (i) At least three (3) Business Days prior to the anticipated Closing Date, the Company will prepare in good faith and deliver to Purchaser (A) a statement in the format specified on Exhibit E attached hereto (the “Estimated Closing Statement”), which shall set forth, in reasonable detail, (I) a good faith estimate of the Closing Cash, (II) a good faith estimate of the Closing Indebtedness, (III) a good faith estimate of the Closing Net Working Capital and the resulting estimated NWC Adjustment, (IV) the Unpaid Transaction Expenses and (V) the resulting estimated Closing Consideration based on the foregoing and after deducting the Representative Expense Fund, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Adjustment Reserve Amount, and the Retention Escrow Amount (collectively, the “Estimated Closing Consideration”), (B) the Distribution Schedule and (C) a certificate executed by the Chief Financial Officer of the Company certifying the accuracy and completeness of each of the foregoing. If, for any reason, the Closing Date is postponed, then the foregoing obligations shall again apply with respect to such postponed Closing Date. (ii) The Company shall provide a reasonable level of supporting documentation for the Estimated Closing Statement and any additional information reasonably requested by Purchaser related thereto. To the extent that Purchaser disagrees in good faith with any items or the amount thereof set forth in the Estimated Closing Statement, Purchaser may deliver written notice of its disagreement to the Company at least one (1) Business Day prior to the Closing Date, and Purchaser and the Company shall negotiate in good faith to resolve such disagreements prior to the Closing; provided, that if Purchaser and the Company are not able to resolve any such disagreements prior to the Closing, the amount(s) initially proposed by the Company shall be final for purposes of determining the Estimated Balance Sheet and the Estimated Closing Statement.

-6- (iii) The Company, the Representative and each of the Equityholders acknowledge and agree that Purchaser will have the right to rely on the Distribution Schedule as setting forth a correct and complete listing of all amounts due to be paid by Purchaser at the Closing. Purchaser will not have any Liability with respect to the allocation of proceeds among the Equityholders resulting from any payments made in accordance with the Distribution Schedule. The Equityholders agree that they will cooperate with the Representative and Purchaser to ensure that each such Person receives its respective portion of any consideration to which it is entitled to receive pursuant to the terms of this Agreement. (b) Post-Closing Adjustment. Within one hundred twenty (120) days following the Closing Date, Purchaser will prepare in good faith and deliver to the Representative a statement (the “Closing Statement”) setting forth Purchaser’s good faith calculation, as of immediately prior to the Closing, (A) (I) the Closing Cash, (II) the Closing Indebtedness, (III) the Closing Net Working Capital and the resulting NWC Adjustment, (IV) the Unpaid Transaction Expenses, (B) the amount and calculation of the Closing Consideration based on the foregoing and after deducting the Representative Expense Fund, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Adjustment Reserve Amount, and the Retention Escrow Amount (collectively, the “Final Closing Consideration”), and (C) the amount, if any, by which the Final Closing Consideration so determined is greater than or less than the Estimated Closing Consideration (such positive or negative amount, the “Post-Closing Adjustment Amount”). Purchaser shall provide a commercially reasonable level of supporting documentation for the Closing Statement and any additional information reasonably requested by the Representative related thereto. (c) Notice of Disagreement. The Closing Statement and the Final Closing Consideration set forth thereon will become final, binding, and non-appealable upon the Parties (including the Representative on behalf of itself and the Equityholders) forty-five (45) days following the Representative’s receipt thereof unless the Representative gives written notice of its disagreement (a “Notice of Disagreement”) to Purchaser prior to the expiration of such forty-five (45) day period; provided, that the Closing Statement and the Final Closing Consideration resulting therefrom will become final, binding and non-appealable upon the Parties upon the Representative’s delivery, prior to the expiration of such forty-five (45) day period, of written notice to Purchaser of its acceptance of the Closing Statement and the Final Closing Consideration set forth thereon. Any Notice of Disagreement will specify in reasonable detail the nature, grounds and amount of any disagreement so asserted and the specific items in dispute. To the extent any objection (including the amount of any such objection) by the Representative is not described in the Notice of Disagreement received by Purchaser on or before the end of such forty-five (45) day period, then all items in the Closing Statement and the Final Closing Consideration that are not objected to by the Representative in the Notice of Disagreement shall be deemed final, binding, and non- appealable upon the Parties. Following delivery of any Notice of Disagreement, the Representative will not, and will not be entitled to, make any updates or revisions to amend or modify the Notice of Disagreement as so delivered, or take any positions with respect to the Notice of Disagreement less favorable to Purchaser than those in the Notice of Disagreement. (d) Independent Accountant. (i) If a Notice of Disagreement is delivered by the Representative, then the Closing Statement (as revised in accordance with this Section 1.5(d)) and the Closing Consideration set forth thereon will become final, binding and non-appealable on the Parties (including the Representative on behalf of itself and the Equityholders) on the earlier of (A) the date all matters specified in the Notice of Disagreement are finally resolved in writing by the Representative and Purchaser, and (B) the date all matters specified in the Notice of Disagreement not resolved by the Representative and Purchaser are finally resolved in writing by Grant Thornton or, if such Person does not accept such appointment, of another nationally recognized accounting firm jointly selected by the Representative and Purchaser (such firm, the “Independent Accountant”).

-7- (ii) The Independent Accountant’s function will be to resolve each element of the matters specified in the Notice of Disagreement that has not been resolved by Representative and Purchaser as an accounting expert and not as an arbitrator, to revise the Closing Statement to reflect such resolutions, and to calculate the Closing Consideration based on the elements and amounts reflected on the revised Closing Statement. The Closing Statement will be revised to the extent necessary to reflect any mutually agreed resolution by the Representative and Purchaser and/or final resolution made by the Independent Accountant in accordance with this Section 1.5(d)(ii). During the thirty (30) days immediately following the delivery of a Notice of Disagreement, or such longer period as the Representative and Purchaser may agree in writing, the Representative and Purchaser will seek in good faith to resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement, and all such discussions related thereto will (unless otherwise agreed by Purchaser and the Representative) be governed by Rule 408 of the Federal Rules of Evidence (as in effect as of the date hereof) and any applicable similar state rule. If the Representative and Purchaser resolve each element of any such differences to their mutual satisfaction within such 30-day period, that agreement will be final, binding, and non-appealable upon the Parties (including the Representative on behalf of itself and the Equityholders). At the end of such 30-day period or such agreed-upon longer period, the Representative and Purchaser will promptly engage, and jointly submit, to the Independent Accountant for review and resolution of any and all matters (but only such matters) that remain in dispute and that were included in the Notice of Disagreement. Purchaser and the Representative will jointly instruct the Independent Accountant to, and the Independent Accountant will, make a final determination of the items included in the Closing Statement (only to the extent such amounts remain in dispute) in writing and in accordance with the guidelines and procedures set forth in this Agreement and the applicable definitions herein. Purchaser and the Representative will reasonably cooperate with the Independent Accountant during the term of its engagement. Purchaser and the Representative will instruct the Independent Accountant not to, and the Independent Accountant will not, assign a value to any item in dispute greater than the greatest value for such item assigned by Purchaser, on the one hand, or the Representative, on the other hand, or less than the smallest value for such item assigned by Purchaser, on the one hand, or the Representative, on the other hand. Purchaser and the Representative will also instruct the Independent Accountant to, and the Independent Accountant will, make its determination based solely on such work papers and other documents and information relating to the disputed items made available by Purchaser and the Representative to the Independent Accountant in writing (and delivered to the other Party) that are in accordance with the guidelines and procedures, including the applicable definitions and Accounting Principles, set forth in this Agreement (i.e., not on the basis of an independent review). The Independent Accountant shall not have any power or authority to alter, modify, add to, or subtract from any term or provisions of this Agreement. The Closing Statement and the Closing Consideration set forth thereon will become final, binding, and non-appealable upon the Parties (including the Representative on behalf of itself and the Equityholders) on the date the Independent Accountant delivers its final resolution in writing to Purchaser and the Representative (which final resolution will be requested by the Parties to be delivered not more than 30 days following submission of such disputed matters), and such resolution by the Independent Accountant will not, absent manifest error, be subject to court review or otherwise appealable. The fees and expenses of the Independent Accountant will be allocated between Purchaser, on the one hand, and the Representative, on the other hand, based on the percentage that the portion of the contested amount not awarded to Purchaser or the Equityholders, as applicable, bears to the amount actually contested by such Persons. (e) Payment of Adjusted Amounts. (i) If the Post-Closing Adjustment Amount is negative (i.e., if the Estimated Closing Consideration is greater than the Final Closing Consideration), then the Representative and Purchaser shall instruct the Escrow Agent to release from the Standard Escrow Account (A) such amount of the Adjustment Reserve Amount sufficient to pay to Purchaser an amount in cash equal to the Post-

-8- Closing Adjustment Amount and (B) any remaining amount of the Adjustment Reserve Amount to the Equityholders in accordance with the Distribution Schedule. To the extent that the Adjustment Reserve Amount is insufficient to pay the entire Post-Closing Adjustment Amount to Purchaser, Purchaser shall recover such shortfall directly from the Equityholders. (ii) If the Post-Closing Adjustment Amount is positive (i.e., the Final Closing Consideration is greater than the Estimated Closing Consideration), then (A) Purchaser shall pay (or cause to be paid) an aggregate amount equal to the Post-Closing Adjustment Amount to the Equityholders in accordance with the Distribution Schedule and (B) the Representative and Purchaser shall instruct the Escrow Agent to release from the Standard Escrow Account an amount equal to the Adjustment Reserve Amount to the Representative for distribution to the Equityholders in accordance with the Distribution Schedule. (iii) The Parties agree that any payment pursuant to this Section 1.5 will be treated as an adjustment to the Closing Consideration for U.S. federal, state, local and foreign Tax purposes, except as otherwise required by applicable Law. 1.6 Inventory Inspection. At Purchaser’s sole discretion, Purchaser and the Acquired Companies will, at a mutually agreeable time on either the Saturday or Sunday immediately preceding the Closing, or at such other time and date as the Parties may agree in writing, jointly conduct a physical review and inspection (an “Inventory Inspection”) of all or a portion of the Inventory of the Acquired Companies (the “Closing Inventory”), in accordance with the procedures and valuation methodologies set forth on Exhibit F, which shall include, at a minimum, the physical count of the Closing Inventory located at the warehouses or storage facilities at which the Closing Inventory shall at such time be physically located. Appropriate personnel and senior management of Purchaser and the Acquired Companies shall be permitted to attend any such Inventory Inspection. 1.7 Withholding. Purchaser shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law; provided that, other than with respect to any failure to deliver an IRS Form W-9 pursuant to Section 2.3(g) or payments that are compensatory in nature, Purchaser shall provide commercially reasonable notice of its intent to deduct and withhold prior to effecting such deduction and withholding, and the parties shall cooperate to minimize any required deduction and withholding. If such amounts are so deducted or withheld and remitted to the appropriate Tax authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. ARTICLE II CLOSING CONDITIONS; CLOSING DELIVERIES 2.1 Closing Conditions for the Equityholders and the Company. The obligations of the Equityholders and the Company to consummate the Contemplated Transactions are subject to the fulfillment (or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists), before or at the Closing, of the following conditions: (a) Purchaser Deliveries. Purchaser has delivered all of the agreements, documents and instruments required under Section 2.4 to be delivered by it before or at the Closing. (b) Purchaser Representations and Warranties. Each of the representations and warranties of Purchaser contained in ARTICLE V shall be correct and complete in all Material Respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date,

-9- except that (i) the accuracy of representations and warranties that, by their terms, expressly speak as of a specific date other than the date of this Agreement will be determined as of such date, and (ii) the accuracy of representations and warranties that are qualified by, or subject to an exception for, materiality, Material Adverse Effect or similar qualification, shall be correct and complete in all respects. (c) Purchaser Covenants. Purchaser has performed, complied with and fulfilled in all Material Respects all of the obligations, covenants and conditions under the Transaction Documents to which it is party that are to be performed, complied with and fulfilled by Purchaser before or at the Closing. (d) No Legal Proceedings. There is no Law or Order in effect, threatened in writing, or pending against any Party or Affiliate of any Party that may prevent, delay, make illegal, impose limitations or conditions on or otherwise interfere with consummation of the Contemplated Transactions; provided, that neither the Equityholders, the Acquired Companies nor the Representative shall have initiated or taken any action in support of such Law or Order. 2.2 Closing Conditions for Purchaser. The obligation of Purchaser to consummate the Contemplated Transactions is subject to the fulfillment (or, if permitted by applicable Law, waiver by Purchaser), before or at the Closing, of the following conditions: (a) Company Deliveries. Each of the Company, the Representative, and the Equityholders has delivered all of the agreements, documents and instruments required under Section 2.3 to be delivered by them before or at the Closing. (b) Acquired Companies Representations and Warranties. Each of the representations and warranties regarding the Acquired Companies contained in ARTICLE III and of the Equityholders contained in ARTICLE IV shall be correct and complete in all Material Respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except that (i) the accuracy of representations and warranties that, by their terms, expressly speak as of a specific date other than the date of this Agreement will be determined as of such date, and (ii) the accuracy of representations and warranties that are qualified by, or subject to an exception for, materiality, Material Adverse Effect or similar qualification, shall be correct and complete in all respects. (c) Company Obligations. The Company has performed, complied with and fulfilled in all Material Respects all of the obligations, covenants and conditions under the Transaction Documents to which it is party that are to be performed, complied with and fulfilled by it before or at the Closing. (d) No Legal Proceedings. There is no Law or Order in effect, threatened in writing, or pending against any Party or Affiliate of any Party that may prevent, delay, make illegal, impose limitations or conditions on or otherwise materially interfere with consummation of the Contemplated Transactions; provided, that Purchaser has not initiated or taken any action in support of such Law or Order. (e) Consents. The Company has obtained each consent, authorization, Order and approval from, and properly made each filing, registration and notice to, (i) each Government Authority that requires such action in connection with the consummation of the Contemplated Transactions, each of which is set forth on Schedule 2.2(e)(i), and (ii) each of the Third Parties set forth on Schedule 2.2(e)(ii). Each such consent, authorization, Order, approval, filing, registration and notice is in full force and effect as of the Closing Date. (f) Company Equityholder Approval. The Company shall have delivered the Company Written Consent to the Purchaser, and such Company Written Consent shall continue to be in full force and effect.

-10- (g) No Material Adverse Effect. Since the date of this Agreement, no event has occurred and, as of the Closing Date, no fact, circumstance or condition exists that, individually or in the aggregate, has had or reasonably may be expected to have a Material Adverse Effect. (h) Employment Arrangements. None of the Key Employees shall have repudiated or rescinded his or her Employment Arrangement, and each of the Employment Arrangements shall be in full force and effect. (i) Consulting Agreement. Kathy Garfield shall not have repudiated or rescinded her Consulting Agreement, and the Consulting Agreement shall be in full force and effect. (j) Noncompetition and Nonsolicitation Agreements. None of the Noncompete Persons shall have repudiated or rescinded his or her Noncompetition and Nonsolicitation Agreement, and each of the Noncompetition and Nonsolicitation Agreements shall be in full force and effect. 2.3 Closing Deliveries of the Company. At the Closing, the Company, the Representative, or the Equityholders will deliver to Purchaser: (a) the Standard Escrow Agreement and the Special Indemnity Escrow Agreement, each duly executed by the Representative; (b) resignation and release letters in writing (to be effective as of the Closing) from each director and officer of the Company; (c) written consents from each of the Third Parties set forth on Schedule 2.3(c) in a form reasonably acceptable to Purchaser; (d) a certificate, certifying the satisfaction of the conditions in Section 2.2(b), Section 2.2(c) and Section 2.2(g), executed by the Company; (e) a Secretary’s Certificate of the Company, executed by the Company’s corporate secretary or similar authorized representative, certifying as correct and complete as of the date of this Agreement and as of the Closing Date (i) a copy of the resolutions of the Company’s board of directors or similar governing body authorizing the Company’s execution, delivery and performance of the Transaction Documents to which the Company is party, (ii) a copy of the Governing Documents of the Company and (iii) that all approvals and consents required under the Company’s Governing Documents have been obtained to authorize the Contemplated Transactions and the Company’s execution, delivery and performance of the Transaction Documents to which the Company is party; (f) a properly completed and executed IRS Form W-9 from each Equityholder receiving payment pursuant to this Agreement; (g) stock powers for the Equity Interests, free and clear of all Encumbrances (other than the Permitted Encumbrances), in form reasonably acceptable to Purchaser, executed by each Equityholder; (h) the most recent available regularly prepared monthly consolidated Balance Sheet of the Acquired Companies; (i) the final Distribution Schedule, certified by the chief financial officer of the Company;

-11- (j) a USB drive (or other mutually agreed electronic format) containing a complete and accurate copy of the contents of the Data Room as of the Closing Date without watermarks or passwords; (k) a certificate of good standing or equivalent document for each Acquired Company from the Secretary of State of the jurisdiction of its organization, dated within five (5) days prior to the Closing; and (l) a transition services agreement, in form reasonably acceptable to the Parties (the “TSA”), duly executed by Keller Products Inc. and the Company. 2.4 Closing Deliveries of Purchaser. At the Closing, Purchaser will: (a) pay, or cause to be paid, the amounts specified in Section 1.3, to the Persons specified therein; (b) deliver to the Representative, the Standard Escrow Agreement and Special Indemnity Escrow Agreement, each duly executed by Purchaser and the Escrow Agent; and (c) deliver to the Representative, a certificate, certifying the satisfaction of the conditions in Section 2.1(b) and Section 2.1(c), executed by Purchaser. 2.5 Frustration of Closing Condition. Neither Purchaser, on the one hand, nor the Equityholders and the Company, on the other hand, may rely, either as a basis for not consummating the Contemplated Transactions or terminating this Agreement and abandoning the Contemplated Transactions, on the failure of any condition set forth in this ARTICLE II to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED COMPANIES The Company represents and warrants to Purchaser that, except as disclosed in the Disclosure Schedule delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”): 3.1 Organization. Each Acquired Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Each Acquired Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified or licensed, except where the failure to have such qualification or license would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 3.1 sets forth each jurisdiction in which each Acquired Company is qualified or licensed to do business as a foreign corporation. 3.2 Power and Authority. (a) Each Acquired Company has all necessary corporate power and authority to own and lease its assets and to conduct its businesses as currently conducted, and, with respect to the Company, to enter into and perform all Transaction Documents to be executed by it pursuant to this Agreement (the “Company Documents”). The execution and performance by the Company of each Company Document has been duly and validly authorized by all requisite corporate action on the part of such Acquired Company.

-12- (b) The board of directors of the Company, at a meeting duly called and held or acting by written action in lieu of a meeting in accordance with the Company’s Governing Documents, has (i) determined that this Agreement and the other Transaction Documents and the Contemplated Transactions (including the Merger) are advisable and in the best interests of the Company and the Equityholders, (ii) approved and adopted this Agreement and the other Transaction Documents to which the Company is, or is specified to be, a party, and approved the Contemplated Transactions (including the Merger), and (iii) resolved to recommend that the Equityholders vote for or consent to the approval and adoption of this Agreement, the other Transaction Documents, and the Contemplated Transactions (including the Merger). 3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and similar generally applicable Laws regarding creditors’ rights or by general equity principles (the “Enforceability Exceptions”). Upon execution and delivery by the Company, this Agreement and the Company Documents will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. 3.4 Subsidiaries. (a) Schedule 3.4(a) sets forth, as of the date hereof, a correct and complete list of all of the Company’s Subsidiaries, and, for each such Subsidiary, (i) the jurisdiction of incorporation or formation, (ii) authorized equity interests thereof, and (iii) the number of each class, series or type of equity interests thereof outstanding and the holders thereof. All outstanding equity interests of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and have been offered, issued, sold and delivered by the Company in material compliance with all requirements of applicable Law and all requirements set forth in applicable Contracts. Except as set forth on Schedule 3.4, the equity interests of the Company’s Subsidiaries are owned of record and beneficially directly by the Company, free and clear of all Encumbrances, and freely tradable in compliance with applicable securities Laws. (b) Other than the equity interests of the Subsidiaries of the Company set forth in Schedule 3.4(a), no Acquired Company, directly or indirectly, owns (or holds the right to acquire) any equity interests in any other Person. (c) With respect to the equity interests of the Company’s Subsidiaries, there are no outstanding or effective (whether pursuant to Contracts of an Acquired Company, an Equityholder, any other Person or otherwise) subscriptions, transfer restrictions, rights of first refusal (or any other contingent rights) or offer, licenses, assignments, preemptive rights, registration rights, co-sale rights, put or call rights or any other similar rights or restrictions of any kind created by applicable Law (other than applicable transfer restrictions pursuant to federal or state securities Laws), the Governing Documents of the Company’s Subsidiaries, or any Contract to which an Acquired Company is a party or by which an Acquired Company or any of its assets is bound. Except for this Agreement and set forth on Schedule 3.4(c), neither the Company nor any Subsidiary has (i) granted, or agreed to grant, any outstanding options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, equity interests of a Subsidiary; (ii) entered into any Contracts relating to the issuance, sale, repurchase, redemption, transfer, voting or registration of equity interests of a Subsidiary, or options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any of the foregoing; or (iii) granted or authorized, or agreed to grant or authorize, any stock appreciation, phantom stock, profit participation or similar rights (in each case, as to which any Acquired Company has any outstanding Liabilities). 3.5 Consents. Except as set forth on Schedule 3.5, no consent, authorization, Order or approval of, or filing or registration with or notice to, any Government Authority, customer, or other Person is

-13- required for (a) the Company’s execution and delivery of the Company Documents or consummation of the Contemplated Transactions or (b) operation of the Business immediately after the Closing as conducted by the Acquired Companies immediately before the Closing, which shall exclude any changes, actions, directives, or practices, implemented or initiated by the Purchaser or any of its Affiliates after the Closing. 3.6 No Conflicts. (a) Except as set forth on Schedule 3.6(a), neither the Company’s execution and delivery of the Company Documents nor the Company’s consummation of the Contemplated Transactions will (i) conflict with or result in a breach of any provision of the Company’s Governing Documents, (ii) violate any applicable Law or Order to which any Acquired Company is party or by which any Acquired Company is bound, or (iii) contravene or conflict with any Permits held by any Acquired Company or by which any of its properties or assets are bound. (b) Except as set forth on Schedule 3.6(b), no Acquired Company is party to or bound by any Contract under which (i) the execution, delivery or performance by the Company of the Transaction Documents or consummation of the Contemplated Transactions will (A) constitute a default, material breach or result in the acceleration, termination or cancellation of, or create in any party the right to accelerate, terminate or cancel such Contract, (B) amend, or give the counterparty thereto any right to amend, any material right or obligation of such Acquired Company thereunder or (C) give rise to the loss of any material benefit or the creation of any Encumbrance (with or without notice or lapse of time) under any such Contract, or (ii) performance by the Company according to the terms of the Transaction Documents may be prohibited, prevented or delayed. 3.7 Governing Documents. The Company has provided to Purchaser complete and accurate copies of each Acquired Company’s Governing Documents, and each such Governing Document is in full force and effect. No Acquired Company is in violation of any of the provisions of its Governing Documents. 3.8 Capitalization. (a) All of the Company’s issued and outstanding equity securities have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned beneficially and of record by the Equityholders as reflected on Schedule 3.8(a) (including the number and class or series). The Equity Interests were not issued in violation of any preemptive rights, rights of first refusal or similar rights of any Person, and were offered, sold, issued and delivered in compliance with applicable federal and state securities Laws. Except as set forth on Schedule 3.8(a), there are no outstanding subscriptions, options, profits interests, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments relating to the Company’s issued or unissued securities. The rights, preferences, privileges and restrictions of the Company’s equity securities are as stated in the Company’s Governing Documents. Except for the Company’s Governing Documents and as set forth on Schedule 3.8(a), there are no voting trusts, voting agreements, proxies, equityholder agreements or other agreements that may affect the voting or Transfer of the Company’s equity securities. (b) Except as set forth in Schedule 3.8(b) or the Company’s Governing Documents, the Company does not have any authorized, issued or outstanding: (i) capital stock, equity securities or securities containing any equity features, other than those set forth on Schedule 3.8(a), (ii) agreements, options, profits interests, warrants, calls or other arrangements or rights to purchase any equity interests of the Company, (iii) securities convertible into or exchangeable for any equity interests of the Company, (iv) phantom unit rights, stock appreciation rights, restricted stock awards, or other stock or equity based awards or rights relating to or valued by reference to the equity of the Company, (v) other commitments of any kind for the issuance of additional equity interests or options, profits interests, warrants or other securities of the Company, or (vi) outstanding contractual obligations (contingent or otherwise) of the

-14- Company to repurchase, redeem or otherwise acquire any shares or other equity interests in the Company, to make any payments based on the market price or value of shares or other equity interests of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. (c) Except as set forth on Schedule 3.8(c), there are no registration rights, equityholder agreements, voting trusts or other agreements or understandings to which either the Company or any Equityholder is a party or by which it or any of them is bound relating to the voting or disposition of any equity of, or voting interests in, the Company. There are no bonds, debentures, notes or other Indebtedness of the Company that have the right to vote (or convertible into, or exchangeable or exercisable for, securities that have the right to vote) on any matters on which any holder of any share of capital stock of, or other equity or voting interest in, the Company may vote. (d) The Company has not registered shares or any other equity interests under the Securities Act or the Exchange Act or registered itself under the Exchange Act. 3.9 Financial Statements and Records; Inventory; Interim Liabilities. (a) Schedule 3.9(a) contains complete and accurate copies of the unaudited consolidated balance sheets and statements of income of the Acquired Companies as of and for the years ended on November 30, 2023, November 30, 2024 and November 30, 2025 (the “Financial Statements”) and for the four (4)-month period ended on March 31, 2026 (the “Interim Financial Statements”). The Financial Statements and Interim Financial Statements were consistently prepared in accordance with the Accounting Principles and fairly present each Acquired Company’s financial position as of such dates and the results of such Acquired Company’s operations and cash flows for such periods; provided, that the Interim Financial Statements are subject to normal year-end adjustments (which are not material individually or in the aggregate). The Financial Statements and Interim Financial Statements have been consistently prepared from, and are in accordance with, the books, accounts and records of such Acquired Company, which books, accounts and records are, and have been, maintained in accordance with the Accounting Principles and properly reflect all transactions entered into by such Acquired Company. (b) The accounts receivable and other receivables reflected on the Financial Statements and Interim Financial Statements, and those arising after the date thereof, (i) are calculated in accordance with the Accounting Principles, (ii) have arisen from bona fide transactions in the ordinary course of business, (iii) are not subject to valid counterclaims or setoffs other than adjustments and modifications in the ordinary course of business consistent with past practice and (iv) have not been factored or sold. (c) All items of Inventory included in the assets reflected on the Interim Financial Statements or acquired after the date of the Interim Financial Statements and prior to the Closing Date (i) were acquired in the ordinary course of business consistent with past practice, (ii) are owned free and clear of any Encumbrances (other than Permitted Encumbrances), (iii) have been valued in a manner consistent with past practice (including, without limitation, the method of computing overhead and other indirect expenses to applied to Inventory) and in accordance with FRF for SMEs. None of the Inventory is of a quantity or quality not usable and salable in the ordinary course of business consistent with past practice, is surplus, obsolete, defective, damaged or slow-moving, or is not merchantable and fit for its intended use, except to the extent accounted for in the reserve for inventory write-down set forth in the Closing Net Working Capital. (d) The Acquired Companies have (i) maintained systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements and (ii) implemented disclosure controls and procedures designed to

-15- (A) ensure that material information is made known to management of the Acquired Companies by others within the Acquired Companies and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Acquired Companies’ assets. Since January 1, 2023, no director or officer of any Acquired Company has identified or has been advised by any non- officer employee, the auditors or accountants of the Acquired Companies of any (x) material misstatement in the Financial Statements; (y) material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquired Companies or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Acquired Companies has engaged in questionable accounting or auditing practices, or (z) Fraud or allegation of Fraud, whether or not material, relating to the Acquired Companies. (e) Schedule 3.9(e) sets forth a correct and complete list of all outstanding Indebtedness as of the date of this Agreement, setting forth as to each the principal amount outstanding as of the date of this Agreement, the per annum interest rate and the maturity date. No Acquired Company is in breach or default (or has received notice of breach or default) under any of the terms or conditions set forth in any loan document or other Contract, document or instrument related thereto. Except as disclosed in Schedule 3.9(e), (i) no Acquired Company has any Indebtedness owing to any of its Affiliates and (ii) no Acquired Company is a party to, or has any commitment to become party to, any “off balance sheet arrangement.” (f) Except as set forth on Schedule 3.9(f), the Acquired Companies do not have any Liabilities or Indebtedness except (i) Liabilities and Indebtedness reflected in the Financial Statements or Interim Financial Statements, as applicable, (ii) Liabilities incurred by the Acquired Companies after the date of the Interim Financial Statements in the ordinary course of business consistent with past practice (none of which results from or relates to any breach of contract, breach of warranty, tort, infringement or violation of Law) that are not material to the Acquired Companies, or (iii) incurred by the Acquired Companies as Transaction Expenses. 3.10 Assets. (a) The Acquired Companies have good and marketable title to, or valid and existing leasehold interests in, the property and assets used by them or shown on the Interim Financial Statements or acquired after the date thereof, free and clear of all Encumbrances other than Permitted Encumbrances and properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Interim Financial Statements. (b) The Acquired Companies’ assets (i) include all of the assets used in the operation of the Business as currently conducted and as currently contemplated by the Acquired Companies to be conducted, (ii) are sufficient in all Material Respects to conduct the Business as conducted in the ordinary course, (iii) will be adequate to enable the Acquired Companies to continue to conduct the Business as currently conducted and as currently contemplated by the Acquired Companies to be conducted and (iv) are in good operating condition and repair (normal wear and tear excepted), suitable for the uses intended therefor, and free from latent defects. (c) The Equipment constitutes all tangible personal property (other than Inventory) necessary for the Acquired Companies to conduct the Business as currently conducted and currently contemplated by the Acquired Companies to be conducted. All Equipment is owned by or leased to the Acquired Companies and is located at the Real Property. 3.11 Insurance. Schedule 3.11 (i) sets forth a complete and accurate list of all insurance policies that are maintained by the Acquired Companies and (ii) discloses for each such insurance policy: (A) the names of the insurer, policyholder and each covered insured, (B) the policy number and period of coverage,

-16- (C) the per-claim and aggregate liability limits and (D) all pending claims against such insurance policies. All such insurance policies are in full force and effect, and no Acquired Company has received written notice or, to the Knowledge of the Company, verbal notice of termination or non-renewal of any such insurance policies. All premiums due and payable under all such policies and bonds have been paid and the Acquired Companies are otherwise in compliance with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, or material alteration of coverage under, any such policies. No such policies will, in accordance with their terms, terminate, lapse or the coverage thereunder alter in scope or duration of coverage due to the Contemplated Transactions. All matters, claims, or potential claims of which the Acquired Companies have notice and which could reasonably be expected to give rise to a claim under any such policies have been timely reported to the applicable insurers in accordance with the terms of such policies. 3.12 Permits. (a) Schedule 3.12 lists and describes all Permits required to conduct the Business as currently conducted. All such Permits (i) have been issued or given to the applicable Acquired Company and no other Person and are in good standing and (ii) constitute all licenses, permits, registrations, accreditations, certifications, approvals and agreements and consents that are required for the Acquired Companies to conduct the Business as currently conducted. No Acquired Company has received written notice or, to the Knowledge of the Company, verbal notice of any action pending or recommended by any Government Authority to revoke, withdraw, suspend or materially limit any Permit. (b) To the Company’s Knowledge, each employee, independent contractor, or any other authorized Person acting for or on behalf of the Acquired Companies who is required by applicable Law to hold a Permit or other qualification holds such Permit or other qualification and, in the course and scope of their employment duties or other duties on behalf of the Acquired Companies, is performing only those services which are permitted by such Permit or other qualification. No Acquired Company has received written notice or, to the Knowledge of the Company, verbal notice of any action pending or recommended by any Government Authority to revoke, withdraw, suspend or materially limit any such Permit. 3.13 Bank Accounts. Schedule 3.13 sets forth a complete and accurate list of (a) the name of each bank, safe deposit company or other financial institution in which the Acquired Companies have an account, lock box or safe deposit box or joint accounts, lock boxes or safe deposit boxes (together with the name of the joint holder thereof), (b) the account numbers or other identifying descriptions of such accounts, lock boxes and safe deposit boxes and (c) the authorized signatories and users with respect to such accounts. 3.14 Conduct of Business. Since November 30, 2025, (a) neither the Company or the Acquired Companies have had a Material Adverse Effect, and (b), except as expressly directed by this Agreement none of the Acquired Companies have: (a) amended or restated any of its Governing Documents; (b) issued, sold or otherwise disposed of any equity securities, granted any options or profits interests, warrants or other rights to purchase or obtain (upon conversion, exchange, exercise or otherwise) any equity securities, granted any equity appreciation or similar rights, or issued any notes, bonds or other debt securities; (c) borrowed any amount except current liabilities which have a maturity of less than one year and which have been incurred in the ordinary course of business;

-17- (d) discharged or satisfied any material Encumbrance or paid any material obligation or current liability, other than liabilities paid in the ordinary course of business consistent with past practice; (e) except as set forth on Schedule 3.14(e), paid, declared or set aside any dividend or other distribution with respect to its equity securities or purchased, exchanged or redeemed any of its equity securities (other than distributions of Cash immediately before the Closing); (f) mortgaged or pledged any of its properties or assets (tangible or intangible) or subjected them to any Encumbrance, except to the extent such mortgage or pledge constitutes a Permitted Encumbrance; (g) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business; (h) sold, assigned, transferred or licensed any Intellectual Property or other intangible assets, or allowed any registrations or applications therefor to lapse, expire, or become abandoned, other than in the ordinary course of business; (i) suffered any material uninsured casualty, damage, destruction, loss or interruption in use with respect to any asset or property; (j) made any loan, distribution or other payment to any of the Acquired Companies’ directors, officers or personnel (whether employed or engaged as independent contractors) other than compensation for services rendered and reimbursement for reasonable ordinary and necessary out-of-pocket business expenses; (k) made or committed capital expenditures or commitments therefor that are in excess of $200,000 in the aggregate; (l) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons; (m) entered into, terminated or modified any written employment Contract; (n) adopted, amended, modified or terminated any Employee Benefit Plan; (o) except as required by Law or any Employee Benefit Plan, made or granted any material bonus or any wage, salary or compensation increase to any director, officer or employee, or made or granted any increase in the benefits under any Employee Benefit Plan, except for bonus, wage, salary or other compensation increases made to non-officer employees in the ordinary course of business consistent with past practice; (p) made or authorized any change in accounting methods or principles or any collection or payment policy or practice, except as required by changes in FRF for SMEs or by applicable Law; (q) made or changed any material election in respect of Taxes (other than the Acquired Companies’ election to file applicable income Tax Returns on a consolidated basis), amended, modified or otherwise changed any filed Tax Return, adopted or requested permission of any taxing authority to change any material accounting method in respect of Taxes, entered into any closing agreement in respect of Taxes, settled any claim or assessment in respect of Taxes, surrendered or allowed to expire any right to claim a refund of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or

-18- assessment in respect of Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes; (r) entered into any settlement, conciliation or similar agreement involving any Action; or (s) taken any act or omitted to take any act, or permitted any act or omission to occur, that would cause a material breach of any Acquired Company of any of its Contracts. 3.15 Contracts. (a) Schedule 3.15(a) contains a complete list of all Contracts to which any Acquired Company is party or bound and that are in the following categories; provided that no Employee Benefit Plan is required to be listed in response to this Section 3.15(a): (i) Contracts that (A) limit or purport to limit the ability of an Acquired Company to compete or solicit customers in any line of business, with or from any particular Person or in any geographic area, (B) provide for “most favored nation” rights or similar preferential pricing terms, or (C) provide for exclusivity or any similar requirements in favor of any Person; (ii) Contracts that provide, or are reasonably expected to provide, for payments to the Acquired Companies in an amount of at least $200,000 in the aggregate over the next twelve (12) months; (iii) Contracts that provide, or are reasonably expected to provide, for payments by the Acquired Companies of at least $200,000 in the aggregate over the next twelve (12) months; (iv) Contracts with a Significant Customer; (v) Contracts with a Significant Supplier; (vi) Contracts containing any guarantee, indemnification, warranty, support, maintenance or service obligation or cost on the part of an Acquired Company other than any such Contract entered into by an Acquired Company with customers, suppliers and distributors entered into in the ordinary course of business consistent with past practice; (vii) Contracts relating to the incurrence, assumption or guarantee of indebtedness for borrowed money, the mortgaging, pledging or otherwise placing an Encumbrance on any assets or group of assets of an Acquired Company, or the making of loans or advances (excluding any intercompany obligations and loans); (viii) Contracts that require an Acquired Company to dispose of or acquire assets or properties not in the ordinary course of business consistent with past practice, or involve any pending or contemplated merger, consolidation or similar business combination transaction, or effect any liquidation, dissolution, recapitalization, reorganization or similar event; (ix) Contracts for the acquisition or disposition of all or a material portion of the assets or equity of a Person, a division of a Person, or any material asset of a Person (in each case, whether by merger, stock sale, asset sale or otherwise), consummated within the last three (3) years or under which an Acquired Company has any contingent payment obligations or other material outstanding obligations (other than confidentiality obligations);

-19- (x) Contracts granting to any Person a right of first refusal or right of first offer on the sale of any part of the business, assets or properties of an Acquired Company; (xi) Contracts containing a put, call or similar right pursuant to which an Acquired Company could be required to purchase or sell, as applicable, any assets or equity interests of any Person; (xii) joint venture agreements, shareholder or equityholder agreements, voting agreements (either with respect to any equity securities of an Acquired Company or the appointment of directors or managers of an Acquired Company), partnership agreements, or limited liability company agreements; (xiii) Contracts (A) providing for the indemnification of any Person by an Acquired Company (other than indemnification provisions included in Contracts entered into in the ordinary course of business consistent with past practice) or (B) involving a sharing of profits, losses, costs or liabilities with any other Person; (xiv) any power of attorney granted by an Acquired Company to any other Person; (xv) Contracts under which an Acquired Company is lessee or lessor of (A) any real property, or (B) any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving expenditures in excess of $50,000 per annum; (xvi) Contracts constituting an employment, consulting, sponsorship or severance agreement with any director, officer or employee of any Acquired Company providing for base compensation and/or other guaranteed payments in excess of $100,000 per year; (xvii) severance agreements, programs, policies or arrangements or other Contracts providing for severance payments or additional rights or benefits (whether or not optional) in the event of either (A) the termination of any director, officer, manager, employee or consultant or (B) the sale, change of control or merger of an Acquired Company; (xviii) Contracts with any officer, director, Equityholder, trustee, partner, member, employee, independent contractor or Affiliate of an Acquired Company or any Affiliate of any such officer, director, Equityholder, trustee, partner, member, employee or independent contractor; (xix) settlement, conciliation or similar agreements pursuant to which an Acquired Company will have any monetary or non-monetary obligations after the date hereof; (xx) Contracts with Government Authorities; (i) Contracts that provide for liquidated damages (except for liquidated damages provisions tied to completion of project timelines if such timelines have been fully satisfied and performed); (ii) Contracts between SUI and any of its top ten customers (by revenue) (excluding Contracts that have been fully performed); (iii) Contracts between Kalwall and any customer (other than such Contracts on the Standard Company Terms); and (iv) any binding agreement to enter into any of the foregoing.

-20- Each contract of the type described above in this Section 3.15(a) to which an Acquired Company is a party or by which it is bound as of the date hereof, as well as each Contract entered into by an Acquired Company following the date hereof that would be a Material Contract if entered into prior to the date hereof, is referred to herein as a “Material Contract”. (b) All Material Contracts are in full force and effect and bind the Acquired Company party thereto and, to the Company’s Knowledge, the other parties thereto. Each Material Contract constitutes the complete agreement and understanding among the parties thereto regarding the subject matter thereof. No material default by the applicable Acquired Company has occurred under any Material Contract and, to the Company’s Knowledge, no default by any other party has occurred under any Material Contract. No event has occurred or fact, circumstance or condition exists that, to the Company’s Knowledge, with or without notice or the lapse of time, would become a material default by the applicable Acquired Company under any Material Contract. No party to any Material Contract has repudiated or terminated such Material Contract or notified the applicable Acquired Company of its intent to accelerate, cancel, terminate or not renew such Material Contract. 3.16 Employees and Independent Contractors. (a) Schedule 3.16(a) contains a correct and complete list of, as of the date hereof, all Persons who are (i) current employees of the Acquired Companies including, as applicable, each current employee’s (A) name; (B) date of hire; (C) title or position; (D) wage rate or current salary (if any); (E) severance entitlement; (F) principal work location; (G) part-time or full-time status; (H) classification as exempt or non-exempt pursuant to the Fair Labor Standards Act (“FLSA”); and (I) any accrued and unused vacation as of the date hereof; and (J) benefits provided to such individual (other than those provided to employees generally pursuant to the Employee Benefit Plans); (ii) individual independent contractors currently providing services to the Acquired Companies; and (iii) with respect to employees on a leave of absence, the type of leave, the date such leave began and the expected return to work date, if known. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, officers, directors, and other service providers of the Acquired Companies for services performed on or prior to the date hereof have been paid in full (or will be paid in the next regular payroll date of the Acquired Companies) or accrued in full. (b) No Acquired Company is a party to a collective bargaining agreement, and no such agreement is currently being negotiated or contemplated. There is no pending or, to the Company’s Knowledge, threatened, with respect to any of the Acquired Companies’ employees, (i) strike, slowdown, picketing or work stoppage, (ii) charge, grievance proceeding or other claim against or affecting the Acquired Companies relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Government Authority, (iii) union organizational activity, attempt to collectively bargain, or other labor or employment dispute against or affecting the Acquired Companies or (iv) application for certification of a collective bargaining agent. To the Company’s Knowledge, there is no basis for any work stoppage or other labor dispute. There is no lockout of any of the Acquired Companies’ employees, and the Acquired Companies are not contemplating such action. (c) The Acquired Companies are, and since January 1, 2023 have been, in compliance with all notice and other requirements under the WARN Act. Since January 1, 2023, no Acquired Company has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Acquired Company, (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any Acquired Company, and (iii) no Acquired Company has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of

-21- the WARN Act. No Acquired Company has caused any of their respective employees to suffer an “employment loss” (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof, and there has been no termination which would trigger any notice or other obligations under the WARN Act. (d) Each Acquired Company: (i) is in compliance in all Material Respects with all applicable Laws respecting employment or termination of employment, employment practices, terms and conditions of employment, worker classification, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, wages (including overtime wages), pay equity laws, compensation, hours of work or other labor-related matters, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, work authorization, wrongful discharge or violation of the personal rights of employees or prospective employees of such Acquired Company; (ii) is withholding, reporting and remitting all amounts required by any Law to be withheld and reported with respect to wages, salaries and other payments to such Acquired Company employee; and (iii) has no material Liability for any arrears of wages, notice or severance pay, or any Taxes or any penalty for failure to comply with any of the foregoing. No current independent contractor of such Acquired Company, or independent contractor of such Acquired Company since January 1, 2023, is or was actually an employee as a matter of law at the time such individual was treated as an independent contractor. (e) All Persons who perform services for the Acquired Companies are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any other United States immigration Laws relating to the employment of non-United States citizens applicable in the state in which such Persons are employed. Such Acquired Companies have properly completed and retained a Form I-9 with respect to each of its current and past employees employed since January 1, 2023, and have, in good faith, verified and fully recorded on the Form I-9 the information for the documents establishing identity and work authorization for each of its employees. Since January 1, 2023, such Acquired Companies have not been the subject of an audit or a proceeding from the United States Department of Homeland Security, including Immigration and Customs Enforcement, (or any predecessor thereto, including the United States Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding. No Acquired Company has made any verbal or written promise, representation or guarantee to any current, former, or future employee holding or seeking status under an H-1B visa (or any other employment-based nonimmigrant or immigrant visa classification) regarding (i) continued employment for any specified period of time or (ii) the sponsorship, initiation, or successful completion of any application for lawful permanent residence (including any labor certification or immigrant visa petition). No Acquired Company is bound by any Contract, policy, or practice that requires it to sponsor or continue to sponsor any employee for immigration benefits, including any green card application, except as required by applicable Law. (f) Since January 1, 2023, no Acquired Company has been a party to any Action, or received written notice or, to the Knowledge of the Company, verbal notice of any threatened Action from any Government Authority, in which an Acquired Company was, or is, alleged to have violated any Law relating to employment, including equal opportunity, discrimination, retaliation, harassment, work authorization, wages, hours, unpaid compensation, classification of employees as exempt from overtime or minimum wage Laws, classification of workers as independent contractors, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and/or privacy rights of employees. (g) Since January 1, 2023, no material complaints, demand letters, lawsuits, or other proceedings arising out of or concerning allegations of sexual harassment have been brought against the Acquired Companies, and to the Knowledge of the Company against any officer, director or employee of the Acquired Companies. This includes, but is not limited to, internal investigations of sexual harassment.

-22- (h) Except as set forth on Schedule 3.16(h), all officers, employees, directors, independent contractors, and other service providers of each Acquired Company are terminable at will by the Acquired Companies upon not more than thirty (30) days’ notice and without material cost or penalty to the Acquired Companies. There is no officer, executive, or group of employees of an Acquired Company who has indicated in writing an intention to terminate his, her or their employment with such Acquired Company. 3.17 Employee Benefits. (a) Schedule 3.17(a) lists each Employee Benefit Plan. Each Employee Benefit Plan (and each related trust, insurance contract and fund) (i) has been maintained, funded and administered in compliance, in all Material Respects, with its terms and (ii) complies, in all Material Respects, in form and operation with all applicable requirements of ERISA, the Code and other applicable Laws (including applicable state insurance Laws). All benefits, contributions and premiums required by and due under the terms of each Employee Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Employee Benefit Plan and the terms of all applicable Laws. (b) With respect to each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code § 401(a), (i) such Employee Benefit Plan meets all requirements for qualification under Code § 401(a) in all Material Respects, (ii) such Employee Benefit Plan has received a favorable determination from the IRS as to such Employee Benefit Plan’s qualification under the Code, or with respect to a prototype or volume submitter plan, is entitled to rely on an unrevoked favorable opinion or advisory letter to the sponsor of such prototype or volume submitted plan, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan or any related trust and (iii) such Employee Benefit Plan has been timely amended for the requirements of all applicable Tax legislation and discretionary amendments. (c) With respect to each Employee Benefit Plan, the Company has made available to Purchaser, as applicable, (i) the current plan document (and all amendments thereto) or a written description of the terms of any unwritten Employee Benefit Plan, (ii) the most recent Internal Revenue Service determination, opinion or advisory letter, (iii) any IRS Form 5500s, audited financial statements and actuarial valuation reports for the last three (3) years, (iv) the most recent summary plan description (and all summaries of material modifications thereto), (v) any trusts or funding instruments, and (vi) all non- routine communications with any Government Authority relating to an Employee Benefit Plan. (d) The Acquired Companies and their ERISA Affiliates do not sponsor, maintain, contribute to, or otherwise have any Liability with respect to, any “defined benefit plan” as defined in ERISA § 3(35) or that is subject to ERISA Title IV. (e) The Acquired Companies and their ERISA Affiliates do not sponsor, maintain, contribute to or otherwise have any Liability (including withdrawal liability as defined in ERISA § 4201) with respect to any “multi-employer plan” as defined in ERISA § 3(37), a “multiple employer plan” within the meaning of Code § 413(c) or a “multiple employer welfare arrangement” (as defined in ERISA § 3(40)). The Acquired Companies do not have, nor could reasonably be expected to have, any current or contingent liability or obligation on account of at any time being considered a single employer with any other Person under Code § 414 or under common control with any other Person within the meaning of ERISA § 4001(a)(14). (f) The Acquired Companies and their ERISA Affiliates do not sponsor, maintain, contribute to or otherwise have any Liability with respect to any “welfare plan” as defined in ERISA § 3(1) providing continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except continuation coverage required by COBRA and applicable

-23- state Law and at the expense of the participant or the beneficiary of the participant. The Acquired Companies and their ERISA Affiliates do not sponsor, maintain, contribute to or otherwise have any Liability with respect to any “welfare plan” that is funded by a voluntary employees beneficiary association plan. (g) There are no pending or, to the Company’s Knowledge, threatened Actions or audits against any Employee Benefit Plan by any employee or beneficiary covered under any Employee Benefit Plan or otherwise involving any Employee Benefit Plan (other than routine claims for benefits). Since January 1, 2023, no Employee Benefit Plan has been the subject of an examination or audit by a Government Authority or the subject of an application or filing under, or is a participant in voluntary compliance, self-correction, or similar program sponsored by any Government Authority. (h) Each Employee Benefit Plan (or portion thereof) that provides deferred compensation subject to Section 409A of the Code satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Employee Benefit Plan); and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could be incurred by a participant in any such Employee Benefit Plan. Neither the Company nor any ERISA Affiliate has any agreement or obligation to indemnify, reimburse, “gross-up” or otherwise compensate any individual for any Taxes or interest imposed on any such individual pursuant to Section 409A or 4999 of the Code. (i) No commitments by the Acquired Companies or their ERISA Affiliates to amend any Employee Benefit Plan have been made except as required by applicable Laws. (j) Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or upon the occurrence of any additional or subsequent event(s), including a subsequent termination of employment or service) will or may: (i) entitle any individual to severance pay, unemployment compensation, retention or change of control benefits, or any other payment from the Company, ERISA Affiliate, Purchaser or any Employee Benefit Plan; (ii) otherwise increase the amount of compensation due to individual or forgive indebtedness owed by any individual; or (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit under any Employee Benefit Plan, except to the extent required by Section 411(d)(3) of the Code. (k) No Employee Benefit Plan provides and no Acquired Company nor its ERISA Affiliates could be liable for a Tax gross up for any Person for purposes of Code §§ 4999 or 409A. (l) Each Employee Benefit Plan permits the plan sponsor to amend or terminate the plan at any time and without Liability, subject to the applicable filing and notice requirements under ERISA and the Code for amendment or plan termination. 3.18 Real Property. (a) Other than as set forth on Schedule 3.18(a), the Real Property constitutes all of the real property primarily used in connection with the Business or which is otherwise required for the conduct of the Business. (b) Schedule 3.18(b) sets forth the street address, and any tax parcel identification number of each Real Property. 3.19 Environmental.

-24- (a) Since January 1, 2023, except as set forth on Schedule 3.19(a): (i) each Acquired Company has been, in compliance in all Material Respects with all applicable Environmental Laws; (ii) no Acquired Company has received any Environmental Notice or Environmental Claim, (iii) to the Company’s Knowledge, no Acquired Company is the subject of, any Actions, demands, Environmental Notice, or Environmental Claim by any Person or Government Agency (A) alleging Liability under or non- compliance with any Environmental Law or (B) relating to the Release, alleged Release, threatened Release, presence, or alleged presence of Hazardous Materials in, under or upon any of the Real Property or any offsite disposal facility or location; and (iv) no Acquired Company has been party to any Order, decree or settlement issued pursuant to Environmental Law which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. (b) To the Company’s Knowledge, there is no condition, event, or circumstance under any Environmental Law that would prevent or impede, immediately after the Closing Date, the ownership, lease, operation, occupation, or use of the Real Property and the operation of the Business by Purchaser. (c) Except as set forth on Schedule 3.19(c), to the Company’s Knowledge, no asbestos, asbestos-containing materials, polychlorinated biphenyls, lead-based paint, toxic mold, or per- and polyfluoroalkyl substances are present at, in, on or under any of the Real Property. (d) Except as set forth on Schedule 3.19(d), there are no aboveground or underground storage tanks or tank systems present at, in, on, or under any of the Real Property. (e) Except as set forth on Schedule 3.19(e), other than in accordance with applicable Environmental Law, the Acquired Companies do not use, generate, manufacture, sell, store, distribute, deliver, handle, recycle, dispose of, permit the disposal of, or otherwise manage, treat, Release, or allow the Release of Hazardous Materials at any Real Property. (f) Each Acquired Company has all Environmental Permits required for operation of the Business. Each Acquired Company is, and at all times since January 1, 2023 has been, in compliance in all Material Respects with all Environmental Permits required for the operation of the Business, and all such Environmental Permits are transferable without restriction to Purchaser. (g) To the Company’s Knowledge, there has been no Release or threatened Release of Hazardous Materials by the Acquired Companies that would reasonably be expected to result in material Liability to the Acquired Companies under Environmental Laws. (h) To the Company’s Knowledge, none of the Real Property has been contaminated as a result of the Release of any Hazardous Material that would reasonably be expected to require investigation and/or remediation by the Acquired Companies pursuant to Environmental Laws. (i) Except as disclosed on Schedule 3.19(i), no Acquired Company has arranged for the disposal of any Hazardous Material in any manner so as to create any material Liability under any Environmental Law for the Acquired Companies. (j) The Acquired Companies have not transported any Hazardous Materials in any manner that could create any material Liability under any Environmental Law for the Acquired Companies. (k) Except as disclosed on Schedule 3.19(k), no Acquired Company has Released or disposed of any Hazardous Material at any real property or disposal location in violation of any Environmental Laws, and no Acquired Company has any Liability for the Release or disposal of any Hazardous Material at any location.

-25- (l) Except as disclosed on Schedule 3.19(l), no Acquired Companies has any material Liability under any Environmental Law nor is it responsible for any material Liability of any other Person under any Environmental Law. The Acquired Companies have not contractually assumed in writing any Liability or obligation of any predecessor or other Person arising under Environmental Law. (m) The Company has made available to Purchaser copies of any and all documents in its possession or control pertaining in any way to the compliance status of its business under the Environmental Laws, and all Phase I and Phase II environmental site assessments, reports, studies, audits, investigations, records, sampling data, site assessments, risk assessments, and other documents relating to the environment with respect to the Business or assets of the Acquired Companies, including but not limited to all such documents relating to the presence or Release of any Hazardous Materials on any of the Real Property. (n) The representations and warranties set forth in this Section 3.19 are the Company’s sole and exclusive representations and warranties regarding environmental matters. 3.20 Intellectual Property; Data Privacy and Security. (a) (i) Schedule 3.20(a)(i) sets forth a complete and accurate list of the Intellectual Property owned by the Acquired Companies (the “Owned Intellectual Property”), in each case stating the owner of all: (A) patents and patent applications; (B) trademark registrations and applications; (C) uniform resource locators, domain names and social media accounts; (D) copyright registrations and applications and (E) unregistered trademarks, copyrights, software and all other material Intellectual Property. (ii) Schedule 3.20(a)(ii) sets forth a complete and accurate list and description of all Contracts that cover Intellectual Property owned by any Third Party that is used or held for use by the Acquired Companies other than (A) non-customized, generally commercially available Software with annual fees per product not exceeding $25,000, and (B) shrink-wrap, click-wrap or other off-the-shelf end user licenses not exceeding $25,000. (iii) Schedule 3.20(a)(iii)(A) sets forth a complete and accurate list and description of all Contracts that cover Intellectual Property held by the Acquired Companies that is licensed to any Person, other than non-exclusive licenses granted to customers on the Standard Company Terms or distributors or vendors in the ordinary course of business. (b) An Acquired Company is the exclusive owner of, or is duly licensed pursuant to a valid and enforceable written license agreement to use, its Intellectual Property Assets, free and clear of Encumbrances other than Permitted Encumbrances and non-exclusive licenses granted to customers on the Standard Company Terms or distributors or vendors in the ordinary course of business. The Company has made available to Purchaser a copy of each Intellectual Property License. All Intellectual Property Assets exist, have been maintained in good standing and, as applicable, have been properly assigned or licensed to an Acquired Company. All directors, officers, employees, agents, consultants and contractors of the Acquired Companies who have contributed to or participated in the conception or development, or both, of the Intellectual Property Assets of the Acquired Companies have either (i) conceived or developed the Intellectual Property within the scope of their employment or been a party to “work-made-for-hire” arrangements or agreements with the applicable Acquired Company complying with applicable national and state Law that has accorded the applicable Acquired Company full, effective, exclusive and original ownership of all tangible and intangible property thereby conceived or developed or (ii) executed appropriate assignments in favor of the applicable Acquired Company that have conveyed to the applicable

-26- Acquired Company the full, effective and exclusive ownership of all tangible and intangible property conceived or developed thereby. The Acquired Companies have the full right to use their Intellectual Property Assets without any conflict with the rights of others, and have taken all reasonably necessary action to protect such Intellectual Property that is owned by the Acquired Companies. The Intellectual Property Assets of the Acquired Companies constitute all of the Intellectual Property used in or required for the Business. (c) The Acquired Companies have complied in all Material Respects with all domain name registration and other requirements of domain administration authorities concerning all domain names that are owned by the Acquired Companies. An Acquired Company is the owner of, or has sufficient rights to display or make available, all content, data, and other information displayed or made available, as applicable, on all websites associated with any domain name and any social media sites included in the Intellectual Property Assets. (d) The Intellectual Property Assets that are owned by the Acquired Companies are subsisting, valid, enforceable and in full force and effect, and have not expired, been cancelled, or abandoned. There are no royalties, fees, honoraria or other payments payable by the Acquired Companies to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Intellectual Property Assets of the Acquired Companies, other than salaries and sales commissions paid to employees and sales agents, and customary license fees charged by third-party licensors pursuant to an Intellectual Property License, in each case, in the ordinary course of business. To the Company’s Knowledge, the Acquired Companies have the sole and exclusive and unrestricted right to bring a claim or sue for past, present, and future infringement or misappropriation of the Intellectual Property Assets owned by the Acquired Companies. (e) To the Company’s Knowledge, no other Person claims the right to use any mark that is identical or confusingly similar to any trademark used by the Acquired Companies. No other Person has asserted to the Acquired Companies any ownership rights in any Intellectual Property Asset, except to the extent that such Intellectual Property Asset has been properly licensed to or by the applicable Acquired Company. To the Knowledge of the Company, neither the conduct of the Business nor the Acquired Companies’ Intellectual Property Assets (or use of them), has infringed upon, misappropriated, violated or engaged in unfair competition with, or is infringing, misappropriating, violating or engaging in any unfair competition with, the Intellectual Property of any other Person and, there is no Action pending or, to the Knowledge of the Company, threatened, alleging any such infringement, misappropriation, violation or unfair competition against the Acquired Companies. To the Company’s Knowledge, no other Person is infringing, misappropriating, violating or engaging in any unfair competition with respect to any Intellectual Property Asset of the Acquired Companies, and no such Action is pending or threatened against any Person by the Acquired Companies. (f) Neither this Agreement nor the Contemplated Transactions by this Agreement will result in: (i) an Acquired Company granting to any Third Party any right to any Intellectual Property owned by, or licensed to, an Acquired Company; (ii) an Acquired Company being bound by, or subject to, any non-compete or other restriction on its freedom to engage in, participate in, operate or compete in any line of business or (iii) an Acquired Company being obligated to pay any royalty or other license fee with respect to Intellectual Property of any Third Party in excess of the amount of any royalty or other license fee payable by an Acquired Company in the absence of this Agreement or the Contemplated Transactions. (g) The Acquired Companies take and since January 1, 2023 have taken commercially reasonable actions at least consistent with industry-standard practice to protect the confidentiality and security of all trade secrets, know-how and confidential information stored or contained in the Intellectual Property Assets from any unauthorized use, access, disclosure, destruction or modification. To the Company’s Knowledge, there has been no unauthorized disclosure by an Acquired Company of any

-27- material trade secret of the Acquired Companies. The Acquired Companies enforce and since January 1, 2023 have enforced a policy of requiring directors, officers, employees, agents, consultants and contractors with responsibility for the development or implementation of Intellectual Property or who may be exposed to any trade secret, know how or other confidential information to execute proprietary information, confidentiality and assignment agreements protecting the secrecy, confidentiality and value of such Intellectual Property, trade secrets and confidential information. The documentation relating to all material trade secrets owned by the Acquired Companies is current, accurate and sufficient in detail and content to identify and explain such trade secrets and to allow their full and proper use in the Business without reliance on the knowledge or memory of any individual. (h) No software owned (or purported to be owned) by the Acquired Companies contains any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any Person other than the Acquired Companies. All software used in the Business that is owned by the Acquired Companies has been developed in all Material Respects consistent with accepted industry practices, including best practices for reliability, stability and scalability. Such software includes documentation meeting industry standards and sufficient to permit users and information technology support personnel of average skill to use and support such software. No source code for any software that is owned by the Acquired Companies has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Acquired Companies under a binding written agreement that prohibits use of or disclosure of the Intellectual Property Assets of the Acquired Companies except in the performance of services for the Acquired Companies. No Person has any right to access or use any source code for any software that is owned by the Acquired Companies, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to result in or entitle any Person to demand the disclosure or release of such source code by the Acquired Companies, any escrow agent, or any other Person. The Acquired Companies are in possession of, or have access to, the source code for, and documentation applicable to, each current version of the software owned by the Acquired Companies in all Material Respects. All such software is maintained in a source code management system with commercially reasonable management, tracking and security measures and safeguards. (i) The Acquired Companies have rights necessary and sufficient to use all software, including middleware, databases, and systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the Business (the “IT Assets”), all of which rights shall survive unchanged by the consummation of the Contemplated Transactions in all Material Respects. The IT Assets operate and perform in all Material Respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations reasonably required for the current operation of the Business. All IT Assets are owned or licensed under valid licenses and operated by and are under the control of the Acquired Companies in all Material Respects, subject to commercially reasonable third‑party hosting, cloud, support, maintenance, or other service arrangements entered into in the ordinary course of business. The Acquired Companies do not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to the Acquired Companies. Since January 1, 2023, the IT Assets have not materially malfunctioned or failed and, to the Knowledge of the Company, do not contain any viruses, bugs, faults, errors, defects or other devices or effects, disabling codes or instructions or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that (i) enable or assist any Person to access without authorization or disable or erase the IT Assets, Personal Information, customer data or Intellectual Property Assets (or any and all parts thereof) or data or other software of the Acquired Companies or (ii) otherwise materially adversely affect the value, functionality or fitness of the intended purpose of any of the IT Assets or Intellectual Property Assets (or any and all parts thereof). There have been and are no claims or issues with respect to any of the IT Assets (or any other

-28- Intellectual Property Assets) which adversely affect the value, functionality or fitness for the intended purpose of such IT Assets or the Acquired Companies’ ability to perform any of its contractual obligations. (j) Each of the Acquired Companies is in material compliance with all licenses to which it is a party that governs its use of Open Source Software. No Software owned by the Acquired Companies or made available by an Acquired Company to any Person is or has become subject to Open Source Software disclosure obligations that would obligate the Acquired Companies to disclose, distribute, make available, offer or deliver any proprietary portion of the source code of any such Software to any Third Party, and the Acquired Companies have not used Open Source Software in any manner that (i) requires the disclosure or distribution in source code form of any Owned Intellectual Property; (ii) requires the licensing of any portion of any Owned Intellectual Property for the purpose of making derivative works; (iii) imposes any restriction on the consideration to be charged for the distribution of any Owned Intellectual Property; (iv) creates obligations for the Acquired Companies with respect to Owned Intellectual Property or grants to any Person any rights or immunities under Owned Intellectual Property or (v) imposes any other limitation, restriction or condition on the right of the Acquired Companies to use or distribute any Owned Intellectual Property. None of the Acquired Companies nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person any proprietary source code for the Software owned by the Acquired Companies as Open Source Software. (k) Except as set forth on Schedule 3.20(k), the Acquired Companies have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the Business and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities. (l) No government funding, facilities or resources of a university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of any Intellectual Property owned or purported to be owned by the Acquired Companies. (m) The Acquired Companies are and since January 1, 2023 have operated in material compliance with all applicable Data Security Requirements. No Acquired Company has received written notice or, to the Knowledge of the Company, verbal notice of, and there is no investigation, litigation, Action (at law or in equity) or, to the Company’s Knowledge, inquiry or investigation pending or any other violation of any Data Security Requirements by any Acquired Company, its employees, suppliers, vendors, contractors, or other agents. The Acquired Companies have the right to create, receive, maintain, transmit, access, process, use or disclose the Personal Information as used in the conduct the Business. Since January 1, 2023, the Acquired Companies have made available and been in material compliance with a Privacy Policy describing the Acquired Companies’ processing of Personal Information in a manner compliant with applicable Data Security Requirements. The Acquired Companies have not sold, assigned, leased, transferred or permitted the use of, or otherwise disclosed to any Person any Personal Information in a manner that would violate applicable Data Security Requirements. The Company has delivered to Purchaser a correct and complete copy of all terms and conditions of use, privacy policies and similar policies currently or previously posted on any website or service maintained by or on behalf of the Acquired Companies or published on any printed materials by the Acquired Companies, including, without limitation, any privacy or other policies otherwise published to customers of the Acquired Companies, or to which the Acquired Companies are subject. The execution, delivery, or performance of this Agreement and the consummation of the Contemplated Transactions will not violate any applicable Data Security Requirements in any Material Respects or result in or give rise to any right of termination or other right to impair or limit the Purchaser’s rights to own or use any Data or Personal Information as used in the conduct of the Business.

-29- (n) Since January 1, 2023, there has not been any Security Incident that has resulted in a material obligation under applicable Data Security Requirements for any Acquired Company to notify any Government Authority or affected individual that has not been made to the extent required by Law. The Acquired Companies have not received written notice or, to the Knowledge of the Company, verbal notice from any Third Party supplier, vendor or service provider that such Third Party supplier, vendor or service provider has suffered a Security Incident. The Acquired Companies do not transmit or store any Personal Information outside of the United States, nor to the Company’s Knowledge, process any Personal Information subject to Privacy and Security Laws outside the United States. The Acquired Companies are in compliance with and have at all times complied with all requirements contained in the Payment Card Industry Data Security standards (“PCI DSS”) relating to “cardholder data” (as such term is defined in the PCI DSS, as amended from time to time) with respect to all such cardholder data that has come into its possession or that is processed on the Acquired Companies’ behalf. There has never been a Security Incident involving any such cardholder data. The Acquired Companies have (i) maintained reasonable and industry standard security measures designed to control and prevent unauthorized access to the computer systems in its possession or control, (ii) taken all reasonable and industry standard measures to protect the security, confidentiality and value of the Data and Personal Information, and prevent against loss, misuse, unauthorized access, acquisition, modification, disclosure or other processing of the Data and Personal Information, and (iii) exercised reasonable due diligence, and required all suppliers, vendors, service providers, and contractors with access to any such IT Assets, Data, or Personal Information to implement and maintain policies, procedures, and controls consistent with the Acquired Companies’ policies, procedures, and the Data Security Requirements. 3.21 Taxes. (a) Each Acquired Company has timely filed or will timely file all Tax Returns required to be filed before the Closing Date. All such Tax Returns were or will be (when filed) complete and accurate in all Material Respects. All Taxes due and payable by each Acquired Company, whether or not shown on any Tax Return, have been or will be paid in full when due. No Acquired Company is currently a beneficiary of any extension of time within which to file any Tax Return. There are no Encumbrances on any Acquired Company’s assets that arose in connection with any failure or alleged failure to pay any Tax. Each Acquired Company has timely and properly withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other Third Party, and complied with all information reporting (including Internal Revenue Service Forms W-2 and 1099) and backup withholding requirements, including maintenance of required records with respect thereto. (b) To the Company’s Knowledge, here is no proceeding, audit or investigation concerning any Liability of any Acquired Company for Taxes pending, nor has there been any notice to any Acquired Company by any Tax authority regarding any such proceeding, audit or investigation, nor, to the Company’s Knowledge, is any such proceeding, audit or investigation threatened by any Tax authority. No deficiency for any Taxes has been proposed, asserted or assessed against any Acquired Company that has not been resolved and paid in full, and no Acquired Company has received any request from a Tax authority for information related to Tax matters that has not been resolved. No waiver, extension or comparable consent given by any Acquired Company regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending. (c) No Acquired Company is party to or bound by any Tax indemnity, Tax sharing, Tax allocation, Tax distribution, Tax gross-up, or similar agreement, other than any such agreement (i) solely between or among the Acquired Companies, KPI and Valley Pine or (ii) which is a commercial contract entered into in the ordinary course of business that does not primarily relate to Taxes.

-30- (d) No Acquired Company has any Liability for Taxes of another Person (other than another Acquired Company, KPI or Valley Pine) under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of foreign, state or local Law), as transferee or successor, by contract (other than pursuant to a commercial contract entered into in the ordinary course of business that does not primarily relate to Taxes), or otherwise. Except with respect to an affiliated group of corporations of which the Company is the parent, no Acquired Company is or has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or similar affiliated, consolidated, combined or unitary group defined under any similar provision of state, local or foreign Law). (e) All transactions that could give rise to an underpayment of Tax (within the meaning of Section 6662 of the Code) were reported by the Acquired Companies in a manner for which there is substantial authority or were adequately disclosed on the Tax Returns as required in accordance with Section 6662(d)(2)(B) of the Code. (f) No Acquired Company has requested or received a ruling from any Government Authority or signed any binding agreement with any Government Authority that might affect the amount of Tax due from such Acquired Company after the Closing Date. No power of attorney with respect to Taxes has been executed or filed with any Government Authority by or on behalf of the Acquired Companies that remains in effect. (g) Schedule 3.21(g) sets forth each jurisdiction in which the Acquired Companies are required to file Tax Returns or pay Taxes. No claim has been made by a Tax authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by that jurisdiction. (h) No Acquired Company is required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481(a) of the Code for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid, advance payment, or deposit amount received or deferred revenue accrued on or prior to the Closing Date, (iii) improper use of accounting method or change in method of accounting for a taxable period ending on or prior to the Closing Date (including, for the avoidance of doubt, any Section 481 adjustment pursuant to Section 13221(d) of U.S. P.L. 115-97), (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax laws) executed on or prior to the Closing Date, (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law) existing on or prior to the Closing Date, or (vi) income inclusion pursuant to Sections 951 or 951A of the Code with respect to any interest held in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or before the Closing Date including, without limitation, any currently owing, accrued or deferred items of income pursuant to Section 965 of the Code, and the IRS has not proposed to any Acquired Company in writing any such adjustment or change in accounting method. (i) No Acquired Company has engaged in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (j) The Acquired Companies have properly classified in all Material Respects service providers for federal Tax purposes and have properly administered in all substantial respects its benefit plans in accordance with such classifications. (k) The Acquired Companies have timely and properly collected and maintained all resale certificates, exemption certificates and other documentation required to qualify for any exemption from the collection of sales Taxes imposed on or due from the Acquired Companies.

-31- (l) Each of the Acquired Companies has, since its formation, been properly treated as a C corporation for U.S. federal income Tax purposes. (m) No Acquired Company has claimed or received any Tax credits or benefits under the CARES Act or any corresponding or similar provision of state, local or non-U.S. Law. (n) No Acquired Company is subject to Tax in any country (or any political subdivision thereof), other than the country of such Acquired Company’s formation, by virtue of having a permanent establishment in, fixed place of business in, nexus with, or otherwise with respect to any such country. (o) Each of the Acquired Companies is in compliance with all applicable transfer pricing Laws (including Section 482 of the Code and its corresponding Treasury Regulations and any corresponding or similar provision of state, local or non-U.S. Law), including the maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of such Acquired Company. (p) No Acquired Company has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code. (q) No Acquired Company owns (directly or indirectly) any equity interests in any other Person (other than the Company’s equity interests in SUI, Kalwall, KPI and Valley Pine). After the Restructuring, no Acquired Company will own (directly or indirectly) any equity interests in any other Person (other than the Company’s equity interests in SUI and Kalwall). No Acquired Company is a party to any joint venture, partnership, other arrangement or contract which may reasonably be expected to be treated as a partnership for federal income Tax purposes. (r) No Acquired Company is party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding or similar provision of state, local or non-U.S. Tax Law) in connection with the transactions contemplated by this Agreement, either alone or in combination with any other event. 3.22 Litigation and Investigations. Except as set forth on Schedule 3.22, there is no Action pending by or before any Government Authority or, to the Company’s Knowledge, threatened (a) against any Acquired Company or its directors, officers, employees or independent contractors (in their capacities as such or relating to their employment, services or relationship with such Acquired Company), (b) with respect to or affecting any Acquired Company’s assets, operations, business or financial condition or (c) related to the consummation of the Contemplated Transactions. There is no judgment, award, decree, injunction or Order against any Acquired Company or any of their assets, rights or properties or their directors, officers, employees or independent contractors (in their capacities as such or relating to their employment, services or relationship with such Acquired Company). No Acquired Company has any Action pending against any other Person. 3.23 Compliance with Laws. Each Acquired Company is operating and since January 1, 2023 has operated in compliance, in all Material Respects, with all applicable Laws. No Acquired Company is party to or bound by any Order (or any agreement entered into in any administrative, judicial or arbitration proceeding with any Government Authority) with respect to any of such Acquired Company’s assets or business activities. No Acquired Company is in violation of or, to the Company’s Knowledge, being investigated for violation of any applicable Law, Order or Permit by which such Acquired Company is bound or to which any asset or business activity of such Acquired Company is subject.

-32- 3.24 Products and Services. (a) Schedule 3.24(a)(ii) contains complete and accurate copies of the standard terms and conditions of sale for each of the products and services of the Acquired Companies (containing applicable guaranty, warranty and indemnity provisions) (the “Standard Company Terms”). Except for the Standard Company Terms or as otherwise set forth on Schedule 3.24(a)(ii), no product or service produced, performed, sold, provided, designed or distributed by or on behalf of the Acquired Companies is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. All products and services produced, performed, sold, provided, designed or distributed by the Acquired Companies are in conformity with all applicable contractual commitments, product specifications, and express and implied warranties. (b) Since January 1, 2023, the Acquired Companies have produced, performed, sold, provided, designed, and distributed their products and services in compliance with (i) applicable Laws and (ii) documented and consistently applied testing, inspection, validation, verification, quality assurance, and release procedures (including any acceptance criteria and sampling plans). Since January 1, 2023, the Acquired Companies have maintained processes designed to identify, document, investigate, and disposition nonconforming products and to implement corrective and preventive actions where appropriate, (c) Since January 1, 2023, the Acquired Companies have maintained records of any and all claims, demands, notices, requests for repair, replacement, refund, credit, chargeback, setoff, price concession, field action request, return, recall-related request, or other assertion (whether formal or informal, written or verbal) by any customer or end user alleging or relating to any actual or alleged defect, nonconformity, failure, malfunction, performance issue, or breach of warranty (express, implied, statutory, or otherwise) with respect to any product or service produced, performed, sold, provided, designed or distributed by the Acquired Companies (“Product and Service Claims”) and material customer complaints relating to any product or service produced, performed, sold, provided, designed or distributed by the Acquired Companies, including the nature of the allegation, the product(s) implicated, the date received, the status and disposition, and any remediation provided. Since January 1, 2023, except as set forth on Schedule 3.24(c), no Acquired Company has received written notice or, to the Knowledge of the Company, verbal notice of any Product and Service Claims greater than $100,000 for (and, to the Knowledge of the Company, there are no threatened Product and Service Claims for) any product or service produced, performed, sold, provided, designed or distributed by the Acquired Companies. (d) The Acquired Companies have established and maintained financial reserves on their books and records for Product and Service Claims that are (i) determined in good faith, and (ii) reasonable in amount in light of the Acquired Companies’ historical experience, known Product and Service Claims, identified customer complaints, and the reasonably anticipated exposure relating to customers (or end users) that are similarly situated in relevant respects, including by product model or version, manufacturing lot or date range, intended use, operating environment, and the nature of the alleged issue or complaint (“Similarly Situated Customers”). In establishing such reserves, the Company has considered, to the extent applicable and reasonably estimable, (i) the volume and severity of identified customer complaints, (ii) the likelihood that the same or similar issues may affect products sold to Similarly Situated Customers, (iii) expected costs of repair, replacement, refund, credits, concessions, logistics, and related handling, and (iv) any expected incremental testing, inspection, or remediation reasonably necessary to address such issues. There are no known Product and Service Claims or Liabilities based on identified customer complaints, including those reasonably expected to arise from Similarly Situated Customers, that are not adequately reserved against on the face of the Interim Financial Statements. (e) There have been no product recalls, withdrawals or seizures by any Government Authority with respect to, no Acquired Company has implemented any material field action (including

-33- recalls, corrections, removals, retrofits, or advisory notices) with respect to any products produced, performed, sold, provided, designed or distributed by the Acquired Companies. (f) Except as set forth on Schedule 3.24(f), no Acquired Company has entered into, or offered to enter into, any Contract pursuant to which such Acquired Company is or shall be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements with or to any customer or other business relation. Each Acquired Company has paid all such rebates, discounts, promotional allowances or similar payments or arrangements due and owing by it, and has adequately accrued for any such rebates, discounts, promotional allowances or similar payments or arrangements on the Interim Financial Statements. 3.25 Customers; Vendors and Suppliers. Schedule 3.25 sets forth a list of the ten (10) largest customers of each of the “Kalwall”, “Kal-Lite” and “Structures Unlimited” brands, based on fiscal 2025 annual revenues (each, a “Significant Customer”) and the ten (10) largest suppliers of the Acquired Companies based on fiscal 2025 annual spend (each, a “Significant Supplier”). Since December 1, 2024, there has been no termination of or material adverse change to or reduction in the business relationship of any Acquired Company with any such Significant Customer or Significant Supplier, nor, to the Knowledge of the Company, has any such customer, vendor or supplier threatened to cancel, terminate, modify or amend the terms of or reduce such business relationships, other than changes in the ordinary course not material to the Business of any Acquired Company, taken individually. No Acquired Company is involved in any material dispute with any Significant Customer or Significant Supplier. 3.26 Related Party Transactions. Except as set forth on Schedule 3.26, there are no business relationships between (a) an Acquired Company and (b) any of (i) the Acquired Companies’ present or former equityholders, directors, officers or employees, (ii) the family members of any Person described in Section 3.26(b)(i), (iii) the entities controlled by any Person described in Section 3.26(b)(i) or Section 3.26(b)(ii) or in which any such Person, directly or indirectly, has a financial interest or (iv) any director, officer or employee of any Person (other than an Acquired Company) which is a material customer, supplier, vendor, lessor, lessee or competitor of an Acquired Company. 3.27 FCPA; Export Control Laws; Import Compliance. (a) No Acquired Company nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or other Person acting on behalf of an Acquired Company has taken, any action, directly or indirectly, that would result in a violation by such Persons of either (i) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is understood with respect to the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or agent thereof, in contravention of the FCPA or (ii) the UK Bribery Act 2010. Each Acquired Company has conducted the Business in compliance with the FCPA and the UK Bribery Act 2010. (b) No Acquired Company (i) has any pending voluntary self-disclosures with respect to applicable Law relating to export or reexport controls or sanctions, including the United States and any jurisdiction in which such Acquired Company is established or from which it exports or reexports any items or in which it provides services, including the Export Administration Regulations with the Bureau of Industry and Security of the U.S. Department of Commerce, sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department and the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. State Department (collectively, “Export Control Laws”), or (ii) has received written notice or, to the Knowledge of the Company, verbal notice from any Government Authority that such Acquired Company

-34- is under criminal or civil investigation concerning any of the Export Control Laws or in non-compliance with any of the Export Control Laws. Each Acquired Company has at all times acted without material violation and in compliance with the Export Administration Regulations with the Bureau of Industry and Security of the U.S. Department of Commerce and any sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department. (c) No Acquired Company nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or other Person acting on behalf of an Acquired Company, has taken any action, directly or indirectly, that would result in a violation by such Acquired Company of the Tariff Act of 1930, the Trade Act of 1974, the U.S. customs regulations at 19 C.F.R. Chapter 1, the Foreign Trade Regulations (15 C.F.R. Part 30), or any other import law of the United States that determines the admissibility or amount of import duties or tariffs that such Acquired Company owes to U.S. Customs and Border Protection upon import of merchandise into the United States (collectively “U.S. Trade Law”). No Acquired Company has received any written notice, correspondence, summons, request for information, or other contacts, formal or informal, or, to the Knowledge of the Company, verbal notice from Government Authorities of relevant jurisdictions relating to U.S. Trade Law violations, potential violations or investigations of potential violations of U.S. Trade Law. Since January 1, 2023, the Acquired Companies’ imports into the United States have not been suspended from liquidation because they are or may be subject to antidumping or countervailing duty orders. 3.28 Brokers. Except for the Financial Advisor, whose fees, expenses, commissions and any other amounts payable in connection with the transactions contemplated by this Agreement or any Transaction Document constitute Company Transaction Expenses for all purposes hereunder, the Acquired Companies do not and will not have any Liability to pay any fees or commissions to any broker, finder or similar agent with respect to the Contemplated Transactions. 3.29 No Other Representations and Warranties. NEITHER THE ACQUIRED COMPANIES NOR THEIR REPRESENTATIVES OR DIRECT OR INDIRECT EQUITYHOLDERS HAVE MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OR OF ANY NATURE WHATSOEVER RELATING TO THE ACQUIRED COMPANIES OR THE BUSINESS (INCLUDING AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF THE ACQUIRED COMPANIES), OR OTHERWISE IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, AND DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION OR WARRANTY MADE OR COMMUNICATED (ORALLY OR IN WRITING, INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED BY THEIR REPRESENTATIVES) TO THE OTHER PARTIES, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED COMPANIES EXPRESSLY SET FORTH IN THIS ARTICLE III AND THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE REAL ESTATE PURCHASE AGREEMENTS. ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE EQUITYHOLDERS Each Equityholder hereby severally and not jointly represents and warrants to Purchaser that, except as disclosed in each Equityholder Disclosure Schedule delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement (each, an “Equityholder Disclosure Schedule”): 4.1 Equity Interests. Such Equityholder owns, beneficially and of record, the number and class of the Equity Interests set forth opposite such Equityholder’s name in the Distribution Schedule, free and clear of any and all Encumbrances. Such Equityholder does not own any other securities of the

-35- Company. Except as set forth in the Transaction Documents, there are no agreements or other rights or arrangements existing which provide for the sale, purchase, exchange or other transfer by such Equityholder of any equity of the Company, or beneficial ownership of equity of the Company, of Equity Interests owned by such Equityholder. 4.2 Power and Authority. Such Equityholder has full capacity, power and authority to enter into and perform this Agreement and all other Transaction Documents to be executed by such Equityholder pursuant to this Agreement. The execution and performance of this Agreement and each Transaction Document to which such Equityholder is a party has been duly and validly authorized by all requisite corporate action on the part of such Equityholder, if applicable. 4.3 Enforceability. This Agreement has been duly executed and delivered by such Equityholder and constitutes a valid and legally binding obligation of such Equityholder, enforceable against such Equityholder in accordance with its terms, except as may be limited by the Enforceability Exceptions. Upon execution and delivery by such Equityholder, the other Transaction Documents to which such Equityholder is a party will have been duly executed and delivered by such Equityholder and will constitute valid and legally binding obligations of such Equityholder, enforceable against such Equityholder in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. 4.4 Consents. No consent, authorization, Order or approval of, or filing or registration with, any Government Authority or other Person is required for such Equityholder’s execution and delivery of this Agreement and the other Transaction Documents to which such Equityholder is a party or such Equityholder’s consummation of the Contemplated Transactions, except as would not reasonably be expected to prevent or materially delay the ability of such Equityholder to consummate the Closing. 4.5 No Conflicts. Neither such Equityholder’s execution and delivery of this Agreement and the other Transaction Documents to which such Equityholder is a party nor such Equityholder’s consummation of the Contemplated Transactions will conflict with or result in a breach of any provision of such Equityholder’s Governing Documents (if applicable) or any Law or Order to which such Equityholder is party or by which such Equityholder is bound, except as would not reasonably be expected to prevent or materially delay the ability of such Equityholder to consummate the Closing. 4.6 Litigation and Investigations. There is no Action pending by or before any Government Authority or, to the Knowledge of such Equityholder, threatened against such Equityholder challenging the validity or enforceability of this Agreement or the other Transaction Documents to which such Equityholder is a party or seeking to enjoin or prohibit consummation of the Contemplated Transactions. ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER Purchaser represents and warrants to the Equityholders that: 5.1 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Minnesota. 5.2 Power and Authority. Purchaser has full power and authority to enter into and perform this Agreement and all other Transaction Documents to be executed by such Person pursuant to this Agreement (collectively, the “Purchaser Documents”). The execution and performance of each Purchaser Document has been duly and validly authorized by all requisite corporate action on the part of Purchaser. 5.3 Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by the Enforceability Exceptions. Upon execution and delivery by

-36- Purchaser, the other Purchaser Documents will have been duly executed and delivered by Purchaser and will constitute valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. 5.4 Consents. No consent, authorization, Order or approval of, or filing or registration with, any Government Authority or other Person is required for Purchaser’s execution and delivery of this Agreement and the other Purchaser Documents or Purchaser’s consummation of the Contemplated Transactions, except as would not reasonably be expected to prevent or materially delay the ability of Purchaser to consummate the Closing. 5.5 No Conflicts. Neither Purchaser’s execution and delivery of this Agreement and the other Purchaser Documents nor Purchaser’s consummation of the Contemplated Transactions will conflict with or result in a breach of any provision of Purchaser’s Governing Documents or any Law or Order to which Purchaser is party or by which Purchaser is bound, except as would not reasonably be expected to prevent or materially delay the ability of Purchaser to consummate the Closing. 5.6 Litigation and Investigations. There is no Action pending by or before any Government Authority or, to the Knowledge of Purchaser, threatened against Purchaser challenging the validity or enforceability of this Agreement or the other Transaction Documents to which Purchaser is a party or seeking to enjoin or prohibit consummation of the Contemplated Transactions. 5.7 Sufficiency of Funds. Purchaser will have at the Closing, sufficient available funds (through cash on hand, credit arrangements or otherwise) (a) to pay all amounts payable by Purchaser pursuant to ARTICLE I hereunder; (b) to make all other necessary payments of fees and expenses in connection with the Contemplated Transactions; and (c) to perform and discharge its obligations under the Transaction Documents and in connection with the Contemplated Transactions. Purchaser expressly acknowledges that its obligations hereunder are not subject to any conditions, express or implied, regarding Purchaser’s ability to obtain financing (or to obtain financing on terms acceptable to Purchaser) for the consummation of the Contemplated Transactions. 5.8 Brokers. Purchaser has no Liability to pay any fees or commissions to any broker, finder or similar agent with respect to the Contemplated Transactions for which the Company would have Liability. 5.9 R&W Insurance Policy. On or prior to the date hereof, Purchaser has bound the R&W Insurance Policy. The R&W Insurance Policy provides coverage for breaches of the representations set forth in ARTICLE III and ARTICLE IV of this Agreement, the representations set forth in Section 8 of the Real Estate Purchase Agreements and Indemnified Taxes with respect to the Contemplated Transactions. 5.10 Due Diligence Investigation. Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Contemplated Transactions. Purchaser has completed to its satisfaction its own due diligence review with respect to the Acquired Companies and is entering into the Contemplated Transactions based on the foregoing investigation and due diligence. 5.11 Investment. Purchaser is acquiring the Equity Interests for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person in violation of applicable securities Laws. Purchaser has made, independently and without reliance on the Company (except to the extent that Purchaser has relied on the representations and warranties of the Company set forth in ARTICLE III), its own analysis of the Equity Interests for the purposes of acquiring the Equity Interests, and purchase as had reasonable and sufficient access to documents, other information

-37- and materials as it considers appropriate to make its evaluations. Purchaser acknowledges that it is a sophisticated purchaser of businesses and it has been given sufficient access to all information requested by it. Purchaser acknowledges that the Equity Interests are not registered pursuant to any securities Laws. There are no existing Contracts pursuant to which Purchaser will divest or otherwise dispose of, by any manner, Equity Interests, the equity interests of the Acquired Companies, or the assets of the Acquired Companies. 5.12 No Other Representations and Warranties. NEITHER PURCHASER NOR ITS REPRESENTATIVES OR DIRECT OR INDIRECT EQUITYHOLDERS HAVE MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OR OF ANY NATURE WHATSOEVER RELATING TO PURCHASER OR OTHERWISE IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, AND DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION OR WARRANTY MADE OR COMMUNICATED (ORALLY OR IN WRITING, INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED BY THEIR REPRESENTATIVES) TO THE OTHER PARTIES, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER EXPRESSLY SET FORTH IN THIS ARTICLE V. ARTICLE VI COVENANTS AND AGREEMENTS 6.1 Further Actions. Until the Closing, subject to the terms and conditions of this Agreement, the Company and the Equityholders will, and will cause their Affiliates to, cooperate in good faith with the other Parties and their Affiliates and use its commercially reasonable efforts to take such actions and execute and deliver such documents and instruments that are reasonably necessary, proper or advisable to consummate the Contemplated Transactions as promptly as practicable, including using commercially reasonable efforts to (a) obtain each consent, authorization, Order and approval and make each filing, registration and notice required to be disclosed pursuant to Section 3.5 or Section 3.6, (b) prevent the entry, enactment or promulgation of any pending or threatened Order that would prevent, prohibit or delay the consummation of the Contemplated Transactions, (c) lift or rescind any existing Order preventing, prohibiting or delaying the consummation of the Contemplated Transactions, (d) effect all necessary registrations, applications, notices and other filings required by applicable Law to consummate the Contemplated Transactions, and (e) cooperate with the other Parties with respect to all registrations, applications, notices and other filings by any other Party that are required by applicable Law or that such other Party otherwise elects to make to consummate the Contemplated Transactions. 6.2 Conduct of the Business. The Company agrees that, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to its terms,, and except as (i) otherwise contemplated hereby or in any of the Transaction Documents (including with respect to the Restructuring), (ii) set forth in Schedule 6.2, (iii) consented to by Purchaser, in writing, or (iv) required by any order or Law, each Acquired Company shall: (x) conduct its business in the ordinary course in a manner consistent with past practice, (y) use commercially reasonable efforts to: maintain the present business organization of the Acquired Companies, conduct its business in compliance with applicable Laws, preserve the assets and properties of the Acquired Companies in good repair and condition and retain the services of the executive officers and Key Employees of the Acquired Companies, and (z) preserve intact the relationships with the Acquired Companies’ customers, suppliers, vendors, licensors, licensees, advertisers, distributors and other Third Parties having material business dealings with the Acquired Companies, and, subject to the foregoing, the Company and each Equityholder shall not: (a) cause any Acquired Company to purchase or otherwise acquire any assets except supplies or Inventory in the ordinary course of business consistent with past practice;

-38- (b) amend or restate any Governing Document of any Acquired Company; (c) declare, set aside, or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any outstanding equity interests of any Acquired Company, or split, sub-divide, combine or reclassify any of the equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for equity interests of any Acquired Company; (d) enter into any agreement with respect to the voting of any equity interests of any Acquired Company, or amend any term of any equity interests of any Acquired Company; (e) repurchase, redeem or otherwise acquire, directly or indirectly, any equity interests of any Acquired Company; (f) issue, transfer, assign or grant registration rights, redeem, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of any shares of capital stock (or other equity interests) of any Acquired Company or securities convertible into, or subscriptions, rights, warrants, profits interests or options to acquire, or other Contracts of any character obligating it to issue any such shares (or other interest) or other convertible securities; (g) sell, lease, license, sublicense, transfer, permit to lapse, abandon or expire or otherwise dispose of or encumber (other than Permitted Encumbrances) any of its properties or assets, or enter into any Contract with respect to the foregoing; (h) make any sale, abandonment, license, or other disposition of any Intellectual Property Assets; (i) create, incur, assume or otherwise voluntarily become liable with respect to any Indebtedness or guarantee any Indebtedness or issue or sell any debt securities; (j) make budgeted capital expenditures not in accordance with Schedule 6.2(j), capital additions or capital improvements in excess of the budget, or commit to any capital expenditures, capital additions or capital improvements, or incur any Liability in respect thereof, to be funded after the Closing; (k) (i) enter into, adopt or materially amend any severance, compensation or benefit plan, program, policy or Contract or any Employee Benefit Plan if it were existence on the date hereof, including any equity interest issuance, option or other equity or equity-based plan, or terminate or amend any Employee Benefit Plan or other compensation or benefit plan, program, policy, Contract, entitlement, grant or award provided or made under any such plan, program, policy or Contract, except in each case as required under ERISA, applicable Law or as necessary to maintain the qualified status of such plan under the Code, (ii) pay any bonus to any current or former officer, employee, non-employee director or consultant or increase the salaries, severance, wage rates, compensation, benefits or fees of any of its current or former officers, directors, employees or consultants; (iii) accelerate the vesting, funding or payment of any compensation or benefits; or (iv) implement or announce any employee layoffs or plant closing requiring notice or payments under the WARN Act; (l) commence or settle an Action other than for the routine collection of bills in the ordinary course of business consistent with past practice; (m) acquire or agree to acquire by merging or consolidating with, or by purchasing any substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

-39- (n) change accounting methods or practices or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice), except in each case as required by changes in FRF for SMEs or Law; (o) place or allow the creation of any Encumbrance on any assets of any Acquired Company; (p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Acquired Company (other than the Contemplated Transactions) or reclassify, split, combine or subdivide, directly or indirectly, any of its securities; (q) enter into (or accept assignment of) any Contract that would be a Material Contract if entered into prior to the date hereof or materially alter or terminate any Material Contract, or waive, release or assign any material rights, claims or benefits of any Acquired Company under any Material Contract; (r) accelerate the collection of accounts receivable, delay the purchase of supplies, delay normal repairs or maintenance, or delay payment of accounts payable or accrued expenses outside the ordinary course of business consistent with past practice; (s) make or change or revoke any material Tax election, file any amended Tax Return, adopt or change any material method of Tax accounting or change any annual Tax accounting period, enter into any agreement in respect of Taxes with any Government Authority, settle any Tax claim or assessment, surrender any right to claim a refund or credit of Taxes, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, seek any Tax ruling from any taxing authority, file any Tax Return other than in accordance with past practice of the Acquired Companies except as otherwise required by applicable Tax Law, or fail to file any Tax Return or pay Taxes when due; (t) make any loans, advances or capital contributions to, or investments in, any other Person, other than routine expense advances to its employees in the ordinary course of business consistent with past practice; (u) recognize any union or other labor organization as the representative of any of the employees of the Acquired Companies, or enter into any new or amended collective bargaining agreement with any labor organization except as required by applicable Law; (v) modify the operation or security of any material software or systems in any manner that is adverse to the Acquired Companies; or (w) take, agree, authorize or commit to, or otherwise, take any of the actions described in clauses (a) through (v) in this Section 6.2. 6.3 Access and Investigation. Until the Closing, the Equityholders and the Company will, and will cause their Affiliates to, (a) give Purchaser, including its representatives, reasonable access to, or copies of, all of the Acquired Companies’ properties, books, records, contracts, documents, insurance policies, personnel, suppliers, customers, provided that Purchaser shall not contact or communicate with any employees or customer of the Acquired Companies without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), (b) provide to Purchaser, including its representatives, such additional financial, operating and other relevant information as Purchaser reasonably requests, provided, no such access or information will be required to be provided if it would violate any Law or, in the reasonable judgment of the Company, jeopardize any attorney-client privilege of the

-40- Acquired Companies; provided, further, that, if any Acquired Company is so restricted, the Company shall notify Purchaser that information or records are being withheld and provide Purchaser with as much information as possible with respect to such information, and (c) otherwise cooperate and assist, to the extent reasonably requested by Purchaser, with Purchaser’s investigation of the Acquired Companies’ business, operations, assets, liabilities, financial condition and prospects; provided, that such access, cooperation and assistance shall not unreasonably interfere with the operation of the Business. 6.4 Notifications. Until the Closing, the Equityholders and the Company will promptly deliver to Purchaser written notice (a) if any representation or warranty made by the Company or any Equityholder in this Agreement was, when made, or has subsequently become, untrue in any Material Respect, (b) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or would reasonably be expected to cause any condition to the obligations of Purchaser to effect the Contemplated Transactions not to be satisfied, or (c) of the failure of any Acquired Company or any Equityholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party hereto to effect the Contemplated Transactions not to be satisfied; provided, that no such notice shall have any effect on Purchaser’s ability to assert the failure of any condition to its obligation to consummate the Closing set forth in ARTICLE II to be satisfied or limit the rights and remedies of Purchaser under this Agreement. 6.5 Confidentiality. (a) The Company, the Equityholders, the Representative and Purchaser shall treat all nonpublic information provided or obtained in connection with this Agreement and the Contemplated Transactions as confidential in accordance with the terms of the Confidentiality Agreement (in the case of the Equityholders and the Representative, as if they were parties to, and bound by the use and nondisclosure obligations of, the Confidentiality Agreement). The terms of the Confidentiality Agreement are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate. In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement will govern. (b) After the Closing: (i) Each Equityholder and the Representative shall hold, and shall use commercially reasonable efforts to cause its Affiliates, and their respective officers, directors, managers, employees and agents to hold, in strict confidence from any Person, (A) all documents and information concerning Purchaser, or any of Purchaser’s Affiliates furnished to it by Purchaser or Purchaser’s officers, directors, managers, employees, agents or Affiliates in connection with this Agreement or the Contemplated Transactions, and (B) all information regarding the Acquired Companies; and (ii) Purchaser shall hold, and shall use commercially reasonable efforts to cause its Affiliates, and their respective officers, managers, directors, employees and agents to hold, in strict confidence from any Person, all documents and information concerning the Equityholders and the Representative furnished to it by the Company or the Company’ officers, directors, managers, employees, agents or Affiliates, in connection with this Agreement or the Contemplated Transactions; provided, that the foregoing restrictions shall not apply to Purchaser’s or any of its Affiliates’ use or disclosure of documents and information concerning the Acquired Companies furnished by or on behalf of the Acquired Companies; unless in the case of either (i) or (ii) above: (A) such party is compelled to disclose such documents or information by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the Contemplated Transactions of Government Authorities) or by other

-41- requirements of Law, (B) such documents or information are disclosed in an action or proceeding brought by a party in pursuit of its rights or in the exercise of its remedies hereby, or (C) such documents or information can be shown to have been (I) previously known by the party receiving such documents or information (except with respect to subsection (b)(i)(B) above), (II) in the public domain (either prior to or after the furnishing of such documents or information hereby) through no fault of such receiving party or (III) later acquired by the receiving party from another source if, to the knowledge of the receiving party after reasonable inquiry, such source is not under an obligation to another party to keep such documents and information confidential.. 6.6 Exclusivity. Until the earlier of the Closing or the termination of this Agreement pursuant to Section 7.1, neither the Company nor any Equityholder will, and each will not permit any of its Affiliates, representatives, agents and advisors (including financial advisors, attorneys and accountants) to solicit, initiate or encourage, directly or indirectly, any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any inquiry or proposal from, any Person (other than Purchaser) relating to any transaction or series of transactions involving (a) the sale of any Acquired Company’s business operations or any Acquired Company’s assets, (b) any Acquired Company’s equity securities or (c) any merger, consolidation, combination or similar transaction involving any Acquired Company (collectively, a “Company Transaction”). No Acquired Company has any agreement, arrangement or understanding with any Person with respect to a Company Transaction other than this Agreement. The Acquired Companies shall immediately cease and cause to be terminated any and all discussions with any Third Party regarding the Company Transaction, and if a proposal, inquiry or contact regarding a Company Transaction is made, the Company shall promptly (and in any event within one (1) day of receipt) notify Purchaser of such proposal, inquiry or contact (which notification shall include any terms received in writing regarding such proposal, inquiry or contact (and any material written modifications thereto) or if received orally a summary of the terms thereof), and the Company shall keep Purchaser informed of the status and details of any future notices, requests, correspondence or communications related thereto. 6.7 Employees. (a) Until the date that is twelve (12) months following the Closing Date, Purchaser shall cause the Acquired Companies or their Affiliates to provide current employees of the Acquired Companies as of the Closing who continue employment with the Acquired Companies after the Closing (“Continuing Employees”) with base compensation, incentive compensation opportunities (including cash bonus and commission arrangements, but not including discretionary bonuses, equity or equity-related incentives, retention, change in control, transaction or similar bonuses and nonqualified deferred compensation) and employee welfare and retirement benefits that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Closing. (b) For purposes of eligibility, vesting and the level of benefits to be provided under the Employee Benefit Plans of the Acquired Companies and their Affiliates providing benefits to any Continuing Employees after the Closing (the “Purchaser Plans”), Purchaser shall, or shall cause its Affiliates (including the Acquired Companies from and after the Closing) to, credit each Continuing Employee with such Continuing Employee’s years of service with the Acquired Companies before the Closing (including predecessor or acquired entities or any other entities for which the Acquired Companies have given credit for prior service), to the same extent as such Continuing Employee was entitled, before the Closing, to credit for such service under the corresponding Employee Benefit Plan, except (i) for purposes of benefit accrual, (ii) for any purpose where service credit for the applicable period is not provided to participants generally and (iii) to the extent such credit would result in a duplication of accrual of benefits. In addition, and without limiting the generality of the foregoing, Purchaser and its Affiliates (including the Acquired Companies from and after the Closing) shall use commercially reasonable efforts (A) so that each Continuing Employee will be immediately eligible to participate, without any waiting time,

-42- in any and all Purchaser Plans to the extent coverage under such Purchaser Plan replaces coverage under a similar or comparable Employee Benefit Plan in which such Continuing Employee participated immediately before the Closing (such plans, collectively, the “Old Plans”) and only to the extent such waiting periods were previously satisfied under the Old Plans; and (B) to cause any eligible expenses incurred by such Continuing Employee and such Continuing Employee’s covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding Purchaser Plan begins to be taken into account under such Purchaser Plan for purposes of satisfying deductible and maximum out-of-pocket requirements applicable to such Continuing Employee and such Continuing Employee’s covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Purchaser Plan. (c) This Section 6.7 will not create any Third-Party beneficiary rights, nor will it be enforceable by any of the Continuing Employees, any Person representing the interest of the Continuing Employees, or any spouse, dependent or beneficiary of any of the Continuing Employees, nor will anything herein be treated as creating a benefit plan or deemed an amendment to any Employee Benefit Plan or any benefit plan maintained by Purchaser or any of its Affiliates. This Section 6.7 is solely an agreement between and for the benefit of the Parties and will be enforceable by them. No term of this Agreement will be deemed to create any Contract with any of the Continuing Employees or to give any of the Continuing Employees the right to be retained in the employment of the Acquired Companies or any of their Affiliates (including, after the Closing, Purchaser and its Affiliates), or to interfere with the Acquired Companies’ or any of their Affiliates’ (including, after the Closing, Purchaser’s and its Affiliates’) right to terminate the employment of any of the Continuing Employees at any time. (d) Effective as of no later than the day prior to the Closing, the Company shall terminate all Employee Benefit Plans or, in the alternative, transfer ownership of such Employee Benefit Plans to an entity other than the Acquired Companies. The Company shall provide Purchaser with evidence satisfactory to Purchaser prior to the Closing that all Employee Benefit Plans have been terminated or sponsorship of such Employee Benefit Plans has been transferred. If the Fidelity 401(k) Plan (the “Company 401(k) Plan”) is terminated, the Company shall also provide Purchaser with evidence prior to Closing that the Company 401(k) Plan has been (i) amended as of the termination date of the Company 401(k) Plan (the “Plan Termination Date”) for all changes in the Law or plan qualification requirements required to be made on or prior to the Plan Termination Date and (ii) corrected by the Plan Termination Date with respect to all operational failures, including the payment of applicable excise taxes using IRS Form 5330. In connection with any such termination, the Company shall take such actions as are necessary to fully vest all affected employees in their account balances under the Company 401(k) Plan and shall cease all contributions (other than contributions required by the terms of the Company 401(k) Plan or applicable Law with respect to compensation earned through the Plan Termination Date). 6.8 280G Matters. Promptly following the execution of this Agreement and prior to the Closing, the Company will use reasonable best efforts to obtain an executed parachute payment waiver, in form reasonably acceptable to Purchaser (the “Parachute Payment Waiver”) from each “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder (“Section 280G”)) and will deliver any Parachute Payment Waiver it obtains to Purchaser. Promptly following the delivery of any Parachute Payment Waivers (but in no event less than two Business Days prior to the Closing), the Company will submit to the eligible Equityholders (as determined pursuant to Section 280G and otherwise in accordance with the Equityholders’, as applicable, normal voting procedures) for approval (in a manner reasonably satisfactory to Purchaser), by such number of Equityholders as is required by the terms of Section 280G, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments” pursuant to Section 280G (“Section 280G Payments”) (which determination will be made by the Company and will be subject to review and approval by Purchaser, such approval not to be unreasonably withheld, conditioned or delayed), such that such payments

-43- and benefits will not be deemed to be Section 280G Payments, and prior to the Closing, the Company will deliver to Purchaser notification and documentation reasonably satisfactory to Purchaser (and which documentation will be subject to Purchaser’s advanced review and approval, such approval not to be unreasonably withheld, conditioned or delayed) that (i) a vote of the eligible Equityholders was solicited in conformance with Section 280G and the requisite approval was obtained with respect to any payments and/or benefits that were subject to the vote (the “280G Approval”) or (ii) that the 280G Approval was not obtained and, as a consequence, that any such payments and/or benefits that are the subject of an obtained Parachute Payment Waiver will not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the Parachute Payment Waivers that were executed by the affected individuals prior to the solicitation of the vote of the eligible Equityholders pursuant to this Section 6.8. 6.9 Director and Officer Indemnification and Insurance. (a) Prior to the Closing Date, the Acquired Companies shall obtain “tail” directors’ and officers’ liability insurance policies (the “D&O Tail”) with a claims period of six (6) years from the Closing Date from insurance carriers with at the same or better claims-paying ability ratings as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance policies, with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O Indemnified Person, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the Contemplated Transactions). After the Closing, none of Purchaser, the Acquired Companies or any of their respective Affiliates will take any action to negate, cancel or otherwise modify or terminate the D&O Tail. The cost of the D&O Tail shall be a Transaction Expense. (b) From and after the Closing, all rights to indemnification in favor of the current or former directors and/or officers of each Company (each a “D&O Indemnified Person”), as provided in the applicable Governing Documents in effect on the date of such activities or otherwise in effect on the date of this Agreement, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for at least six (6) years after the Closing Date; provided, that in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims; provided, further, that with respect to any claim for indemnification by a Purchaser Indemnitee under ARTICLE VIII of this Agreement or other claims under this Agreement, the D&O Indemnified Persons shall only be entitled to the indemnification rights under such “tail” insurance policy and shall not otherwise be entitled to make any claim for indemnification against Purchaser, the Acquired Companies or any of their Affiliates by reason of the fact that such Person was a D&O Indemnified Person. (c) If any of the Acquired Companies or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, commercially reasonable efforts shall be made so that the applicable successors or assigns, as the case may be, shall assume all of the obligations set forth in this Section 6.9. 6.10 Release. (a) Release of Purchaser. By executing and delivering this Agreement and effective upon the Closing, each Equityholder, on behalf of such Equityholder and each of such Equityholder’s successors, assigns, heirs, administrators, executors, trustees and beneficiaries (the “Seller Releasing Parties”), hereby releases, forever discharges and covenants not to sue the Acquired Companies and each of their representatives, directors, managers, officers, attorneys, agents, employees, equityholders,

-44- Affiliates, successors and assigns (collectively, “Purchaser Releasees”) from and with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Seller Releasing Parties now have, have ever had or may hereafter have against the respective Purchaser Releasees to the extent arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, that this release shall not apply to (i) any rights or claims of any Seller Releasing Party explicitly set forth in this Agreement or any other Transaction Document (including for the avoidance of doubt indemnification pursuant to ARTICLE VIII), (ii) any rights to indemnification or exculpation provided for in the applicable Governing Documents in effect as of the date hereof, or claims with respect thereto; (iii) Fraud, or (iv) any claims arising under this Agreement or any Transaction Document after the Closing. (b) Release of Seller Group. By executing and delivering this Agreement and effective upon the Closing, Purchaser, on behalf of itself and its successors and assigns (collectively, the “Purchaser Releasing Parties”), hereby releases, forever discharges and covenants not to sue the Equityholders the Representative and each of their respective representatives, directors, officers, managers, attorneys, agents, employees, trustees, equityholders, Affiliates, successors and assigns (collectively, the “Seller Releasees”) from and with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Purchaser Releasing Parties now have, have ever had or may hereafter have against the respective Seller Releasees to the extent arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, that this release shall not apply to (i) any rights or claims of any Purchaser Releasing Party explicitly set forth in this Agreement or any other Transaction Document (including, for the avoidance of doubt, claims for indemnification pursuant to ARTICLE VIII, and any rights under the R&W Insurance Policy), (ii) Fraud, (iii) any claims arising under this Agreement or any Transaction Document after the Closing. (c) Preservation of Remedies. For the avoidance of doubt, nothing in this Section 6.10 limits, expands or otherwise modifies the post-Closing indemnification, exclusive remedy, or R&W insurance framework in ARTICLE VIII, the purchase price adjustment mechanics in Section 1.5, the Parties’ rights to equitable relief in Section 10.17, or any rights of any Party or any of their respective Affiliates under any insurance policy (including any right to make claims thereunder or to receive the proceeds thereof), all of which remain in full force and effect in accordance with their respective terms. The D&O indemnification and “tail” insurance protections in Section 6.9 are unaffected by and shall continue notwithstanding this Section 6.10. 6.11 Third Party Consents; Notices. Unless otherwise requested by Purchaser, the Equityholders and the Company shall, and shall cause the Acquired Companies to, prior to the Closing, use commercially reasonable efforts to give all notices to, and obtain all approvals, authorizations, clearances, consents, ratifications, permissions, exemptions or waivers (collectively, “Consents“), which may be conditioned on the consummation of the Contemplated Transactions, from, all Persons required in connection with the Contemplated Transactions pursuant to any Material Contract. The Equityholders and the Company shall, and shall cause the Acquired Companies to, (a) consult with Purchaser beforehand regarding the process for seeking such Consents and providing such notices, (b) provide Purchaser with a reasonable opportunity to review and comment in advance on the forms of such Consent requests and notices, and (c) incorporate any reasonable comments thereto made by Purchaser. If reasonably requested by Purchaser, the Equityholders and the Company shall, and shall cause the Acquired Companies to, in coordination with Purchaser and its Representatives, notify or request the consent, as applicable, of each of the Persons that are counter-parties to such Contracts of the expected consummation of the Contemplated

-45- Transactions, and cooperate with Purchaser and, subject to compliance with applicable Law, take such action as Purchaser may reasonably request in order to preserve the goodwill and maintain the existing relations in connection with such transition. Without limiting the foregoing and in compliance with applicable Law, the Equityholders and the Company shall, and shall cause the Acquired Companies to, coordinate and cooperate with Purchaser to manage all communications with Third Parties with respect to this Agreement and the consummation of the Contemplated Transactions. 6.12 Equityholder Approvals. As promptly as practicable following the execution of this Agreement, but in any event no later than the Deadline, the Company shall obtain the Company Written Consent from each Equityholder and deliver a copy to the Purchaser. 6.13 Real Property Matters. (a) At all times prior to Closing, the Company shall (i) continue to operate and maintain the Real Property consistent in all Material Respects with its standards of operation and maintenance prevailing immediately prior to the date of this Agreement, normal wear and tear, casualty and condemnation excepted, and (ii) insure the Real Property substantially as it is currently insured. (b) While this Agreement is in effect, the Company shall promptly give Purchaser notice of (i) any fire, flood or other material casualty with respect to the Real Property of which the Company obtains actual knowledge, and (ii) any condemnation proceeding affecting the Real Property of which the Company obtains actual knowledge. (c) The Company shall not execute any contracts, leases, subleases, lease amendments, or other agreements regarding the Real Property (or any part thereof) without the prior written consent of Purchaser, which consent may not be unreasonably withheld, conditioned or delayed. The Company will not cause or permit any further Encumbrances to be placed on the Real Property, other than Permitted Encumbrances, without the advance written consent of Purchaser. 6.14 Tax Matters. (a) Preparation and Filing of Tax Returns. (i) The parties hereto acknowledge that the Acquired Companies will become members of a consolidated group together with Purchaser effective as of the day after the Closing Date and that the taxable year of the Acquired Companies will end as of the end of the Closing Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii)(A)(1). Representative shall prepare, or cause to be prepared, and file, or caused to be filed, on a timely basis (in each case, at the Equityholders’ sole cost and expense) and on a basis consistent with the past practices of the Acquired Companies to the extent such practices are not contrary to Law, all income Tax Returns (including IRS Form 1120 and any corresponding state and local income Tax Returns) with respect to the Acquired Companies for taxable periods ending on or prior to the Closing Date (the “Pre-Closing Date Returns”). Representative shall provide a draft copy of such Pre-Closing Date Returns to Purchaser for its review at least forty-five (45) calendar days prior to the due date or the extended due date if timely extended thereof. Representative shall consider in good faith any changes that Purchaser reasonably requests. Purchaser shall cooperate in the filing of any Pre-Closing Date Returns to the extent reasonably necessary. Purchaser shall pay any Taxes shown as due on a Pre- Closing Date Return and provide evidence of payment to the Representative. Upon receipt of evidence of payment of such Taxes, the Representative shall remit to Purchaser, the amount of any Taxes due as reflected on such Tax Returns to the extent such Taxes are not specifically reflected in the calculation of Closing Indebtedness. (ii) Purchaser shall prepare or cause to be prepared and timely file or cause to be filed, on a timely basis, (1) all Tax Returns for the Acquired Companies for taxable periods starting on

-46- or before the Closing Date and ending after the Closing Date (a “Straddle Period”), and (2) all non-income Tax Returns for the Acquired Companies for taxable periods ending on or prior to the Closing Date (such Tax Returns, together with Tax Returns described in the foregoing clause (1), “Purchaser Returns”), at Purchaser’s sole cost and expense. Purchaser Returns shall be prepared in accordance with past practices of the Acquired Companies in preparing their Tax Returns, except to the extent such past practice is not consistent with applicable Law. Purchaser shall provide a draft copy of such Purchaser Returns to Representative for its review at least forty-five (45) calendar days prior to the due date or the extended due date if timely extended thereof (and in the case of (1) any non-income Tax Returns or (2) other Tax Returns if the filing period for such Tax Returns is shorter than any of the periods above, then as promptly as possible prior to the due date). Purchaser shall consider in good faith any changes that Representative reasonably requests. Purchaser shall pay any Taxes shown as due on a Purchaser Return and provide evidence of payment to the Representative. Upon receipt of evidence of payment of such Taxes, the Representative shall remit to Purchaser an amount equal to the Taxes due as reflected on such Purchaser Returns, to the extent that such Taxes (i) are apportioned to a taxable period (or portion thereof) ending on the Closing Date in accordance with Section 6.14(b) and (ii) are not specifically reflected in the calculation of Closing Indebtedness. (b) Apportionment of Straddle Period Taxes. For Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that relates to the pre-Closing portion of the Straddle Period will be: (i) in the case of payroll Taxes and Taxes based upon or related to income or receipts, equal the amount that would be payable if the relevant Tax period ended on the Closing Date; provided, that (1) all permitted allowances, exemptions and deductions that are normally computed on the basis of an entire year or period (such as depreciation) will be allocated between the pre-Closing portion of the Straddle Period and the post-Closing portion of the Straddle Period pro rata according to the number of calendar days in each period and (2) any Transaction Tax Deductions for a Straddle Period shall be allocated to the pre-Closing portion of the Straddle Period; and (ii) in the case of all other Taxes, equal the amount of such Tax for the entire Tax period multiplied by the number of days in the Tax period ending on the Closing Date and divided by the total number of days in the entire Tax period. (c) Cooperation Regarding Tax Matters. After the Closing, the Parties will cooperate in good faith with respect to the preparation and filing of all Tax Returns and claims for refund and any audit, litigation or other proceeding with respect to the Acquired Companies’ Taxes for taxable periods ending on or before the Closing Date and Straddle Periods. Each Party will make their respective relevant books and records (including work papers in the possession of their respective accountants) and other materials relevant to the preparation of such Tax Returns or Tax audits, litigation and other proceedings for inspection and copy by the other Parties (or their duly appointed representatives) at reasonable times during normal business hours. (d) Control of Tax Proceedings. (i) Promptly upon the receipt of notice of any audit, litigation or other proceeding relating to Taxes of the Acquired Companies for any taxable period ending on or before the Closing Date or Straddle Period, Purchaser will send written notice to the Representative, together with a copy or description of such notice. (ii) Representative (on behalf of the Equityholders) will have the right (but not the obligation) to contest and defend against all audits, litigation or other proceedings related to income Taxes of the Acquired Companies for any taxable period ending on or before the Closing Date at the

-47- Equityholders’ cost and expense and with the advice of legal counsel of the Representative’s choice; provided, that (A) the Representative will permit the Purchaser to participate in the contest and defense of all such audits, litigation or other proceedings at the Purchaser’s expense and (B) the Representative may not settle any such audit, litigation or other proceeding without the Purchaser’s consent (not to be unreasonably withheld, conditioned or delayed). (iii) Purchaser will have the right to contest and defend against all audits, litigation or other proceedings related to Taxes of the Acquired Companies for any taxable period ending on or before the Closing Date that the Representative does not control pursuant to Section 6.14(d)(ii) and any Straddle Period at Purchaser’s cost and expense and with the advice of legal counsel of Purchaser’s choice; provided, that (A) Purchaser will permit the Representative to participate in the contest and defense of all such audits, litigation or other proceedings at the Equityholders’ expense and (B) Purchaser may not settle any such audit, litigation or other proceeding without the Representative’s consent (not to be unreasonably withheld, conditioned or delayed) if such settlement would result in an indemnification obligation by the Equityholders. (e) Refunds. Any Tax refunds received by Purchaser or the Acquired Companies (or credits for overpayments for Tax) that relate to taxable periods ending on or before the Closing Date or the pre-Closing portion of a Straddle Period of the Acquired Companies will be for the Equityholders’ benefit, including (i) the Tax refunds or overpayment credit set forth on Schedule 6.14(e) and (ii) any other Tax refunds or overpayment credits not set forth on Schedule 6.14(e) that relate to taxable periods ending on or prior to the Closing Date or the pre-Closing portion of a Straddle Period of the Acquired Companies except to the extent (x) the aggregate amount of all such refunds or overpayment credits is less than $15,000, or (y) such refund or overpayment credit arises as the result of a carryback of losses, credits or similar items from a taxable period (or portion thereof) beginning after the Closing Date, or (z) such refund or overpayment credit is reflected in the Final Closing Consideration. Within thirty (30) calendar days after receipt of any such refund or realization of any such overpayment credit, Purchaser will deliver an amount equal to such refund or overpayment credit to the Representative by wire transfer of immediately available funds to the bank account specified by the Representative by written notice delivered to Purchaser after the Closing. (f) Transfer Taxes. The Equityholders shall be liable for fifty percent (50%) and the Purchaser shall be liable for fifty percent (50%) of all Transfer Taxes, regardless of the Person on whom such Taxes are imposed by law. The Representative shall prepare and file any Tax Return required to be filed in connection with such Taxes and the other parties shall reasonably cooperate with the Representative in connection with the preparation and filing of such Tax Return. (g) Restrictions on Post-Closing Actions. Except as required by applicable Law, neither Purchaser nor any of its Affiliates (including, for the avoidance of doubt, the Acquired Companies following the Closing) shall, or shall cause or permit the Company to, without the prior written consent of the Representative (not to be unreasonably withheld, conditioned or delayed), (i) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Acquired Companies with respect to any taxable period ending on or prior to the Closing Date, except filing Tax Returns first due after the Closing Date pursuant to Section 6.14(a)(ii), (ii) make any Tax election with respect to the Acquired Companies with a retroactive effect on any taxable period ending on or prior to the Closing Date, or (iii) enter into any voluntary disclosure agreement or similar program with respect to the Acquired Companies for any taxable period ending on or prior to the Closing Date, if such action (or failure to take action) could reasonably be expected to result in any Tax obligation hereunder (or pursuant to applicable Law) of the Equityholders. (h) Transaction Tax Deductions. Any and all amounts that are deductible or creditable for Tax purposes at a more-likely-than-not (or higher) comfort level arising from any payments made or accrued hereunder that are economically borne by the Equityholders (including from payment or

-48- accrual of items of Indebtedness or Transaction Expenses, including Compensatory Payments) (“Transaction Tax Deductions”) shall be reportable directly on a Tax Return of the Acquired Companies for a taxable period ending on or prior to the Closing Date provided that seventy percent (70%) of any of the foregoing that constitutes a “success-based fee” within the scope of Internal Revenue Service Procedure 2011-29 shall be considered to be a Transaction Tax Deduction. To the extent any Transaction Tax Deductions are required to be reported on a Tax Return of the Acquired Companies for a Straddle Period, the entire amount of such Transaction Tax Deduction shall be for the Equityholders’ benefit. Neither Purchaser, nor, after the Closing, the Acquired Companies, or their Affiliates shall file any Tax Return or take any Tax position inconsistent with this Section 6.14(h). (i) Tax Sharing Agreements. The Equityholders shall cause any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or similar Contract between the Acquired Companies and any other Person to be terminated as of the Closing Date such that, from and after the Closing Date, none of the Acquired Companies shall be obligated to make any payment pursuant to any such agreement for any Tax period. (j) Accounting Method Change. Representative shall take all actions necessary to timely elect for the Acquired Companies to capitalize required costs pursuant to Section 263A of the Code for federal (and applicable state and local) income Tax purposes for the taxable year ending on November 30, 2025 (including by attaching a properly completed IRS Form 3115 to its timely filed IRS Form 1120). Prior to filing such IRS Form 3115 (and any corresponding state or local income Tax forms), Representative shall provide a copy to Purchaser for its reasonable review and comment. Representative and the Acquired Companies shall make an eligible acquisition transaction election under Revenue Procedure 2015-13 and take into account all required adjustments resulting from such accounting method change under Section 481(a) of the Code (and any corresponding provision of state and local in-come Tax law) on its Tax Return for the taxable period ending on November 30, 2025. 6.15 Restructuring. The Company and the Excluded Subsidiaries shall have executed and delivered an asset transfer agreement, in form and substance reasonably acceptable to Purchaser, pursuant to which the Company transferred the Excluded Assets and the Excluded Liabilities to the Excluded Subsidiaries (the “Asset Transfer Agreement”), and true and complete copies thereof shall have been delivered to Purchaser. The Company and each Equityholder agree to take any and all actions necessary to effect the Restructuring. The Company and each Equityholder hereby waives any and all rights to contest any aspect of the Restructuring or to seek any appraisal rights that may be available to such Party with respect to the Restructuring under all applicable laws. 6.16 R&W Insurance Policy. The R&W Policy Insurance Policy shall contain a waiver by the insurer of the insurer’s rights to bring any claim against Equityholders and any of their Affiliates, and their respective directors, officers, and employees by way of subrogation or claim for contribution (other than in the case of Fraud), and that such Persons shall be third-party beneficiaries of such waiver. Purchaser shall not waive or amend, and shall not permit any other Person to waive or amend, the R&W Insurance Policy in a manner inconsistent with the immediately preceding sentence without the Representative’s prior written consent, which consent shall not be unreasonably withheld or delayed. Purchaser shall provide the Representative with a substantially final copy of the R&W Insurance Policy as soon as reasonably practicable in advance of the Closing and a true and complete copy of the final and issued R&W Insurance Policy as soon as reasonably practicable following the Closing. Purchaser shall be responsible for all premiums, underwriting fees, brokerage fees, legal fees (if any) for counsel engaged by the underwriter, surplus lines tax and any other costs and expenses associated with obtaining the R&W Insurance Policy. 6.17 Record Retention and Destruction. Within seven (7) days after the Closing, the Company shall ensure that personnel and financial records of the Acquired Companies that are no longer required and

-49- have satisfied their required period of retention (not to exceed seven (7) years except as otherwise required by Law or the contents of such documents) are destroyed or disposed of in an appropriate manner. ARTICLE VII TERMINATION 7.1 Termination Events. This Agreement and the Contemplated Transactions may be terminated before the Closing: (a) by mutual written agreement of Purchaser and the Company; (b) by Purchaser or the Company, by written notice to the other Party, if any Government Authority shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Contemplated Transactions any applicable Law that is in effect and has the effect of making the consummation of any of the Contemplated Transactions illegal or which has the effect of prohibiting the consummation of any of the Contemplated Transactions, or (ii) issued or granted any Order that has the effect of making any of the Contemplated Transactions illegal or which has the effect of prohibiting the consummation of any of the Contemplated Transactions and such Order shall have become final and non- appealable; (c) by Purchaser or the Company, by written notice to the other Party, if the Closing has not occurred (other than through the failure of Purchaser or the Company, respectively, to comply with its obligations under this Agreement) by August 1, 2026 (the “Termination Date”) (d) by the Company, with written notice to Purchaser, if Purchaser materially breaches any representation, warranty, covenant or agreement set forth in this Agreement such that the closing conditions set forth in Section 2.1(b) or Section 2.1(c) would not be satisfied and such breach is not cured, or is not capable of being cured, within thirty (30) days after Purchaser receives written notice of such breach and of the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if, at the time of such termination, there exists a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 2.2(b) or Section 2.2(c) not being satisfied; or (e) by Purchaser, with written notice to the Company, if the Equityholders or the Company materially breaches any representation, warranty, covenant or agreement set forth in this Agreement such that the closing conditions set forth in Section 2.2(b) or Section 2.2(c) would not be satisfied and such breach is not cured, or is not capable of being cured, within thirty (30) days after the Company receives written notice of such breach and of Purchaser’s intention to terminate this Agreement pursuant to this Section 7.1(e); provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if, at the time of such termination, there exists a material breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement that would result in the closing conditions set forth in Section 2.1(b) or Section 2.1(c) not being satisfied; (f) by the written notice of Purchaser to the Company if (i) the Company Written Consent is not delivered by the Company to Purchaser on or prior to the Deadline or (ii) at any time prior to the Closing, the Company Written Consent is revoked, amended or modified; (g) by the written notice of Purchaser to the Company if any Person that entered into a Noncompetition and Nonsolicitation Agreement has repudiated or rescinded such Person’s Noncompetition and Nonsolicitation Agreement;

-50- (h) by the written notice of Purchaser to the Company if, after the date hereof, there has been a Material Adverse Effect; or (i) by the written notice of Purchaser to the Company if any Key Employee that entered into an Employment Arrangement has repudiated or rescinded such Key Employee’s Employment Arrangement. 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void and there shall be no Liability on the part of any Party, except that (a) this Section 7.2 and ARTICLE X shall survive such termination and (b) no such termination shall relieve any Party from any Liability for any intentional and material breach of any of its obligations under this Agreement prior to such termination. Notwithstanding the foregoing, in no event shall any Party be liable for punitive damages. ARTICLE VIII SURVIVAL; R&W POLICY; EXCLUSIVE REMEDY 8.1 Survival of Indemnity. Absent Fraud, (a) the representations and warranties in ARTICLE III and ARTICLE IV, and the Purchaser Indemnitees’ rights to indemnification pursuant to Section 8.2(a), and (b) the representations and warranties in ARTICLE V, and the Equityholder Indemnitees’ rights to indemnification pursuant to Section 8.3(a), will survive the Closing (and none will merge into any instrument of conveyance) until the date that is twelve (12) months after the Closing Date, after which time such representations and warranties shall terminate and no further claims can be made hereunder against the Equityholder or Purchaser, as applicable. All covenants and agreements contained herein shall survive for the period stated therein or, if no period is stated for any such covenant or agreement, it shall survive the Closing until the expiration of any applicable statute of limitations, in each case, after which time no further claims or actions can be made or asserted hereunder in connection such covenant or agreement. In addition, notwithstanding the foregoing, any claims for indemnification asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice before the expiration of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive solely with respect to such claim or action until such claim or action is finally resolved. 8.2 Indemnification Obligations of the Equityholders. After the Closing, the Equityholders will (i) jointly and severally, to the extent of the funds then available in the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable, and (ii) as to any amounts exceeding the funds then available in the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable (except in the case of Fraud, which indemnification shall be joint and several), severally and not jointly indemnify Purchaser, the Acquired Companies, their respective Affiliates and each of their respective equityholders, directors, limited liability company managers, partners, officers, lenders, successors and permitted assigns (collectively, the “Purchaser Indemnitees”) from and against all Damages sustained or incurred by any Purchaser Indemnitee arising from or related to: (a) any inaccuracy in or breach of any representation or warranty made by the Company contained in ARTICLE III or the Equityholders contained in ARTICLE IV, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date), or contained in any certificate required to be delivered pursuant to this Agreement; (b) any breach by the Company or the Equityholders of, or failure by the Company or the Equityholders to comply with, any of its covenants or obligations under this Agreement;

-51- (c) the Indemnified Taxes; (d) the Compensatory Payments and the Executive Retention Bonuses; or (e) the matters described on Schedule 8.2(e). 8.3 Indemnification Obligations of Purchaser. After the Closing, Purchaser will indemnify the Equityholders, their respective Affiliates and each of their respective equityholders, directors, limited liability company managers, partners, officers, lenders, successors and permitted assigns (collectively, the “Equityholder Indemnitees”) from and against all Damages sustained or incurred by any Equityholder Indemnitee arising from or related to: (a) any inaccuracy in or breach of any representation or warranty made by Purchaser contained in ARTICLE V, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date), or contained in any certificate required to be delivered pursuant to this Agreement; or (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of its covenants or obligations under this Agreement. 8.4 Direct Claims. If a claim for Damages (a “Claim”) against any Persons from whom indemnification may be sought under this ARTICLE VIII (as applicable, the “Indemnifying Parties”) is to be made by any Persons entitled to indemnification under this ARTICLE VIII (as applicable, the “Indemnified Parties”) that does not involve a Third Party, such Indemnified Party shall give written notice (a “Claim Notice”) to the Representative and the Escrow Agent if the Claim Notice is being given by a Purchaser Indemnitee and to Purchaser if the Claim Notice is being given by an Equityholder Indemnitee, in each case, within thirty (30) days after such Indemnified Party becomes aware of any fact, condition or event giving rise to Damages for which indemnification may be sought under this ARTICLE VIII, which Claim Notice shall specify in reasonable detail, to the extent reasonably known and practicable at such time: (a) the amount of the Claim and each individual item of Damages included in the amount so stated, (b) the date (if any) such item was suffered, sustained or incurred and (c) the basis for indemnification. The failure of any Indemnified Party to give notice within such thirty (30) days shall not affect such Indemnified Party’s rights to indemnification hereunder, except to the extent the applicable Indemnifying Parties are actually and materially prejudiced by such delay or failure, in which case the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s Damages would have been less had such Claim Notice been timely given. If the applicable Indemnifying Parties notify the Indemnified Party that they do not dispute the claim described in such Claim Notice or fail to respond within sixty (60) days following receipt of such Claim Notice, the Damages identified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.2 or Section 8.3, as applicable. If the applicable Indemnifying Parties dispute their liability with respect to such Claim or the estimated amount of such Damages pursuant to this Section 8.4 within sixty (60) days following receipt of such Claim Notice, the Parties shall attempt in good faith to resolve such dispute; provided, that if such dispute has not been resolved within sixty (60) days following receipt of such dispute of the Claim Notice, then the Indemnifying Party and the Indemnified Party may seek legal redress in accordance with ARTICLE X. 8.5 Third-Party Claims. (a) If a Third-Party notifies any Indemnified Parties with respect to any matter (a “Third-Party Claim”) that may give rise to a claim by such Indemnified Parties for indemnification against any Indemnifying Parties, then the Indemnified Parties will promptly deliver written notice thereof (a

-52- “Third-Party Notice”) to the Representative and the Escrow Agent if the Third-Party Notice is being given by a Purchaser Indemnitee and to Purchaser if the Third-Party Notice is being given by a Equityholder Indemnitee, specifying in reasonable detail the basis of such Third-Party Claim based on the information then-known to the Indemnified Parties; provided, that failure to give such notification timely shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Parties shall have been actually and materially prejudiced as a result of such failure. (b) The Indemnifying Parties will have the right to contest and defend against the Third-Party Claim at the Indemnifying Parties’ sole cost and expense and with the advice of legal counsel of their choice (reasonably acceptable to the Indemnified Parties); provided, that (i) the Indemnifying Parties notify the Indemnified Parties, in writing within fifteen (15) calendar days after receiving the Third- Party Notice, that the Indemnifying Parties will indemnify the Indemnified Parties from and against all Damages that the Indemnified Parties may suffer resulting from or related to the Third-Party Claim, (ii) the Indemnifying Parties provide the Indemnified Parties with evidence reasonably acceptable to the Indemnified Parties that the Indemnifying Parties will have the financial resources to contest and defend against such Third-Party Claim and fulfill their indemnification obligations under this Agreement; (iii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the Indemnified Parties’ good faith judgment, likely to establish a precedential custom or practice adverse to any Indemnified Party or their businesses and (v) the Indemnifying Parties conduct the defense of the Third- Party Claim actively and diligently. (c) If the Indemnifying Parties elect to contest or defend against a Third-Party Claim in accordance with Section 8.5(b), then (i) the Indemnified Parties may, at their sole cost and expense, retain separate counsel of their choice and otherwise participate in such contest or defense of the Third-Party Claim, (ii) the Indemnified Parties will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the Indemnifying Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed) and (iii) the Indemnifying Parties will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the Indemnified Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed) except where the settlement involves only monetary damages fully covered by indemnification. (d) If any condition in Section 8.5(b) is or becomes unsatisfied, then (i) the Indemnified Parties may, in good faith and with the advice of legal counsel, contest, defend against, consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim in any manner that the Indemnified Parties reasonably deem appropriate (without prior consultation with or consent from any Indemnifying Party), (ii) the Indemnifying Parties will reimburse the Indemnified Parties promptly and periodically for all reasonable and necessary costs and expenses (including reasonable and documented attorneys’ fees and expenses of one outside counsel) incurred in contesting, defending against and settling the Third-Party Claim and (iii) the Indemnifying Parties will remain responsible for any Damages that the Indemnified Parties suffer resulting from or relating to the Third-Party Claim as provided in this ARTICLE VIII. (e) Notwithstanding the foregoing, any audit, litigation or other proceeding relating to Taxes of the Acquired Companies shall be subject solely to Section 6.14(d) and not this Section 8.5. 8.6 Limitations of Indemnification. (a) Limitations on Indemnification by the Equityholders. Indemnification provided in Section 8.2 is subject to the following limitations:

-53- (i) Except in the case of Damages arising from Fraud, (i) the Equityholders’ obligations to indemnify the Purchaser Indemnitees pursuant to this Agreement for claims of Damages brought pursuant to Section 8.2(a) or 8.2(c) (collectively, the “R&W Insurance Covered Claims”) shall not in the aggregate exceed an amount equal to the Indemnity Escrow Amount, and (ii) except with respect to the Indemnity Escrow Amount, the Purchaser Indemnitees’ sole and exclusive recourse for any remedies with respect to any R&W Insurance Covered Claims shall be limited to the R&W Insurance Policy and in no event shall any Purchaser Indemnitees seek recourse against any Equityholder or any of their assets for any such claim or action. (ii) Except in the case of Damages arising from Fraud, (i) the Equityholders’ obligations to indemnify the Purchaser Indemnitees pursuant to this Agreement for claims of Damages brought pursuant to Section 8.2(e) (collectively, the “Special Indemnity Claims”) shall not in the aggregate exceed an amount equal to the Special Indemnity Escrow Amount and (ii) except with respect to the Special Indemnity Escrow Amount, in no event shall any Purchaser Indemnitees seek recourse against any Equityholder or any of their assets for any such claim or action. For the avoidance of doubt, no Purchaser Indemnitee may seek recovery of Damages from any Equityholder or any of their assets for the matters described on Schedule 8.2(e) pursuant to any one of Sections 8.2(a) through (d). (iii) Payments by the Equityholders pursuant to Section 8.2 with respect of any Damages shall be limited to the amount of any Damages that remains after deducting therefrom any insurance proceeds actually received by the Purchaser Indemnitees in respect with such claim. (iv) Any Damages for which any Purchaser Indemnitee is entitled to indemnification under this ARTICLE VIII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement. (v) No Equityholder shall be required to indemnify a Purchaser Indemnitee under Section 8.2 for any Taxes (or any Damages attributable thereto) to the extent such Taxes (1) were included in Indebtedness or paid by the Equityholders (or the Representative on behalf of the Equityholders) pursuant to Section 6.14(a) or (2) result from actions taken by the Acquired Companies outside the ordinary course of business at the direction of Purchaser or its Affiliates on the Closing Date after the Closing. (b) Limitation on Indemnification by Purchaser. Indemnification provided for in Section 8.3 is subject to the following limitations: (i) Payments by the Purchaser pursuant to Section 8.3 with respect of any Damages shall be limited to the amount of any Damages that remains after deducting therefrom any insurance proceeds actually received by the Equityholder Indemnitees in respect with such claim. (ii) Any Damages for which any Equityholder Indemnitee is entitled to indemnification under this ARTICLE VIII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement. (c) For purposes of this ARTICLE VIII, in determining (i) whether a breach of a representation or warranty in this Agreement has occurred and (ii) the amount of Damages resulting from any breach of a representation or warranty in this Agreement, all qualifications as to material, materiality, material respects, Material Adverse Effect, or any similar term which has the effect of making such representation or warranty less restrictive will be ignored and each such representation and warranty will be read and interpreted without regard to any such qualifications.

-54- 8.7 Manner of Payments. (a) Subject to Section 8.7(b), any indemnification obligations of the Equityholders or Purchaser pursuant to this ARTICLE VIII shall be effected by wire transfer of immediately available funds, to an account designated by the Representative or Purchaser, as the case may be, within five (5) Business Days of: (i) agreement of the Damages between the Representative and the Purchaser or (ii) five (5) Business Days after such Claim is finally resolved. (b) Any Damages payable to a Purchaser Indemnitee pursuant to a R&W Insurance Covered Claim, but subject to Section 8.6(a), shall be satisfied (i) first, from the Indemnity Escrow Amount; and (ii) second, to the extent such Damages exceed the Indemnity Escrow Amount, by recovery under the R&W Insurance Policy, except for claims resulting from Fraud. 8.8 Release of Escrows. (a) Any release of the Standard Escrow Fund from the Standard Escrow Account pursuant to Section 1.5(e) or this ARTICLE VIII shall be subject to the terms of the Standard Escrow Agreement and the provisions for dispute of indemnification claims contained herein. In particular, Purchaser and the Representative shall cause the Escrow Agent (including by delivering joint written instructions pursuant to the Standard Escrow Agreement): (i) on the date which is twelve (12) months following the Closing Date (the “R&W Release Date”), to release from the Standard Escrow Account any remaining amount of the Indemnity Escrow Amount in excess of the sum of (A) any amounts with respect to which Purchaser Indemnitees have been determined to be entitled to receive, but not yet received, disbursement from the Standard Escrow Account with respect to R&W Insurance Covered Claims pursuant to this Agreement, and (B) any unresolved claims of Purchaser Indemnitees for indemnification for R&W Insurance Covered Claims under this Agreement that have been asserted in good faith prior to such date (all such claims in clauses (A) and (B) being hereinafter referred to as “Pending R&W Claims”), with the excess of the remaining amount of the Indemnity Escrow Amount over the Pending R&W Claims to be distributed to the Equityholders in accordance with the Distribution Schedule; (ii) promptly upon resolution of any Pending R&W Claim, to release to the Equityholders in accordance with the Distribution Schedule, all of the then-remaining Indemnity Escrow Amount in the Standard Escrow Account that would have been released from the Standard Escrow Account to the Equityholders as of the R&W Release Date in absence of such Pending R&W Claim that is not payable to Purchaser Indemnitees in accordance with such resolution; (iii) three (3) days prior to each of the dates for payment for Executive Retention Bonuses set forth on Exhibit K, to release to the Company from the Standard Escrow Account such portion of the Retention Bonus Amounts then due, for further distribution by the Company to the applicable employees through the Company’s ordinary payroll procedures; and (iv) promptly following the payment of the last Executive Retention Bonus, to release to the Equityholders in accordance with the Distribution Schedule, all of the then-remaining Retention Escrow Amount in the Standard Escrow Account. (b) Any release of the Special Indemnity Escrow Fund from the Special Indemnity Escrow Account pursuant to this ARTICLE VIII shall be subject to the terms of the Special Indemnity Escrow Agreement and the provisions for dispute of indemnification claims contained herein. In particular, Purchaser and the Representative shall cause the Escrow Agent (including by delivering joint written instructions pursuant to the Special Indemnity Escrow Agreement):

-55- (i) on the date which is five (5) years following the Closing Date (the “Special Indemnity Release Date”), to release from the Special Indemnity Escrow Account any remaining amount of the Special Indemnity Escrow Amount in excess of the sum of (A) any amounts with respect to which Purchaser Indemnitees have been determined to be entitled to receive, but not yet received, disbursement from the Special Indemnity Escrow Account with respect to Special Indemnity Claims pursuant to this Agreement, and (B) any unresolved claims of Purchaser Indemnitees for indemnification for Special Indemnity Claims under this Agreement that have been asserted in good faith prior to such date (all such claims in clauses (A) and (B) being hereinafter referred to as “Pending Special Indemnity Claims”), with the excess of the remaining amount of the Special Indemnity Escrow Amount over the Pending Special Indemnity Claims to be distributed to the Equityholders in accordance with the Distribution Schedule; and (ii) promptly upon resolution of any Pending Special Indemnity Claim, to release to the Equityholders in accordance with the Distribution Schedule, all of the then-remaining Special Indemnity Escrow Amount in the Special Indemnity Escrow Account that would have been released from the Special Indemnity Escrow Account to the Equityholders as of the Special Indemnity Release Date in absence of such Pending Special Indemnity Claim that is not payable to Purchaser Indemnitees in accordance with such resolution. 8.9 Exclusive Remedy. Except for the adjustment provision in Section 1.5 or the specific performance provisions in Section 10.17, any claims brought on the basis of Fraud, or pursuing remedies as may be available to such Party under applicable Law in the event of any Indemnifying Party’s failure to comply with its indemnification obligations hereunder: (i) the Parties acknowledge and agree that, following the Closing, this ARTICLE VIII shall constitute the sole and exclusive remedy of all Parties, their Affiliates, successors and permitted assigns for any Damages arising out of or based on any breach of or inaccuracy in any representation, warranty, covenant, agreement, or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement; and (ii) each Party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. 8.10 R&W Insurance Policy. (a) Subject to Section 8.10(b), all claims made by Purchaser Indemnitees in the case of a R&W Insurance Covered Claim, shall be asserted and resolved in compliance with the procedures set forth in the R&W Insurance Policy. Any objections by the provider under the R&W Insurance Policy for any indemnification claim brought by a Purchaser Indemnitee, as well as the resolution of any disputes related thereto, shall also proceed in accordance with the procedures set forth in the R&W Insurance Policy. (b) The Purchaser Indemnitees shall not be entitled to recover Damages from any Equityholder for a R&W Insurance Covered Claim if such Damages would have been covered under the R&W Insurance Policy, and coverage for such Damages was denied under the R&W Insurance Policy because a Purchaser Indemnitee failed to properly make a claim thereunder or to otherwise comply with the terms thereof, so long as such failure to properly make a claim or otherwise comply with the terms of the R&W Insurance Policy is not caused by the Equityholders’ Fraud. 8.11 Adjustment to the Closing Consideration. All indemnification payments made pursuant to this ARTICLE VIII will be adjustments to the Final Closing Consideration. ARTICLE IX

-56- DEFINITIONS For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, the following terms, when used in this Agreement and the other documents delivered in connection herewith, have the meanings assigned to them in this ARTICLE IX. “Accounting Principles” means the accounting principles, practices, procedures, policies and methods (including classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) set forth on Exhibit G hereto. “Acquired Companies” means collectively, Kalwall Corporation, Keller Companies, Inc, and Structures Unlimited Inc. “Action” means any action, claim, litigation, complaint, suit, investigation, investigative request, petition, mediation, order, arbitration or other proceeding, whether civil or criminal, at Law or in equity, by or before any Government Authority. “Adjustment Reserve Amount” means $2,000,000. “Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants (except to the extent such spouse, sibling or descendant is acting as an attorney for any such Person) and (iii) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. “Agreement” is defined in the preamble to this Agreement. “Base Purchase Price” means $105,000,000. “Business” means the business of the Acquired Companies. “Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Minneapolis, Minnesota. “Cash” means all unrestricted cash on hand in the Company’s bank and lock box accounts (including cash resulting from the clearance of checks deposited before the Closing Date, whether such clearance occurs before or after the Closing), minus the amount of all “cut” but un-cashed checks outstanding and the amount of all marketable securities owned by the Company, in each case as of immediately prior to the Closing. “Closing Cash” means, without duplication, the aggregate amount of Cash of the Company as of immediately prior to the Closing. “Closing Consideration” means an amount equal to (i) the Base Purchase Price, plus (ii) the Closing Cash, minus (iii) the Closing Indebtedness, plus or minus, as applicable, (iv) the NWC Adjustment, minus (v) the Unpaid Transaction Expenses, minus (vi) the Representative Expense Fund, minus (vii) the Indemnity Escrow Amount, minus (viii) the Special Indemnity Escrow Amount, and minus (ix) the Adjustment Reserve Amount. “Closing Indebtedness” means the amount of Indebtedness of the Company as of immediately prior to the Closing.

-57- “Closing Net Working Capital” means Net Working Capital as of immediately prior to the Closing. “COBRA” means Code § 4980B and ERISA § 601, et seq., and any similar applicable state Laws. “Code” means the Internal Revenue Code of 1986, 26 U.S.C. § 1, et seq., as amended. “Company Written Consent” means a written consent by the Equityholders, in form reasonably satisfactory to Purchaser, approving and adopting this Agreement (including the Merger), in accordance with the NHBCA and the Company’s Governing Documents. “Confidentiality Agreement” means that certain confidentiality agreement, dated October 15, 2025, between Purchaser and the Company. “Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents (including the Real Estate Purchase Agreements). “Contract” means any agreement, contract, purchase order, purchase agreement, obligation, undertaking or other legally binding agreement (whether written or oral and whether express or implied). “Damages” means losses, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, taxes, levies, fines, penalties, damages, costs and expenses (including reasonable and documented attorneys’, accountants’, investigators’ and experts’ fees and expenses) incurred in connection with the defense, settlement or investigation of any claim. “Data” means any information received from customers, users or Third Party applications (identifiable or de-identified) that the Company creates, receives, maintains, transmits, processes, uses or discloses in the performance of the Company’s business. “Data Room” means the virtual data room captioned “Project ARK” hosted by Ideals in connection with the Contemplated Transactions, and the information contained therein. “Data Security Requirements” means Privacy and Security Laws and other privacy and information security commitments, disclosures, or obligations under applicable Law, contract, privacy policy, or online terms of use. “Deadline” means forty-eight (48) hours after the execution and delivery of this Agreement. “Distribution Schedule” means the schedule prepared by the Company in good faith and attached hereto as Exhibit H. The Distribution Schedule will set forth the manner in which the Estimated Closing Consideration, any funds disbursed in connection with the Post-Closing Adjustment Amount, any funds disbursed from the Representative Expense Fund pursuant to the terms of Section 10.16(c) and any funds released from the Standard Escrow Account or the Special Indemnity Escrow Account, as applicable, are to be allocated among the Equityholders in accordance with their Pro Rata Portions. “Employee Benefit Plan” means any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including any pension plan, as defined in ERISA § 3(3)),

-58- whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by any of the Company and its ERISA Affiliates and covering the Company’s active or former employees (or their beneficiaries), (ii) to which any of the Company and its ERISA Affiliates is a party or are bound or (iii) with respect to which any of the Company and its ERISA Affiliates has made any payments, contributions or commitments or may otherwise have any Liability (whether or not such Employee Benefit Plan is still maintained). “Encumbrance” means any charge, claim, community property interest, covenant, condition or restriction, equitable interest, lien, option, preference, encroachment, Tax, order, mortgage, deed of trust, lease, encumbrance, pledge, security interest, hypothecation, conditional sale, right of first refusal, option, or other restriction, including any restriction of any kind or nature, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Claim” means any Action, suit, claim, review, investigation, inquiry or legal, administrative or arbitration proceedings by any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (i) the presence, use, storage, labeling, processing, disposal or Release of, or exposure to, any Hazardous Materials in violation of any Environmental Law; or (ii) any actual or alleged non-compliance with or liability under any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable United States federal or foreign law, state, provincial, local or municipal statute, law, rule, regulation, ordinance or code, and other provisions having the force and effect of law, judicial and administrative orders and determinations, contractual obligations, Orders and binding agreements with any Government Authority, and common law relating to: (i) pollution (or the cleanup, mitigation or remediation thereof), the protection of natural resources, the protection of endangered or threatened species, human health or safety, or the environment (including but not limited to ambient and indoor air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning or relating to the presence of, Release or threatened Release or exposure to, or the management, manufacture, use, containment, storage, handling recycling, reclamation, reuse, treatment, generation, control, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2701 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7. U.S.C. §§ 136 et seq.; California Proposition 65; and any applicable foreign laws. “Environmental Notice” means any written directive, information request, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non- compliance with or liability under any Environmental Law or any term or condition of any Environmental Permit.

-59- “Environmental Permit” means any Permit, letter, clearance, license, grants, consents, authorizations, registrations, waivers, closure, exemption, decision, permits and rights or other approval to operate from a Government Authority, including a foreign government, required under or issued, granted, given, authorized by or made pursuant to any Environmental Law. “Equipment” means all furniture, fixtures, vehicles, machinery, equipment and other tangible personal property (other than Inventory) owned or leased by the Company. “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq. “ERISA Affiliate” means, with respect to a particular Person, any Affiliate of that Person to the extent such Affiliate is described in Code § 414(b), (c), (m) or (o) and corresponding Treasury Regulations. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Excluded Assets” means those assets described on Exhibit J. “Excluded Liabilities” means all Liabilities arising out of the Excluded Assets. “Excluded Subsidiaries” means Keller Products LLC and Valley Pine LLC. “Executive Retention Bonus” means each of the bonuses described on Exhibit K to be paid to the employees of the Company in the amounts and at such times set forth on such schedule from either the Retention Bonus Escrow or the Earn Out Payment as applicable and only so long as the employee is employed by the Company at the time such bonus is due. The Equityholders understand, acknowledge and agree that Purchaser shall have no liability with respect to those Executive Retention Bonuses being made to the employees of the Company after the Closing. “Financial Advisor” means Bigelow LLC. “Fraud” means with respect to any Party to this Agreement, an actual and intentional fraud with respect to the making of representations and warranties contained in this Agreement and not with respect to any other matters; provided, that such actual and intentional fraud of such Party hereto specifically excludes any statement, representation or omission made negligently or recklessly and shall only be deemed to exist if (i) such Party or any of its directors, officers, managers, agents, employees, or representatives had actual knowledge that the representations and warranties made by such Party were inaccurate when made, (ii) such representations and warranties were made with the intent to induce another Party to this Agreement to rely thereon (or with the expectation that such other Party would rely thereon), and (iii) such action or inaction resulted in damages to such other Party. “FRF for SMEs” means the financial reporting framework for small-and medium-sized entities developed by the American Institute of Certified Public Accountants. “Governing Documents” means, with respect to a particular Person, (i) if a corporation, the articles or certificate of incorporation and bylaws, (ii) if a general partnership, the partnership agreement and any statement of partnership, (iii) if a limited partnership, the limited partnership agreement and certificate of limited partnership, (iv) if a limited liability company, the articles or certificate of organization or formation and any limited liability company or operating agreement, (v) if another type of Person, all other charter, trust and similar documents adopted or filed in connection with the creation, governance, management or operation of the Person, (vi) all equityholders’ agreements, voting agreements, voting trust

-60- agreements, joint venture agreements, registration rights agreements and other agreements and documents relating either to the creation, governance, management or operation of any Person or to the rights, duties and obligations of such Person’s equityholders and (vii) all amendments or supplements to any of the foregoing. “Government Authority” means any (i) national, federal, state, provincial, county municipal or local government, foreign or domestic, (ii) political subdivision of any of the foregoing or (iii) entity, authority, agency, ministry or other similar body exercising any legislative, executive, judicial, regulatory or administrative authority or functions of or pertaining to government, including any commission, tribunal or other quasi-governmental entity established to perform any such function. “Hazardous Materials” means (i) hazardous materials, hazardous substances, extremely hazardous substances, hazardous wastes, special waste, infectious wastes, acute hazardous wastes, toxic substances, and toxic or hazardous chemicals, pesticides, contaminants or pollutants, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and any other Environmental Laws; (ii) petroleum, including crude oil or any fraction thereof, or petroleum-derived products; (iii) any radioactive material or radioactive waste, including any source, special nuclear, or by product material as defined in 42 U.S.C. § 2011 et seq.; (iv) asbestos or asbestos-containing materials in any form or condition; (v) any substance that contains regulated levels of polychlorinated biphenyls; (vi) urea formaldehyde foam insulation, urea-formaldehyde, or any material that contains urea- formaldehyde; (vii) radon; (viii) lead or lead-containing materials; and (ix) per- and polyfluoroalkyl substances. “Indebtedness” means the combined principal amount of, and accrued interest and prepayment penalties or breakage fees and all other payment obligations with respect to, all of the Company’s (i) indebtedness for borrowed money, including all outstanding amounts under notes, bonds, debentures, preferred stock, mortgages and similar instruments, (ii) all obligations of the Company under leases required to be capitalized in accordance with FRF for SMEs, (iii) obligations under conditional sale or other title retention agreements, (iv) deferred purchase price for property or services (including all “earn out” and similar obligations but excluding accounts payable incurred in the ordinary course of business), (v) guarantees of indebtedness of any other Person, (vi) obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty, (vii) deferred compensation and other similar Liabilities or arrangements with personnel (whether employed or engaged as independent contractors), (viii) obligations, contingent or otherwise, in respect of any accrued interest, success fees, prepayment penalties, interest rate swap breakage costs, make-whole premiums or penalties and other costs and expenses associated with the repayment of any of the foregoing, (ix) Taxes Payable, (x) committed capital expenditures, (xi) accrued employee bonuses, sales commissions, profit sharing, and phantom stock (excluding any employer payroll taxes associated with such amounts), and (xii) costs to service outstanding customer deposits measured at 60% of cash received, provided Indebtedness shall not include ordinary course accounts payable included in the calculation of Net Working Capital, accrued expenses included in the calculation of Net Working Capital, or any Transaction Expenses. “Indemnified Taxes” shall mean (i) all Taxes (or the non-payment thereof) imposed on, allocated to or incurred or payable by any of the Acquired Companies for any taxable period or portion thereof ending on or prior to the Closing Date, (ii) all Taxes (or non-payment thereof) of any Equityholder for any taxable period, (iii) all Taxes of any member of an affiliated, combined, consolidated or unified group of which any of the Acquired Companies (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise, in each case, which relates to a transaction or event occurring on or before the Closing Date, (iv) any payroll, employment and other similar Taxes (including withholding Taxes) required with respect to any compensatory payments

-61- made under or contemplated by this Agreement, but solely to the extent the underlying payment is accrued as of the Closing Date, (v) all Taxes any of the Acquired Companies will be required to pay with respect to any amounts it will be required to include in income after the Closing Date as a result of any advance payment, prepaid amount, or similar deferred taxable income received or realized on or prior to the Closing Date or the use of a method of accounting other than the accrual method of accounting on or prior to the Closing Date, (vi) fifty percent (50%) of all Transfer Taxes, and (vii) all Taxes (or the non-payment thereof) imposed on, allocated to or incurred or payable by any of the Acquired Companies as a result of or in connection with the Restructuring; provided, that, in each case, Indemnified Taxes shall not include Taxes (a) arising from any transaction entered into by the Acquired Companies or any of their Affiliates outside the ordinary course of business consistent with past practice on the Closing Date after the Closing, or (b) to the extent specifically reflected as a liability in the calculation of Closing Net Working Capital, Closing Indebtedness, or Transaction Expenses. “Indemnity Escrow Amount” means $236,250. “Intellectual Property” means (i) all inventions, developments, discoveries, know-how, concepts and ideas (whether or not patentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all re-issuances, continuations, continuations-in-part, divisions, revisions, extensions, reexaminations and counterparts thereof, and all industrial designs, industrial models and utility models, (ii) all trademarks, service marks, trade dress, logos, slogans, internet domain names, social media accounts, trade names, corporate names and all other indicia of origin, whether or not registered, together with all translations, adaptations, modifications, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations, renewals and extensions in connection therewith, (iii) all copyrightable works, including world wide web sites, all copyrights (whether or not registered) and all applications, registrations, renewals and extensions in connection therewith, together with all translations, adaptations, modifications, derivations, combinations and derivative works thereof, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, methods, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (v) all Software, (vi) all rights to internet web sites, internet domain names and social media accounts, (vii) all material advertising and promotional materials, (viii) telephone, telecopy and email addresses and listings, (ix) all other proprietary rights in intangible forms of property and (x) all copies and tangible embodiments of the foregoing (in whatever form or medium). “Intellectual Property Assets” means the Intellectual Property listed on Schedule 3.20 and all goodwill associated with such intellectual and other intangible property rights, and all Intellectual Property Licenses. “Intellectual Property Licenses” means all agreements (other than agreements with respect to Software purchased “off the shelf”) between the Company and any Person granting any right to use or practice any rights under any Intellectual Property owned by the Company or any other Person. “Inventory” means all of the inventory of the Company, wherever located, including all raw materials, work in process and finished goods inventory, together with their related service parts, spare parts, replacement parts, packing materials and supplies and all other items of personal property to be used or consumed by the Company in the operation of its business. “IRS” means the United States Internal Revenue Service.

-62- “Key Employees” means any of Chris Mosby, Amelia S. Keller, Michael R. Keller, and Samuel F. Keller. “Knowledge” as used herein and the phrases “to the Company’s Knowledge” or phrases of similar import shall mean with respect to the Acquired Companies (a) the actual knowledge of Amelia S. Keller, Michael R. Keller, Samuel F. Keller, Robert R. Keller Jr., Chris Mosby, and Kathy Garfield, and the knowledge that any of such Persons would have obtained after a reasonable investigation into the relevant matter or issue within his or her area of responsibility within the Acquired Companies and (b) the actual knowledge of Kathy Harvey, Bridget Conway Mann, Sean Donnelly, and Carrie Fournier solely with respect to the relevant subject matter within their area of responsibility within the Acquired Companies (which, for the avoidance of doubt with respect to Carrie Fournier, includes IT and finance matters). “Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law, treaty, guidance document, manual provision, program memorandum or opinion letter. “Liability” means any obligation or liability (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by FRF for SMEs to be provided or reserved against on a balance sheet. “Material Adverse Effect” means any fact, circumstance, change, development, occurrence, effect or event that, individually or in the aggregate is or would be expected to be materially adverse to: (i) the Acquired Companies’ businesses, assets, liabilities, financial condition or results of operations, taken as a whole, or (ii) the ability of any Party to consummate the Contemplated Transactions in a timely manner. The foregoing notwithstanding, with respect to subsection (i), no fact, circumstance, change, development, occurrence, effect or event will be deemed to be or have a Material Adverse Effect if it results from: (a) the announcement or pendency or consummation of the Contemplated Transactions, including any related losses or threatened losses of employees, customers, suppliers, distributors, referral sources or others having relationships with the Company, in each case, resulting therefrom; (b) any change, effect, event or occurrence in the industry in which the Acquired Companies participate, the U.S. economy or any other economy where the Acquired Companies conduct business (in each case, as a whole) or the capital, banking or financing markets in general or the markets in which the Acquired Companies operate or any geographical area in which the Acquired Companies conducts their businesses, including any changes in interest rates, inflation, or market volatility; (c) any “act of God” including weather, natural disasters and earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, whether or not occurring or commenced before or after the date of this Agreement, including any epidemics, pandemics, public health emergencies, or related governmental responses; (d) any change in global, national or regional political conditions; (e) any change in accounting requirements or principles (including FRF for SMEs) or any change in any applicable Laws, rules or regulations or the interpretation thereof after the date hereof; or (f) any failure by the Acquired Companies to meet any internal projections or forecasts (but not the underlying cause of such failure) and seasonal changes in the results of operations of the Acquired Companies; or (g) any actions taken or omitted to be taken at the written request of Purchaser; provided, that in the case of clauses (b), (c), (d), or (e) above, if such fact, circumstance, change, development, occurrence, effect or event disproportionately affects the Acquired Companies as compared to other Persons or businesses that operate in the industry in which the Acquired Companies operate, then such fact,

-63- circumstance, change, development, occurrence, effect or event may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur. “Material Respects” or phrases of similar import shall mean only those matters that are material to the Company or the Acquired Companies, individually or in the aggregate. For the avoidance of doubt, inaccuracies, omissions, or breaches that are de minimis, technical, or that do not materially affect the Company’s or the Acquired Companies’ business, financial condition, or operations shall not constitute a failure to comply in all Material Respects. “Net Working Capital” means the result (whether positive or negative) of (i) the sum of the Company’s current asset accounts relating to the specific line items set forth on Schedule 9.2 determined in accordance with the Accounting Principles, minus (ii) the sum of the Company’s current liability accounts relating to the specific line items set forth on Schedule 9.3 determined in accordance with the Accounting Principles. Cash, Indebtedness, Transaction Expenses and all current and deferred Tax assets and liabilities will be excluded from the calculation of the Closing Net Working Capital. “Noncompete Persons” means the Equityholders, Katherine Garfield, Robert R. Keller, Jr., Bruce Keller, Scott Keller, Chris Mosby, Amelia S. Keller, Michael R. Keller, and Samuel F. Keller. “NWC Adjustment” means the amount by which (i) the Target Net Working Capital exceeds Net Working Capital, if any, in which case, the amount of the NWC Adjustment shall be subtracted from the Closing Consideration, or (ii) Net Working Capital exceeds the Target Net Working Capital, if any, in which case, the amount of the NWC Adjustment shall be added to the Closing Consideration. “Open Source Software” means Software or other materials that are distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under a similar licensing or distribution model. “Order” means any applicable order, injunction, judgment, writ, decree, ruling, assessment, interpretation, directed duty, request, authorization or arbitration award of, or agreement with, any Government Authority or arbitrator, in each case whether or not having the force of law. “Permits” means all licenses, professional licenses, permits, authorizations, registrations, accreditations, certifications, approvals and consents pending with or issued by Government Authorities. “Permitted Encumbrances” means (i) statutory liens for Taxes not yet due and payable as of the Closing Date or being diligently contested in good faith and in each case for which appropriate reserves have been established in accordance with the Accounting Principles, (ii) statutory liens of carriers, warehousemen, laborers, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and that will be paid or discharged in the ordinary course of business consistent with past practice, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (iv) purchase money liens and liens securing rental payments under capital lease arrangements; (v) Encumbrances of lessors and licensors arising under lease agreements or license arrangements; or (vi) Encumbrances affecting or encumbering the right, title and/or interest of the landlord/fee owner with respect to the Real Property. “Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision. “Personal Information” means (i) any information in any form or format that relates to an identified or identifiable individual, either alone or in combination with other available information, and is

-64- the subject of applicable Privacy and Security Laws, including, without limitation, “Personal Information,” “Sensitive Personal Information,” “Personal Data,” and “Personally Identifiable Information,” as such terms are defined under Privacy and Security Laws; and (ii) any other information of any of the Company’s website visitors, customers, or other information collected by or on behalf of the Company or its authorized employees, agents, or contractors in connection with the products and services of the Company that relates to an identified or identifiable individual. “Privacy and Security Laws” means Laws, as well as applicable industry codes of conduct or private standards (such as PCI-DSS) addressing the processing, use, disclosure, storage, maintenance, transmission, deletion, encryption, access to, breach or breach notification of, or privacy or security of, Personal Information, including (to the extent applicable) the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder) and applicable state Laws regarding patient privacy and the security, use or disclosure of health care records. “Pro Rata Portion” means, with respect to each Equityholder, a percentage equal to (i) the number of Equity Interests owned by such Equityholder, directly or indirectly, immediately prior to the Closing divided by (ii) the total number of Equity Interests issued and outstanding immediately prior to the Closing, as set forth in a schedule prepared by the Representative and delivered to the Person making such distribution, as determined from time to time by the Representative in accordance with the Company’s Governing Documents. “R&W Insurance Policy” means the representations and warranties insurance policy attached hereto as Exhibit I. “Release” means, with respect to any Hazardous Material, any actual Release, any spilling, leaking, pumping, pouring, emitting, emptying, depositing, dispersing, migrating, abandoning, discharging, injecting, escaping, leaching, dumping or disposing into or through the environment or any natural resource, including any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air, or within any building, structure, facility, fixture, or other like improvement, indoor or outdoor environment, or into, onto, or out of any property. “Retention Escrow Amount” means $2,497,500. “Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a, et seq., as amended, and the rules and regulations thereunder. “Security Incident” means any unauthorized access to, or use, disclosure, modification, deletion, corruption, modification, acquisition, or other processing of any Personal Information processed by or on behalf of Company, including (without limitation) any other unauthorized processing which, individually or in the aggregate, materially compromises the security or privacy of such Personal Information, or that would result in any obligation to notify any affected individual, Government Authority, or the media of such unauthorized processing. “Software” means all computer software (including source code, object code, executable code, data, databases and related documentation), together with all translations, adaptations, modifications, derivations, combinations and derivative works thereof. “Special Indemnity Escrow Amount” means $5,000,000.

-65- “Special Indemnity Escrow Fund” means the amounts held in the Special Indemnity Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investments thereof and less distributions thereof. “Standard Escrow Fund” means the amounts held in the Standard Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investments thereof and less distributions thereof. “Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person (for purposes of this definition, a Person shall be deemed to own a majority ownership interest in a business entity if such Person shall be allocated a majority of such business entity’s gains or losses or shall be a (or control any) managing member or general partner of such business entity). “Target Net Working Capital” means $19,576,257. “Tax” means (i) any federal, state, local, foreign and other net income, gross income, gross receipts, sales, estimated, use, capital, inventory, capital stock, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, environmental, property (including personal property), unclaimed property, escheat, windfall profits, customs, duties, registration, disability, alternative minimum, add-on minimum, capital gains, net worth, or other tax, fee, assessment or charge, together with any interest, penalties, additions to tax, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of any obligation to assume such Taxes or to indemnify any other Person or as a result of being a transferee of or successor to any Person or, or otherwise by operation of law. “Tax Return” means any return, declaration, report, statement and other document, including all amendments thereof and all schedules and attachments thereto, required to be filed in respect of any Tax. “Taxes Payable” means the aggregate amount of all accrued and unpaid Taxes imposed by any Government Authority that are imposed on or payable by the Acquired Companies for which an original Tax Return is not yet due and has not yet been filed, treating any advance payments, prepaid amounts, or similar deferred taxable income received or arising in any such periods as subject to Tax in such periods, regardless of when actually recognized for income Tax purposes, including any employer payroll Taxes imposed on the Acquired Companies in connection with transaction bonuses or other amounts payable by the Acquired Companies to any employee or service provider as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, without reduction for any Tax assets, receivables, refunds or benefits of the Acquired Companies, other than payments of overpayments of Taxes, payments of estimated Taxes and Transaction Tax Deductions, as itemized and described on the Estimated Closing Statement required under Section 1.5(a)(i). Taxes Payable shall not be less than zero dollars ($0) either (i) overall, (ii) within each applicable jurisdiction, or (iii) by type of Tax. “Third Party” means any Person other than any of the Parties.

-66- “Transaction Documents” means this Agreement, the Disclosure Schedule, the Equityholder Disclosure Schedules, the Distribution Schedule, the Standard Escrow Agreement, the Special Indemnity Escrow Agreement, the Real Estate Purchase Agreements (and the disclosure schedules thereto), the TSA, and the other agreements, documents and instruments entered into by the Parties pursuant to this Agreement. “Transaction Expenses” means all costs, expenses and Liabilities incurred by the Company or the Equityholders in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions, including (i) all attorneys’, accountants’ and other advisors’ fees and expenses, (ii) all broker, finder or similar agent fees or commissions, including fees of the Financial Advisor, (iii) sale or change of control bonuses and other similar Liabilities and contingent payments or increased costs triggered in whole or in part by the Contemplated Transactions for all employees of the Company other than severance payments and (iv) the Escrow Agent fees. “Transfer” means to sell, assign, pledge, gift, convey or otherwise dispose of the subject matter of the Transfer. “Transfer Taxes” means any sales, use, stock transfer, real property transfer, transfer, stamp, registration, documentary, recording or similar Taxes together with any interest thereon, penalties, fines, fees, additions to Tax or additional amounts with respect thereto incurred in connection with the transactions contemplated hereby. “Unpaid Transaction Expenses” means the amount of Transaction Expenses that are unpaid as of immediately prior to the Closing. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., and all similar state and local “mass layoff” or “plant closing” Laws. ARTICLE X GENERAL PROVISIONS 10.1 Publicity. No Party may issue a press release or public announcement relating to this Agreement or the Contemplated Transactions without the prior written consent of Purchaser or Representative, as applicable, and the Parties will provide each other with a reasonable opportunity to review and comment upon, any press release or public announcement relating to this Agreement or the Contemplated Transactions. Notwithstanding the foregoing, a Party may issue a press release or public announcement to the extent required by applicable Law, the applicable rules of any stock exchange or the applicable provisions of any stock exchange listing agreement of any Party. 10.2 Notices. All notices and other communications required or permitted under this Agreement (a) must be in writing, (b) will be duly given (i) when delivered by hand or by Federal Express or a similar overnight courier; (ii) five (5) days after being deposited in any United States Post Office enclosed in a postage-prepaid, registered or certified envelope addressed; or (iii) on the date of transmission if sent by email by 6:00 p.m. Eastern Time, on a Business Day, or otherwise on the following Business Day (with a copy sent by another means contemplated by clauses (i) or (ii) unless receipt is confirmed by non-automated responsive email by either the recipient or its counsel) and (c) addressed as follows (as applicable): If to the Company before the Closing: with a copy (not constituting notice) to:

-67- Keller Companies, Inc. 41 Union Street Manchester, NH 03103 Attn: Katherine K. Garfield Hemenway & Barnes LLP 75 State Street, 16th Floor Boston, MA 02109 Attn: John J. Siciliano and Alan E. McKenna If to the Representative: with a copy (not constituting notice) to: Katherine K. Garfield 34 Blueberry Trail Dunbarton, NH 03046 Hemenway & Barnes LLP 75 State Street, 16th Floor Boston, MA 02109 Attn: John J. Siciliano and Alan E. McKenna If to Purchaser, or to the Company after the Closing: with a copy (not constituting notice) to: Apogee Enterprises, Inc. 4400 W 78th St #520 Minneapolis, MN 55435 Attn: General Counsel With an email to: apogeelegal@apog.com Dorsey & Whitney LLP Suite 1500 50 South Sixth Street Minneapolis, MN 55402 Attn: Robert Rosenbaum and Morgan Helme or to such other respective address as each Party may designate by notice given in accordance with this Section 10.2. 10.3 Fees and Expenses. Except as otherwise specified herein, each Party will bear all fees and expenses (including financial advisors’, attorneys’, accountants’ and other professional fees and expenses) incurred by such Party in connection with, arising from or related to the negotiation, execution, delivery and performance of the Transaction Documents and consummation of the Contemplated Transactions. Notwithstanding the foregoing, Purchaser shall pay all charges and expenses of the Escrow Agent. 10.4 Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the complete agreement and understanding among the Parties regarding the subject matter of this Agreement and supersedes any prior understandings, agreement or representations regarding the subject matter of this Agreement. 10.5 Amendments. The Parties may amend this Agreement only pursuant to a written agreement executed by Purchaser and Representative. 10.6 Non-Waiver. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement. 10.7 Assignment. Neither the Company, the Representative nor the Equityholders, may assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without Purchaser’s prior written consent. Purchaser may not assign this Agreement or any rights under this Agreement or delegate any duties under this Agreement without Representative’s prior written consent; provided, that Purchaser may, without such consent, assign all such rights and obligations to an Affiliate of

-68- Purchaser or to a successor in interest to Purchaser, each of which shall assume all obligations and liabilities of Purchaser under this Agreement. 10.8 Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns; provided, that the Persons entitled to indemnification pursuant to Section 6.7(d) or ARTICLE VIII are beneficiaries of such provisions. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement, except as described in the proviso of the first sentence of this Section 10.8. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any Third Party, except as described in the proviso of the first sentence of this Section 10.8. 10.9 Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 10.10 References. The headings of Articles and Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Article(s)”, “Section(s)” and “Exhibit(s)” refer to the corresponding article(s), section(s) and exhibit(s) of or to this Agreement. Unless otherwise provided, references to “Schedule(s)” refer to the corresponding Schedule(s) of the Disclosure Schedule. Each Exhibit and the Disclosure Schedule is hereby incorporated into this Agreement by reference. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date. 10.11 Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. 10.12 Schedules. All Schedules referred to in this Agreement refer to the corresponding section number in the Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule. Captions, headings and section references in the Disclosure Schedule are included for ease of reference only and shall have no legal effect. Nothing in the Disclosure Schedule shall constitute an admission of any liability or obligation of such Party or Parties or their respective Affiliates to any Third Party nor an admission against such Party or Parties or their respective Affiliates’ interests. A disclosure of information in any Section of the Disclosure Schedule shall be deemed to be disclosure in each other Section to the extent it is reasonably apparent on its face from a reading of such Section that such disclosure is applicable to such other Section. 10.13 Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

-69- 10.14 Consent to Jurisdiction. Other than disputes submitted to the Independent Accountant pursuant to Section 1.5(d), each Party hereby (a) agrees to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, if the Chancery Court declines to accept jurisdiction over a particular matter any state court in New Castle County, Delaware or, if it can obtain jurisdiction, the United States District Court for the District of Delaware, sitting in Wilmington, Delaware (and the appropriate appellate courts), with respect to any claim or cause of action arising under or relating to this Agreement, (b) waives any objection based on lack of personal jurisdiction or forum non conveniens and waives any objection to venue of any such suit, action or proceeding, and (c) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in Section 10.2 and service so made will be complete when received. Nothing in this Section 10.14 will affect the rights of the Parties to serve legal process in any other manner permitted by law. 10.15 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.15 AND EXECUTED BY EACH PARTY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the Contemplated Transactions, including contract claims, tort claims, breach-of-duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. 10.16 Representative. (a) Appointment. (i) Each Equityholder hereby designates the Representative (and the Representative hereby accepts such appointment) as representative, agent and attorney-in-fact for and on behalf of the Equityholders, with full power of substitution, to act in the name, place and stead of each Equityholder with respect to any provision in this Agreement (including full power and authority to act on the Equityholders’ behalf) to take any action in accordance with and pursuant to the terms of this Agreement and such other actions on behalf of the Equityholders as it may deem necessary or appropriate in connection with or to consummate the Contemplated Transactions, including to (A) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any other documents, instruments and/or agreements contemplated thereby, (B) serve as the named party with respect to any claims on behalf of each of the Equityholders under this Agreement or any Transaction Document, (C) give and receive on behalf of the Equityholders any and all notices from or to any Equityholder hereunder or under this Agreement or any Transaction Document, (D) grant any consent or approval on behalf of the Equityholders under this Agreement or any Transaction Document, (E) take all actions and make all filings on behalf of such Equityholders with any Government Authority or other Person necessary to effect the consummation of the Contemplated Transactions, (F) agree to, negotiate, enter into settlements and compromises of, comply with orders of courts with respect to, and otherwise administer and handle any claims under this Agreement or any Transaction Document on behalf of such Equityholders, including indemnification claims, (G) negotiate and execute any waivers or amendments of this Agreement or any Transaction Document, (H) pay or cause to be paid all expenses incurred or to be incurred by or on behalf of the Equityholders in connection with this Agreement or any Transaction Document, or establish such reserves as the

-70- Representative may from time to time determine, in its sole discretion, to be necessary or desirable in connection with the expenses and other costs to be borne by the Equityholders hereunder, and direct Purchaser to make payment of such amounts to be applied to such reserves in lieu of the payment to the Equityholders hereunder and (I) make all other elections or decisions and take all other actions that are either necessary or appropriate in its judgment for the accomplishment of the foregoing or contemplated by this Agreement or any Transaction Document. Without limiting the generality of the foregoing, the Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and each Transaction Document and to consent to any amendment hereof or thereof on behalf of all of the Equityholders; to do or refrain from doing all such further acts and things, and to execute all such documents, on behalf of all of the Equityholders as the Representative shall deem necessary or appropriate in conjunction with the Contemplated Transactions and to negotiate, execute and deliver on behalf of all of the Equityholders all ancillary agreements, statements, certificates, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the transactions under this Agreement and the Transaction Documents (it being understood that each Equityholder shall be deemed to have executed and delivered any such documents which the Representative agrees to execute and deliver). Each Equityholder hereby agrees to receive correspondence from the Representative, including in electronic form, and notices or communications to or from the Representative shall constitute notices or communications to or from each of the Equityholders. (ii) The power of attorney granted in this Section 10.16 is coupled with an interest and is irrevocable, may be delegated by the Representative and shall survive the death, incapacity, dissolution, liquidation, insolvency or bankruptcy of each Equityholder. Such agency may be changed by the holders of a majority of the Equity Interests from time to time (including in the event of the death, disability or other incapacity of any Representative that is an individual and including, with respect to any Representative, in the event of the resignation of the Representative), and any such successor shall succeed the Representative as “Representative” hereunder for all purposes and all references herein to the Representative shall be deemed to refer to such successor. Purchaser shall be given prompt written notice of any such change and such successor shall have the same power and authority to act for and on behalf of the Equityholders as provided herein. If no such successor is designated by the Equityholders within ten Business Days after any resignation of the Representative, the Representative shall designate such successor. No bond shall be required of the Representative, and the Representative shall receive no compensation for its services. (b) Limitation on Liability. (i) Neither the Representative nor any of its representatives will be liable to any Equityholder relating to the performance of the Representative’s duties and obligations under this Agreement or any Transaction Document for any errors in judgment, negligence, oversight, breach of duty or otherwise, except to the extent it is finally determined by a court of competent jurisdiction by clear and convincing evidence that any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such Person as a proximate result of the willful misconduct of the Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of the Representative’s good faith and reasonable judgment). The Representative and its representatives will be indemnified and held harmless by the Equityholders from and against any and all losses, expenses and all other damages paid or otherwise incurred in any action, suit, proceeding or claim to which the Representative is made a party by reason of the fact that the Representative was acting as such pursuant to this Agreement or any Transaction Document; provided, that the Representative will not be entitled to indemnification hereunder to the extent it is finally determined by a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Representative constituted willful misconduct (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of the Representative’s good faith and reasonable judgment). The Representative

-71- will be fully protected in acting upon any notice, statement or certificate believed by the Representative to be genuine and to have been furnished by the appropriate Person and in acting or refusing to act on any matter unless such belief constitutes willful misconduct. (ii) The Representative is serving in that capacity solely for purposes of administrative convenience, and is not liable in such capacity or any other capacity for any of the obligations of the Company, its Subsidiaries, the Equityholders hereunder. (c) Representative Expense Fund. At the Closing, Purchaser will deliver cash to or as directed by the Representative in an amount equal to $500,000.00 (the “Representative Expense Fund”) to be held in trust to cover and reimburse the fees and expenses (including fees and expenses of its representatives and experts) incurred by the Representative (for itself and for its representatives) in its capacity as such (or any of its representatives in connection therewith) for its obligations in connection with this Agreement and the Contemplated Transactions or as otherwise set forth in this Agreement. The Representative will disburse to the Equityholders in accordance with the Distribution Schedule the remaining balance of the Representative Expense Fund as and when determined by the Representative in its sole discretion. In furtherance of the foregoing, notwithstanding anything in this Agreement to the contrary, the Representative will have the power and authority to set aside and retain additional funds paid to or received by it, or direct payment of additional funds to be paid to the Equityholders pursuant to this Agreement at Closing or thereafter (including to establish such reserves as the Representative determines in good faith to be appropriate for Representative expenses that are not known or determinable). (d) Actions of the Representative. Each Party shall be entitled to rely exclusively upon any communication given or other action taken by the Representative on behalf of the Equityholders and pursuant to this Agreement, and shall not be liable for any action taken or not taken in good faith reliance on a communication or other instruction from the Representative on behalf of the Equityholders. Each Equityholder agrees that Purchaser shall be entitled to rely upon, and shall be fully protected in relying on, all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the other Transaction Documents, and that all of such actions or omissions shall be legally binding upon each Equityholder as fully as if such Equityholder had taken such action or omission. Purchaser shall not be liable to any Equityholder Indemnitee for Damages sustained by any such Equityholder Indemnitee, arising out of or related to the performance of, or failure to perform by, the Representative of its obligations set forth in this Agreement or any other Transaction Documents, as applicable, nor shall the actions of, or the failure to act by, the Representative be used as a defense against any claim for Damages made by a Purchaser Indemnitee pursuant to this Agreement or any other Transaction Documents. 10.17 Specific Performance. Each Party acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each Party hereby agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such Party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 10.17 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue. 10.18 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Parties may deliver executed signature pages to this Agreement by facsimile or email transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of

-72- 2000, e.g., DocuSign or EchoSign) and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

SIGNATURE PAGES TO MERGER AGREEMENT The Parties sign this Agreement as of the date first written above. PURCHASER: APOGEE ENTERPRISES, INC. By: /s/Donald A. Nolan Name: Donald A. Nolan Title: Chief Executive Officer

The Parties sign this Agreement as of the date first written above. COMPANY: KELLER COMPANIES, INC. By: /s/Katherine K. Garfield Name: Katherine K. Garfield Title: President and Treasurer (Dully Authorized) REPRESENTATIVE: /s/Katherine K. Garfield Katherine K. Garfield, individually EQUITYHOLDERS: ROBERT KELLER FAMILY TRUST (2007) By: /s/Katherin K. Garfield Name: Katherine K. Garfield Title: Trustee BRUCE M. KELLER 2012 IRREVOCABLE TRUST By: /s/Anu R. Mullikin Name: Anu R. Mullikin Title: Trustee By: /s/ Amelia S. Keller Name: Amelia Keller Title: Trustee

RICHARD R. KELLER 2012 IRREVOCABLE TRUST By: /s/Jacqueline W. Keller Name: Jacqueline W. Keller Title: Trustee ARK 2012 IRREVOCABLE TRUST By: /s/Katherine K. Garfield Name: Katherine K. Garfield Title: Trustee By: /s/Susan Keller Name: Susan Keller Title: Trustee SCOTT F. KELLER 2012 IRREVOCABLE TRUST By: /s/Anu R. Mullikin Name: Anu R. Mullikin Title: Trustee